Exhibit 10.2

WORLDWIDE

CALL CENTER SERVICES

AGREEMENT

BETWEEN

T-MOBILE USA, INC.

AND

STARTEK, INC.

DATED

JULY 1, 2011

T-Mobile USA Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment made pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

i

TABLE OF CONTENTS

		Page

14.6	Publicity	28
14.7	Further Assurances	28
14.8	Governing Law	28
14.9	Contract Interpretation	28
14.10	Waivers	29
14.11	Relationship	29
14.12	Non-Solicitation	29
14.13	Notice	29
14.14	Severability	30
14.15	Third-Party Rights Excluded	30
14.16	DOJ Agreement	31
14.17	Exhibits	31

EXHIBIT A:	STANDARD TERMS AND CONDITIONS
	EXHIBIT A-1: PRICING SCHEDULE

EXHIBIT B:	STATEMENTS OF WORK
	EXHIBIT B-1: MAKATI, PHILIPPINES, STATEMENT OF WORK
	EXHIBIT B-2: KINGSTON, ONTARIO, CANADA, STATEMENT OF WORK
	EXHIBIT B-3: CHAT SERVICES STATEMENT OF WORK
	EXHIBIT B-4: ORTIGAS, PHILIPPINES STATEMENT OF WORK
	EXHIBIT B-5: SAN PEDRO SULA, HONDURAS STATEMENT OF WORK

EXHIBIT C:	T-MOBILE CUSTOMER CARE SYSTEM
	EXHIBIT C-1: REQUIRED INTERNET SITES (URLS)

EXHIBIT D:	DESKTOP LICENSED SOFTWARE

EXHIBIT E:	COMPUTING AND NETWORK SPECIFICATIONS

EXHIBIT F:	LIST OF STANDARD REPORTS

EXHIBIT G:	DEFINITIONS

EXHIBIT H:	TRANSITION SERVICES

EXHIBIT I:	BENCHMARKING

EXHIBIT J:	ADDITIONAL SAFEGUARDS

EXHIBIT K:	DISASTER RECOVERY PLAN

EXHIBIT L:	REGULATORY REQUIREMENTS

TABLE OF CONTENTS

Page

EXHIBIT M:	RAMP PLAN TERMS

EXHIBIT N:	TRAINING AND PRODUCTION DEVICE LICENSE AGREEMENT

v

T-MOBILE USA, INC. SERVICES AGREEMENT

WORLDWIDE CALL CENTER SERVICES

THIS SERVICES AGREEMENT — WORLDWIDE CALL CENTER SERVICES (collectively, with the exhibits, schedules, attachments, any amendments, modifications or supplements hereto or thereto, this “Agreement”) is made effective as of July 1, 2011 (the “Effective Date”), between T-Mobile USA, Inc., a Delaware corporation with a principal place of business at 12920 SE 38th Street, Bellevue, Washington 98006, USA and any entity in which T-Mobile USA, Inc. has a direct or indirect ownership interest in or any entity in which T-Mobile USA, Inc. has a technical assistance agreement, management agreement or customer service agreement (collectively, “T-Mobile”), and StarTek, Inc., a Delaware corporation organized under the laws of the State of Delaware, with a principal place of business at 44 Cook Street, Suite 400, Denver, Colorado 80206, (“Provider”).  Capitalized terms used herein shall have the meanings set forth in Exhibit G (Definitions) hereto or otherwise provided herein.

For good and valuable consideration, T-Mobile and Provider (together, the “Parties” and individually, a “Party”) agree as follows:

1.             Background

T-Mobile and Provider have previously entered into, and are currently parties to, that certain T-Mobile USA, Inc. Services Agreement Call Center Services, dated October 1, 2007 (the “Prior Services Agreement”), pursuant to which Provider currently provides certain call center services to T-Mobile from facilities located in the United States and from certain approved facilities located outside of the United States.  The Parties desire to hereby agree to terminate the Prior Services Agreement in its entirety and supersede with this Agreement, including the rights and obligations set forth in this Agreement, for all Services performed by Provider on and after the Effective Date (except to the limited extent that terms of the Prior Services Agreement is expressly incorporated hereinafter), whereby Provider would provide worldwide call center services to T-Mobile from the Facilities as described in the attached Statements of Work.  The Parties are hereby entering into this Agreement in order to document the understanding that they have reached regarding the provision and receipt of call center services from Provider’s facilities worldwide.

2.             Scope of Work.

2.1          Services.  Provider shall perform (a) the services described in this Agreement, including, without limitation, those described in the schedules and exhibits hereto as well as one or more statements of work executed by the Parties and which specifically state that they are governed by this Agreement (each, together with any amendments, modifications or supplements thereto, a “Statement of Work”), as such services may evolve or otherwise be supplemented or revised pursuant to the terms of this Agreement; (b) any services, functions, or responsibilities that are not specifically described in this Agreement or a Statement of Work, but that are inherent, necessary or customary to the purposes set forth herein or therein (collectively, the “Services”).  The initial Statements of Work under this Agreement are attached as Exhibit B (Statements of Work) hereto.

2.2          Performance of Services.  Provider shall perform the Services in accordance with the then-current performance standards, which shall include, without limitation, the then-current Specifications and Best Practices (collectively, the “Performance Standards”).  “Specifications,” for

1

purposes of this Agreement, means any descriptions of the Services, including, but not limited to, the timing, components, capacities, features, quantities, functions, methods and other standards for Provider’s performance of the Services, as set forth in this Agreement; the Standard Terms; an applicable Statement of Work; Policies; in Provider’s responses, if any, to T-Mobile’s requests for proposal, if any; and as otherwise agreed upon by the Parties in writing.  “Standard Terms,” for purposes of this Agreement, means the Standard Terms and Conditions contained in Exhibit A (Standard Terms and Conditions) hereto as amended, modified or supplemented.

2.2.1           Timing of Performance.  The Parties agree that time is of the essence for Provider’s performance hereunder.  If the Parties do not agree upon a schedule for the performance of certain Services, then Provider shall perform such Services with due diligence under the circumstances.  Provider shall notify T-Mobile immediately of any factor, occurrence or event that may affect Provider’s ability to perform the Services as set forth in the Specifications; however, such notification shall not extend or affect, or relieve the Provider from timely performance of the Services.

2.2.2           Facilities.  Except to the extent expressly provided to the contrary in the Specifications, Provider shall provide its own facilities, at its own cost, including, but not limited to, all resources, premises, Sites, systems, networks, hardware, software and other equipment as necessary to provide the Services (collectively, “Facilities”).  Provider shall obtain and maintain in full force and effect all necessary rights, permits and licenses to use all Facilities, and shall comply in all material respects with all applicable registration, licensing, permitting, approval and other governmental requirements so as to enable Provider to perform the Services (including, but not limited to, any such requirements imposed upon T-Mobile with respect to the Services); furthermore, to the extent required for the proper performance of the Transition Services pursuant to Exhibit H (Transition Services) hereto and to the extent legally transferable, Provider shall take at least commercially reasonable efforts to ensure that any permits, approvals, or licenses obtained or maintained hereunder are transferable to T-Mobile or its designee at the time of the applicable termination.  Provider’s use of the Facilities and performance of the Services will not infringe any trade name, trademark, services, copyright, patent, trade secret or other intellectual property or proprietary right of any third party.  In addition to T-Mobile’s rights of access to the Facilities under Section 6.9 (Records, Audits and Inspections) hereto, and without limitation to T-Mobile’s access rights under Exhibit H (Transition Services) hereto, Provider will provide reasonable access to the applicable portions of the Facilities (and to the facilities of its permitted subcontractors, if applicable) to T-Mobile’s authorized employees, authorized representatives or authorized agents as necessary or appropriate for: (i) the receipt and use of the Services by T-Mobile, or otherwise for exercise of T-Mobile’s rights or the performance of its obligations hereunder; (ii) the installation or support of any equipment or software that T-Mobile is required or entitled to provide or utilize under the Statements of Work or elsewhere in this Agreement.  Provider shall only provide the Services hereunder from the Sites expressly approved for such Services in the applicable Statements of Work hereunder, and may not relocate the Services to other Sites or locations without the prior written approval of T-Mobile.  The Facilities to be utilized for the provision of the Services under each Statement of Work shall be listed in such Statement of Work.  Each such Facility, or designated portion thereof, at which the Services are performed for T-Mobile (the “Dedicated Sections”) shall be used by Provider for the sole and exclusive purpose of providing the applicable Services to T-Mobile, and shall not be used by Provider for the provision of any internal operations or services for third parties.  T-Mobile and its employees, representatives and agents shall have the rights to access the Dedicated Sections at all times during the Term, at T-Mobile’s discretion, with or without advance notice to Provider, provided that T-Mobile’s access shall be subject to the Safeguards provided herein.  Without limitation to Provider’s obligations under the foregoing, all Facilities shall be subject to the Safeguards provided herein, including, without limitation, those set forth in Exhibit J (Additional Safeguards) hereto.

2

2.2.3           T-Mobile Equipment.  In the event T-Mobile provides Provider with T-Mobile facilities or equipment (“T-Mobile Equipment”) for use in the performance of Services, Provider shall (a) not use such T-Mobile Equipment (including any equipment or facilities owned, leased or rented by Provider for performing its obligations under this Agreement) to perform services for itself or for any person or entity other than T-Mobile, without the prior written consent of T-Mobile; (b) assume the risk of loss for all such T-Mobile Equipment while in Provider’s care, custody or control; (c) at Provider’s sole cost and expense take all reasonable precautions to protect such T-Mobile Equipment against loss, damage, theft or disappearance while in its care, custody or control; (d) take no actions which affect T-Mobile’s right, title or interest in such T-Mobile Equipment; (e) at Provider’s sole cost and expense, use T-Mobile Equipment strictly in accordance with Section 4 (Information Security) and other applicable Safeguards or security Specifications; and (f) at Provider’s sole cost and expense promptly return to T-Mobile any and all T-Mobile Equipment at the request of T-Mobile.  All T-Mobile Equipment shall be owned by T-Mobile and Provider shall simply have a right to use such T-Mobile Equipment as permitted under the express terms hereof, which right may be terminated by T-Mobile at any time.  The T-Mobile Equipment shall be specifically designated as such in Exhibit E (Computing and Network Specifications) hereto.  All other equipment and hardware required for the provision of the Services in conformance with the Performance Standards hereunder shall be owned, procured, and maintained by Provider.

2.3          Reports.  Provider shall prepare and furnish to T-Mobile, upon request (or at such frequency as otherwise required in the Specifications or elsewhere in this Agreement), reports on Provider’s provision of the Services as listed in Exhibit F (List of Standard Reports) hereto, as such list may be updated from time-to-time pursuant to the terms herein, as well as such other reports as are described elsewhere in this Agreement (the “Report(s)”).  By way of example, but without limitation to the foregoing, Provider shall provide the Reports described in Section 15 (Reports) of the Standard Terms.  Provider shall provide such Reports in the form and content set forth in this Agreement or otherwise requested by T-Mobile from time-to-time.  Unless otherwise stated in this Agreement, the exhibits or schedules hereto, or as otherwise requested in writing by T-Mobile, Reports shall support “SSH” file transfers (Secure Shell, a security protocol for logging onto a remote server) with the ability to transmit files from Provider to T-Mobile, and vice versa.  As of the Effective Date, SSH is the only approved method of File Transfer (“FTP”), and SSH is required for file transfers from T-Mobile to Provider, which includes Voice of the Business (“VOB”), Interval One Call Resolution (“iOCR”), and Voice of the Customer (“myVOC”), monitoring data for quality reporting; and for file transfers from Provider to T-Mobile for transmission of Call Management Systems (“CMS”) data.  Provider shall measure its performance of the Services and provide the data for the Reports by use of the measurement and monitoring tools described in this Agreement or any Statements of Work hereto (collectively, the “Reporting Tools”).  Unless otherwise expressly stated herein or otherwise agreed by the Parties in writing, such Reporting Tools shall be furnished at Provider’s sole expense, and at all times in conformance with Best Practices.

2.4          Directed Changes; Compliance with Policies. T-Mobile may from time to time direct changes to the Services that do not materially change Provider’s time and expense to implement such changes (by way of example, and not limitation, revised call scripts or caller authentication procedures) (a “Directed Change”).  Additionally, Provider shall immediately comply with T-Mobile’s applicable written policies which have been or will be posted to T-Mobile’s Streamline service or otherwise provided to Provider (each, together with any amendments, modifications or supplements thereto, a “Policy”, and collectively, “Policies”).  If a change to the Services requested by T-Mobile or a new or revised Policy constitutes a Material Change, such change or new or revised Policy shall, as to Provider, be administered in accordance with Section 2.5 (Change Orders) hereto.  For purposes of this Agreement and not by way of limitation, a “Material Change” is a change to the Services, mutually agreed in writing by the Parties, not otherwise contemplated by this Agreement, that is effected by way of a new or revised

3

Policy, a request by T-Mobile that T-Mobile represents as a Directed Change or a written request by T-Mobile that, cumulatively with other Directed Changes in the applicable year of the Term, directly increases Provider’s reasonably incurred and unavoidable expenses of providing the Services by more than [*] percent ([*]%) per annum, net of any cost-savings that have previously or concurrently incurred to Provider due to other changes in the provision of the Services.  By way of example, and not limitation, Material Change may include material increases in the scope or amount of information security requirements, or material changes to one or more skill sets required at a given location at which any Services are performed (each, a “Site”) or for a given T-Mobile line of business (a “LOB”) if such increases or changes impose costs upon Provider meeting the cost threshold set forth above.  By way of example and not limitation, Material Changes do not include, among other things, changes to Provider’s policies, procedures or operations that are otherwise required by applicable Performance Standards.

2.5          Change Orders.  If T-Mobile notifies Provider of a new or revised Policy (including, without limitation, by posting the same on T-Mobile’s “Streamline” service), or otherwise notifies Provider of a Directed Change, Provider may, within ten (10) Business Days of T-Mobile’s provision of such notice, notify T-Mobile that Provider believes in good faith that such change or new or revised Policy constitutes a Material Change.  If Provider provides notice of a purported Material Change to T-Mobile under this Section 2.5 (Change Orders), or if Provider receives from T-Mobile a written request for a change to the Services that T-Mobile identifies as a Material Change (“Change Order Request”), then Provider shall, within five (5) days of such notice or request, as applicable, provide to T-Mobile a written estimate that documents and demonstrates, to T-Mobile’s reasonable satisfaction, that such new or revised Policy or other change requested by T-Mobile constitutes a Material Change requiring a Change Order, and that sets forth any proposed equitable adjustment to the Service Fees (a “Change Order Estimate”), provided that the suggested equitable adjustment must be in accordance with the terms set forth hereinafter.  If the Parties agree in writing upon the terms of any modifications to the Services and/or the Service Fees (a “Change Order”), each affected Statement of Work, and such other portions of the Specifications as expressly modified by such Change Order, will automatically be deemed amended to incorporate the agreed-upon revisions to the Services and/or Service Fees, subject to the limitation that T-Mobile may from time-to-time direct Provider to immediately implement a Change Order Request on an emergency basis, and Provider will accommodate such direction, leaving the pricing and other particulars to be resolved subsequently (but as soon as reasonably possible thereafter).  T-Mobile may withdraw any Change Order Request, or any other request for changes to the Services that is deemed under Section 2.4 (Directed Changes; Compliance with Policies) hereto to constitute a Material Change, at any time prior to agreeing in writing to the corresponding Change Order.  Furthermore, notwithstanding anything to the contrary in the foregoing or in Section 2.8 (Gainsharing) hereto, there will be no additional charges to T-Mobile for (i) any changes to the Services required for conformance with Best Practices; (ii) for changes required by applicable Laws, except as otherwise provided in Section 2.7 (Change in Applicable Law) hereto; (iii) changes that are stated in the Agreement as being the responsibility of Provider; (iv) changes required by any failure of Provider hereunder; (v) increases in Provider’s costs for providing the Services to the extent due to exogenous factors (including, by way of example but not limitation, cost-of-living increases or foreign exchange adjustments unfavorable to the Provider).

2.6          Continuous Improvement.  Without limitation to its other obligations regarding performance improvements hereunder, Provider shall, at all times during the Term, provide the Services in conformance with Best Practices, as such Best Practices evolve during the Term.  For purposes of this Agreement, “Best Practices” shall refer to those standards, techniques, tools, practices and technologies that are no less than (a) the best industry practices for the delivery of services similar to the Services herein; and (b) those standards, techniques, tools, practices and technologies deployed by Provider for the top [*] percent ([*]%) of its customers, as measured by aggregate revenue to Provider from such customers.  Provider shall report relevant changes in Best Practices, as such may evolve during the Term,

4

to T-Mobile at least [*] per [*], and shall conform Provider’s compliance with such Best Practices, as applicable.

2.7          Change in Applicable Law.  Provider shall take commercially reasonable efforts during the Term to monitor any changes in applicable Laws that relate to the provision of the Services by Provider.  If there is a potential or actual change in applicable Law that requires changes to the Services, the Policies, or otherwise to this Agreement, then (a) a Party will notify the other Party of the change as soon as commercially practicable pursuant to the provisions of Section 2.5 (Change Orders) hereto (collectively, the “Service Change Procedures”); and (b) the Parties will collaborate to review such changes in Law, and potentially revise applicable Polices, Services, or terms of the Agreement, in accordance with the Service Change Procedures.  To the extent that the change in Law is related specifically to T-Mobile LOBs, but does not otherwise affect Provider or a significant portion of Provider’s other customers, then actual and reasonable increases in costs related to such changes shall be borne by T-Mobile, subject to other provisions of the Service Change Procedures; otherwise, any increase in costs relating to such changes in applicable Laws shall be borne by Provider, with no additional charge to T-Mobile.

2.8          Gainsharing.  Any Change Order may result in a reduction in Service Fees payable under this Agreement, in particular, where the change would reduce the cost to Provider of providing the affected Services.  In addition to its obligations under Section 2.6 (Continuous Improvement) hereto, Provider shall use commercially reasonable efforts to plan for, identify and realize opportunities, including introduction of new, changed or improved processes, methods, methodologies, technologies, equipment and/or software, to reduce the cost of providing the Services.  In so doing, Provider shall submit a Change Order Request, advising T-Mobile of each savings opportunity that Provider has identified together with Provider’s best good faith estimate of the resulting savings to Provider.  Unless T-Mobile objects to the change, but subject to the provisions of Section 2.5 (Change Orders), Section 2.6 (Continuous Improvement), Section 2.7 (Change in Applicable Law), Section 2.9 (Benchmarking), and Exhibit I (Benchmarking) hereto, Provider shall implement the savings opportunities so identified and the Charges shall be revised so that Provider and T-Mobile share equally the resulting net decreased cost of providing the Services during the first year following such Change Order Request, with T-Mobile to receive the entirety of such savings thereafter.  Notwithstanding anything to the contrary in the preceding sentence, if the Pricing Schedule or the Change Order provides that T-Mobile shall be allocated the greater share of such decreased cost of providing the Services, such terms in the Pricing Schedule or Change Order shall prevail.  Furthermore, any net decrease in the cost of providing the Services that is achieved by cost savings opportunities identified in a Change Order Request initiated by T-Mobile, or which are otherwise due to a Change Order Request or other change in the Services initiated by T-Mobile, shall inure solely to the benefit of T-Mobile.

2.9          Benchmarking.  T-Mobile shall have the right to have the Services, Service Fees, and other terms of this Agreement benchmarked by a third party consultant, pursuant to the terms and procedures provided in Exhibit I (Benchmarking) hereto.  T-Mobile may exercise this right [*] per [*] following the Initial Term of the Agreement.

2.10        Additional Services.  T-Mobile may request from time to time that Provider perform additional services for T-Mobile that are not contemplated by this Agreement.  To effect any such request, T-Mobile may either (a) provide Provider with a proposal that describes such additional Services, and which may contain some or all of the information described in clauses (b)(i) through (iv) of this Section 2.10 (Additional Services); or (b) request that Provider prepare and submit to T-Mobile a written proposal that:  (i) if applicable, assesses the expected impact of such request on any Services then being provided hereunder; (ii) defines and describes how Provider would fulfill or satisfy such request, and describes any additional Services to be provided by Provider pursuant thereto in reasonable detail; (iii) sets forth or

5

references proposed Specifications; (iv) sets forth any other information required by this Agreement to be in a Statement of Work; (iv) states the pricing and/or costs of providing such additional services and how such pricing was arrived at; and (v) sets forth any other information required by this Agreement to be in a Statement of Work.  No additional Statement of Work will be binding upon T-Mobile or Provider unless executed and delivered by authorized signatories of both Parties.  The charges for such additional services shall be no less favorable to T-Mobile than the rates and terms provided in the Pricing Schedule, and shall otherwise be in compliance with Provider’s obligations with respect to Best Practices under Section 2.6 (Continuous Improvement) hereto.

2.11        Subcontracting.  Provider shall not subcontract or otherwise delegate performance of any Services to anyone other than its own employees without the prior written consent of T-Mobile, which may be granted or withheld in T-Mobile’s sole and absolute discretion.  As of the Effective Date, there are no approved third party subcontractors under this Agreement.  Prior to requesting a consent for use of a subcontractor, Provider shall deliver to T-Mobile a reasonably detailed written explanation of the reasons for engaging the subcontractor and of the subcontractor’s qualifications and rates; at T-Mobile’s request, Provider shall forward to T-Mobile either (a) a copy of the contract that exists or that is proposed between Provider and such proposed subcontractor, or alternatively (b) if approved by T-Mobile, a description of the material terms of the proposed or actual subcontract.  Provider shall include in its subcontracts as flow-down provisions, terms that are substantially similar to the material obligations of Provider under this Agreement, as well as any other provisions necessary for Provider to fulfill its obligations hereunder.  The Parties agree and acknowledge, and Provider shall ensure, that T-Mobile shall be a third party beneficiary with appropriate enforcement rights with respect to such flow-down provisions under any such subcontract pursuant to which Services are provided for the benefit of T-Mobile.  If so requested by T-Mobile, such subcontracts will include a right, exercisable by T-Mobile, in its sole discretion, to have such subcontract novated, in relevant part, to T-Mobile, upon the termination of the applicable Services under this Agreement.  Provider will not be relieved of its obligations under this Agreement by use of any such subcontractors and shall be responsible for any breach hereof caused in whole or in part by a subcontractor.  For the avoidance of doubt, any acts or omissions of such subcontractors that would be deemed a breach of this Agreement if performed by Provider shall be deemed as a breach by Provider of the applicable terms of this Agreement, whether or not such would constitute a breach under the subcontract.  Provider shall ensure that only subcontractors that (i) T-Mobile has approved in writing pursuant to this Section 2.11 (Subcontracting) and (ii) have a need to know Personal Information (as defined in Section 12.1 (Personal Information — Definition) hereto) may access such information, and only (xx) if Provider requires such subcontractors to comply with obligations with respect to Personal Information that are no less stringent than those applicable to Provider; (yy) to the extent that is necessary for Provider to fulfill its obligations under this Agreement; and (zz) subject to the other terms and conditions of this Agreement.  If T-Mobile determines that the performance or conduct of any subcontractor is unsatisfactory, T-Mobile may notify Provider of its determination in writing, indicating the reasons therefor, in which event Provider shall immediately take all necessary actions to remedy the performance or conduct of such subcontractor.  Notwithstanding anything to the contrary in the foregoing, T-Mobile shall have the right to revoke its prior approval of a subcontractor and direct Provider to replace the subcontractor (aa) for cause; (bb) if the subcontractor’s performance is materially deficient; (cc) if T-Mobile has reasonable concerns regarding the subcontractor’s ability to render Services in the future or regarding the financial viability of the subcontractor, provided that the Provider is unable to resolve such concerns to T-Mobile’s reasonable satisfaction; (dd) if the subcontractor has caused, or in T-Mobile’s reasonable judgment, is likely to cause, a material breach of this Agreement; (ee) if there have been material misrepresentations by or concerning the subcontractor; or (ff) if the subcontractors could cause potential reputation risk to T-Mobile. Such revocation of approval of a subcontractor will not relieve Provider of its obligations under this Agreement, and Provider shall replace such subcontractor as soon as practicable, but no later than ten (10) days after notice of such revocation.

6

In the event that a dispute between Provider and the subcontractor threaten the provision of the Services, then, without limitation to T-Mobile’s rights elsewhere under this Agreement, T-Mobile shall be entitled to intervene and have such Services performed by T-Mobile, or by a third party on T-Mobile’s behalf, at Provider’s sole cost and expense.

2.12        No Solicitation; Re-Assignment of Personnel.  Notwithstanding anything to the contrary in this Agreement, Provider (a) shall not contact any current, former or prospective customer of T-Mobile in any manner, except as expressly provided under this Agreement or with T-Mobile’s express prior written consent, or if the contact is the result of Provider’s prior or existing business relationship with the customer and does not include any T-Mobile Confidential Information or Personal Information; and (b) agrees that any and all messages sent to current, former and prospective T-Mobile customers, however delivered (e.g., short messaging service, e-mail, telephone), are subject to T-Mobile’s prior written approval.  Without limitation to T-Mobile’s other rights and remedies hereunder, Provider agrees and acknowledges that any of its employees or agents performing Services hereunder shall not be assigned to provide services to any competitors of T-Mobile (i.e., any entities providing telecom services to businesses or consumers) during the Term and for a period of [*]([*]) months thereafter.  If this Agreement is terminated by T-Mobile for convenience, such limitation on reassignment would not be applicable.

2.13        Personnel Removal.  T-Mobile may request to have any Agent or other employee of Provider or a subcontractor thereof assigned to T-Mobile hereunder removed from the engagement by delivery of a written notice describing T-Mobile’s reasonable grounds for requiring such removal; provided that T-Mobile shall have the right to have such Agent, employee or subcontractor removed from the engagement immediately (and physically from the Facilities and any T-Mobile facilities, if applicable) in the event of:  (a) an act of fraud or willful misconduct or breach of Law by such Agent, employee or subcontractor in their performance of the Services; (b) if the Agent’s, employee’s or subcontractor’s continued engagement or presence at the Facilities, T-Mobile facilities or in the Dedicated Sections poses, in T-Mobile’s reasonable good faith judgment, a safety hazard, or a material risk to the integrity of T-Mobile’s information technology, data, or Confidential Information; (c) if there have been allegations of inappropriate conduct with any T-Mobile employee, Agent, customer or representative (e.g., abusive language or behavior, dishonesty, or sexual misconduct or commentary); provided that T-Mobile has good reason to believe the veracity of such allegations; or (d) if a periodic background check pursuant to Section 20.2.4 of Exhibit A (Standard Terms and Conditions) hereto reveals a non-pardoned felony (or equivalent charge), a gross misdemeanor, any misdemeanor relating to computer security or theft, violence, or fraud, or a breach of trust or act of dishonesty.  Except as otherwise provided in the preceding sentence, Provider shall have a period of [*] ([*]) calendar days to address the issues raised in such notice.  If such issues have not been addressed to T-Mobile’s reasonable satisfaction within such [*]-day period, such Agent, employee or subcontractor shall be removed from the T-Mobile engagement immediately thereafter, and shall be replaced with an Agent, employee or subcontractor, as applicable, meeting the required qualifications, who will be subject to T-Mobile’s approval.  The preceding sentence shall not, however, be construed as limiting Provider’s obligations during such transition period with respect to the quality of the Services and deliverables, or the achievement of any applicable KPIs.  Provider and T-Mobile agree that in the event of a breach of this Section 2.13 (Personnel Removal) by Provider, wherein Provider fails to remove an employee as provided herein, then, without limitation to Provider’s other obligations under this Agreement, Provider shall pay to T-Mobile, for each such individual, an amount equal to [*] ($[*]) multiplied by the greater of [*] ([*]) and the number of [*] ([*]) hour periods of such breach; for the avoidance of doubt, the payment of such amounts shall not be deemed to constitute liquidated damages, or to otherwise limit any rights or remedies available to T-Mobile under law or equity or otherwise under the terms of this Agreement.  Without limiting the generality of the foregoing, Provider agrees that T-Mobile’s rights and remedies under this Section 2.13 (Personnel Removal) are not

7

a penalty, are not a complete or sufficient remedy and do not limit T-Mobile’s entitlement to prospective injunctive relief to compel obedience with the restrictions herein and to protect against future violations.

2.14        Procedures Manual.  Within sixty (60) days after the Effective Date (or such other time as may be agreed to by the Parties in writing), Provider shall deliver an initial draft of a procedures manual (the “Procedures Manual”) to T-Mobile for its comments and review.  The Procedures Manual shall clearly describe the procedures to be followed by Provider’s Agents and other personnel for the performance of the Services; the equipment (including, without limitation, T-Mobile Equipment), software, Facilities and Sites used to provision the Services; and the documentation (e.g., operations manuals, instructions, manuals, Policies, Specifications, Safeguards, or other such materials) that provide further details of such activities.  The Procedures Manual shall further describe the supervision, monitoring, staffing, reporting, planning and oversight activities normally undertaken at the Sites for the Services, as well as the quality assurance procedures and escalation procedures used for the Services.  Provider shall incorporate reasonable comments or suggestions of T-Mobile in its drafts of the Procedures Manual, and all final versions of the Procedures Manual shall be subject to the approval of T-Mobile.  Provider shall periodically update the Procedures Manual to reflect changes in the operations or procedures described therein, which updates shall be provided to T-Mobile for its review, comments and approval.  The Procedures Manual shall not be deemed to amend the terms of this Agreement, and in the event of a conflict between this Agreement and the Procedures Manual, the terms of this Agreement will prevail.

3.             System Compatibility.

Provider shall ensure that (a) all Facilities are successfully interfaced with, and compatible with, the services, systems, items and other resources of T-Mobile and its third party service providers with which the Facilities will interoperate (collectively, the “T-Mobile Resources”); (b) all Facilities meet the requirements, specifications and performance targets as to system capacity, volume, response times and all other performance metrics specified in the Specifications; and (c) no Services or other items provided to T-Mobile by Provider will be adversely affected by, or will adversely affect, any T-Mobile Resources or any services provided by any such third party providers in any material respect, whether as to functionality, speed, service levels, interconnectivity, reliability, availability, performance, response times or otherwise.

4.             Information Security.

Provider shall ensure the security of the Facilities, and will be fully responsible for any unauthorized collection, access, use or disclosure or other breach of Personal Information or other T-Mobile Confidential Information.  Without limiting the foregoing, Provider shall implement and maintain administrative, physical and technical safeguards that prevent any collection, use or disclosure of, or access to or other breach of security of T-Mobile Confidential Information that this Agreement does not expressly authorize (“Safeguards”), including, without limitation:  (a) an information security program that meets the highest standards of best industry practice to safeguard T-Mobile Confidential Information, including the then-current Best Practices, and which shall, at all times during the Term, remain compliant with the highest applicable information security specifications, including, as of the Effective Date, all premises providing Services to be certified with unqualified SAS 70 Type II reports (or any applicable successors thereof, such as SSAE 16 SOC 2); (b) if applicable, maintaining on Provider’s premises a secure location (that may include electronic storage), in which any and all T-Mobile Confidential Information is stored; (c) ensuring that any T-Mobile Confidential Information is accessible only by Authorized Employees; (d) training its Authorized Employees regarding their confidentiality obligations hereunder; (e) ensuring that Personal Information is disseminated only to the minimum possible number of Provider’s full-time employees who have a need to know or otherwise access Personal Information (each, an “Authorized Employee”) to enable Provider to perform its obligations hereunder, and who are

8

bound in writing by obligations of confidentiality sufficient to protect the Personal Information in accordance with the terms of this Agreement; (f) ensuring that all T-Mobile Confidential Information provided or made accessible to Provider under this Agreement that is stored, transmitted or otherwise processed outside of the United States is secured by industry-standard encryption at all times, both at rest and in transit; and (g) the additional Safeguards as set forth in Exhibit J (Additional Safeguards) hereto.

4.1          Information Security Program.  Provider shall develop an Information Security Program as required under the Safeguards which shall include, without limitation, (a) adequate physical security of all premises in which T-Mobile Confidential Information will be processed and/or stored; (b) an appropriate network security program; and (c) prevention (and, if applicable, mitigation) of Disabling Devices as provided in Section 4.4 (Viruses; Disabling Devices) hereto.  Provider’s network security program shall include, without limitation, (a) appropriate access controls and data integrity controls; (b) testing and auditing of all controls; and (c) appropriate corrective action and incident response plans.  At T-Mobile’s request, Provider will provide documentation of Provider’s Information Security Program, and any subsequent corrective action and/or incident Reports and response plans.  Additionally, Provider represents and warrants that it is, as of the Effective Date, and shall throughout the Term, remain in compliance with the additional Safeguards set forth in Exhibit J (Additional Safeguards) hereto, as such additional Safeguards shall be updated during the Term for conformance with evolving Best Practices.

4.2          Authorized Employees.  Upon T-Mobile’s written request, Provider shall promptly identify all Authorized Employees in writing to T-Mobile.  During the term of each Authorized Employee’s employment by Provider, Provider shall at all times cause such Authorized Employee to strictly abide by its obligations hereunder and, after the termination of his/her employment, Provider shall use the same efforts to enforce the confidentiality obligations of each such Authorized Employee as Provider uses to enforce such obligations with respect to its own Confidential Information, provided that Provider shall not use less than reasonable efforts in such enforcement.  Provider further agrees that it shall use appropriate precautions with respect to the employment of and access afforded to Provider personnel, including, without limitation, background checks and security clearances that assign specific access and modification privileges to individuals, appropriate policies and procedures that prohibit portable storage media, camera phones and other media or recording devices in all non-management areas at any Site (including, but not limited to, any call-handling areas), and a disciplinary process to address any unauthorized access, use or disclosure of Confidential Information or Personal Information by any of Provider’s officers, partners, principals, employees, agents, subcontractors or independent contractors.

4.3          Prohibited Persons.  Provider shall ensure that no persons who have access to T-Mobile Confidential Information provided or made accessible to Provider under this Agreement are listed on (a) the Specially Designated Nationals and Blocked Persons list maintained by the U.S. Treasury, Office of Foreign Assets Control; (b) the Denied Persons or Denied Entities lists maintained by the U.S. Department of Commerce, Bureau of Industry and Security; (c) the Debarred Persons List maintained by the U.S. Department of State, Office of Defense Trade Controls; (d) any successors to the foregoing; or (e) any similar lists maintained by any agency of the U.S. government.

4.4          Viruses; Disabling Devices.  Provider shall (a) screen and prevent any Disabling Device in any Facilities; and (b) assist T-Mobile in reducing and otherwise mitigating the effects of any Disabling Device discovered in any Facilities.  A “Disabling Device” includes, for purposes of this Agreement, software commonly referred to as a virus, worm, Trojan horse or back door, and means any timer, clock, counter or other limiting design or routine or uncorrected known vulnerability that may cause software or any data generated or used by it to be erased or to become inoperable or inaccessible, or that may otherwise cause such software to become temporarily or permanently incapable of performing in accordance with this Agreement and the applicable Specifications.  Disabling Devices also include, without limitation, any devices triggered (i) after use or copying of software or a component thereof a

9

certain number of times, (ii) after the lapse of a period of time, (iii) in the absence of a hardware device, (iv) after the occurrence or lapse of any other triggering factor or event, or (v) due to external input, including across a computer network.

4.5          Security Breach Notification.  In the event of any actual, probable or reasonably suspected breach of security of any Facilities, or any unauthorized access to or acquisition, use, loss, destruction, compromise, alteration or disclosure of any information maintained in any Facilities (each, a “Security Breach”) that may concern any T-Mobile Confidential Information, Provider shall:  (a) notify T-Mobile immediately of such breach, and otherwise take no less than its best efforts to notify T-Mobile of a Security Breach (but in no event later than twenty-four (24) hours after such Security Breach); (b) designate a single individual employed by Provider who must be available to T-Mobile twenty-four (24) hours per day, seven (7) days per week as a contact regarding Provider’s obligations under this Section 4.5 (Security Breach Notification); (c) not provide any other notification or provide any disclosure to the public regarding such Security Breach without the prior written consent of T-Mobile, unless required to provide such notification or to make such disclosure pursuant to any applicable law, regulation, rule, order, court order, judgment, decree, ordinance, mandate or other request or requirement now or hereafter in effect, of any applicable governmental authority or law enforcement agency in any jurisdiction worldwide (“Law”) (in which case Provider shall consult with T-Mobile and reasonably cooperate with T-Mobile to prevent any notification or disclosure concerning any Personal Information, security breach or other Confidential Information); (d) assist T-Mobile in investigating, remedying and taking any other action T-Mobile deems necessary regarding any Security Breach and any dispute, inquiry or claim that concerns the Security Breach; (e) follow all reasonable instructions provided by T-Mobile relating to the Confidential Information affected or potentially affected by the Security Breach; (f) take such actions as necessary to prevent future Security Breaches; and (g) unless prohibited by an applicable statute or court order notify T-Mobile of any third party legal process relating to any Security Breach, including, but not limited to, any legal process initiated by any governmental entity (foreign or domestic).

4.6          Disaster Recovery.  Provider shall implement and actively maintain, for each Statement of Work, a disaster recovery plan that ensures that all T-Mobile Confidential Information in Provider’s possession or control at a given time is capable of being recovered, and that the integrity of all such recovered T-Mobile Confidential Information is retained, in the event of a Security Breach or of any significant interruption or impairment of operation of the Facilities or any loss, deletion, corruption or alteration of data (“Disaster Recovery Plan”).  Provider shall, at minimum, procure or conduct annual internal information security audits of its Disaster Recovery Plan and certify the results of each such audit to T-Mobile within ten (10) days of completing each such audit.  Each Disaster Recovery Plan will conform to the requirements set forth in Exhibit K (Disaster Recovery Plan) hereto.

4.7          Cooperation.  Provider shall cooperate with T-Mobile in maintaining and implementing, at T-Mobile’s request, any additional procedures to ensure the security of T-Mobile Confidential Information; provided, that such cooperation will not relieve Provider of its duty to protect T-Mobile Confidential Information.  If implementation of such additional procedures by Provider qualifies as a Material Change under this Agreement, it will be subject to the terms of Sections 2.4 and 2.5 applicable to Material Changes, except where T-Mobile has requested implementation in order to comply with Applicable Laws or the requested change is a platform-wide change that is applicable to all T-Mobile providers of services similar to those provided hereunder.

5.             Dispute Resolution.

Any dispute between the Parties arising out of or relating to this Agreement or the Services whether as to the interpretation of any provision of this Agreement or Provider’s performance hereunder or otherwise, will be resolved in accordance with the procedure specified in this Section 5 (Dispute Resolution).

10

5.1          Appointment of Representatives.  Upon the written request of either Party, each Party shall appoint a designated representative who does not devote substantially all of his or her working hours to performance under this Agreement and who, in the case of T-Mobile, shall be the Senior Director for Service Partner Management (or more senior corporate officer), and in the case of Provider, a Vice President (or more senior corporate officer), to meet for the purpose of resolving such dispute.

5.2          Good Faith Negotiation.  Such representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute promptly and without the necessity of any formal proceeding relating thereto.

5.3          Legal Proceedings.  If any dispute arises between the Parties, and the disputed matter has not been resolved by the designated representatives within forty-five (45) calendar days after such dispute has come to their attention, then, subject to the terms of Section 5.5 (Injunctive Relief) hereto, the dispute shall, at the request of either Party (the “Disputing Party”) be settled by binding arbitration in accordance with the AAA Commercial Arbitration Rules (“AAA Rules”) in accordance with the procedures described herein.

5.3.1       Place of Arbitration; Number of Arbitrators.  The Parties hereby agree that the place of arbitration shall be King County, Washington before one (1) arbitrator; provided, however, if the amount in dispute exceeds Five Million Dollars ($5,000,000.00), arbitration shall be conducted before a panel of three (3) arbitrators.  A single arbitrator may not make an award in excess of the foregoing amount.  The arbitrators shall be selected in accordance with the procedures set forth below.

5.3.2       Selection of Arbitrators.  The Disputing Party shall notify AAA and the other Party in writing describing in reasonable detail the nature of the dispute (the “Arbitration Notice”), and shall request that AAA furnish a list of, in cases where the amount of the dispute is less than or equal to Five Million Dollars ($5,000,000.00), five (5) possible arbitrators and, in cases where the amount in dispute is greater than Five Million Dollars ($5,000,000.00), seven (7) possible arbitrators who shall have substantial experience in the area of outsourcing or telecommunications.  Each Party shall have fifteen (15) business days, from the date such list of arbitrators is provided by the AAA, to reject two (2) of the proposed arbitrators.  If the number of unrejected proposed arbitrators exceeds the number of arbitrators required to arbitrate the dispute, AAA shall select the arbitrator(s) from those individuals.  In the event that the Parties cannot select the arbitrators using the foregoing procedure, the arbitrators shall be selected according to AAA Rules.

5.3.3       Replacement of Arbitrator.  Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 5.3 (Legal Proceedings), such arbitrator shall be replaced by an arbitrator selected from the other arbitrators originally proposed by AAA and not rejected by the Parties, if any, or if there are no remaining proposed arbitrators who have not been rejected, by repeating the process of selection described herein.  If an arbitrator is replaced pursuant to this Section 5.3.3 (Replacement of Arbitrator), then a rehearing shall take place in accordance with the provisions of this Section 5.3 (Legal Proceedings).

5.3.4       Time Limitation.  An Arbitration Notice shall be in writing and must be made no later than one (1) year after the initiation of informal dispute resolution pursuant to this Section 5 (Dispute Resolution).  In no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based upon that controversy or claim would be barred by the applicable statute of limitations.  Any such demand, if made, will not be binding on the other Party.

5.3.5       Time of the Essence.  The arbitration hearing shall be commenced promptly and conducted expeditiously, with each of T-Mobile and Provider being allocated one-half (1/2) of the time for the presentation of its case.  Unless otherwise agreed by the Parties, an arbitration hearing shall be conducted on consecutive days.  The arbitrators are instructed that time is of the essence in the arbitration

11

proceeding, and that the arbitrators shall have the right and authority to issue monetary sanctions against the Parties if, upon a showing of good cause, a Party is unreasonably delaying the proceeding.  The arbitrators shall render their judgment or award within fifteen (15) business days following the conclusion of the hearing.

5.3.6       Discovery.  The arbitrators shall allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration.  The Parties shall provide each other with all requested documents and records reasonably related to the dispute in a manner that will minimize the expense and inconvenience of both Parties.  Discovery shall not include depositions or interrogatories except as the arbitrators expressly allow upon a showing of need.  If disputes arise concerning discovery requests, the arbitrators shall have sole and complete discretion to resolve the disputes.  Recognizing the express desire of the Parties for an expeditious means of dispute resolution, the arbitrators shall limit or allow the Parties to expand the scope of discovery as may be reasonable under the circumstances.

5.3.7       Costs and Expenses.  Except as provided herein, each Party shall bear its own expenses and an equal share of the fees of the arbitrators.  Notwithstanding anything to the contrary, the arbitrators shall have the discretion to award the prevailing Party all or part of its attorneys’ fees and costs, including the arbitrators’ costs, if the arbitrators find that the position taken by the other Party on material issues was without substantial foundation.

5.3.8       Findings and Conclusions.  The arbitrators rendering judgment upon disputes between the Parties as provided in this Section 5.3 (Legal Proceedings) shall deliver a written opinion setting forth findings of fact, conclusions of law and the rationale for the decision.  The award of the arbitrators, which may include legal and equitable relief, but which shall be subject to the provisions of Section 9.3 (Limitation on Liability) hereto, shall be final and binding upon the Parties, and judgment may be entered upon it in accordance with applicable Law in any court having jurisdiction thereof.  In case of a panel of three (3) arbitrators, all decisions will be made by the majority vote of the panel of arbitrators.

5.3.9       Limit of Authority.  The arbitrators shall have no power or authority to amend or disregard any provision of this Section 5.3 (Legal Proceedings) or any other provision of this Agreement (in particular, the arbitrators shall not have the authority to exclude the right of a Party to terminate this Agreement, in whole or in part, when a Party would otherwise have such right).  Any conflict between the AAA Rules and the provisions of this Agreement shall be controlled by this Agreement.

5.4          No Termination or Suspension of Services.  Notwithstanding anything to the contrary contained herein, and even if any dispute arises between the Parties, in no event will Provider interrupt or delay the provision of Services to T-Mobile or perform any other action that prevents, slows or reduces in any way the provision of Services or T-Mobile’s ability to conduct its business, unless: (a) authority to do so is granted by the Senior Director for Service Partner Management (or more senior corporate officer) of T-Mobile in writing or conferred by a court of competent jurisdiction by final non-appealable order; or (b) this Agreement or the applicable Statement(s) of Work has been terminated pursuant to Section 7 (Term and Termination) hereto.

5.5          Injunctive Relief.  Notwithstanding anything to the contrary contained in Exhibit A (Standard Terms and Conditions) hereof, the Parties agree that any breach or default of any obligation set forth in Section 2.11 (Subcontracting), Section 2.12 (No Solicitation; Re-Assignment of Personnel), Section 2.13 (Personnel Removal), Section 4 (Information Security), Section 6.9 (Records, Audits and Inspections), Section 8 (Representations, Warranties, and Covenants), Section 10 (Ownership; Intellectual Property Rights), Section 11 (Confidentiality), Section 12 (Personal Information), Section 14 (General

12

Provisions) of this Agreement, or in Section 2 (Operation), Section 8 (Training), Section 11 (Facilities), or Section 26 (Training and Production Devices) of Exhibit A (Standard Terms and Conditions) hereof, or of Exhibit J (Additional Safeguards), Exhibit K (Disaster Recovery Plan), Exhibit L (Regulatory Requirements), Exhibit M (Ramp Plan Terms), or in Exhibit N (Training and Production Device License Agreement) hereto, may result in irreparable harm for which monetary damages may not provide a sufficient remedy and, as such, neither Party shall be obligated to follow the procedures set forth in this Section 5 (Dispute Resolution) in order to seek both monetary damages and equitable relief for any breach of or default under such portions of this Agreement.

6.                                      Invoices and Payment.

6.1          Form and Timing.  Provider shall submit all invoices for payment within ten (10) business days after the end of the applicable calendar month during the Term.  Provider shall ensure that all such invoices meet all guidelines outlined in the T-Mobile Service Partner Invoice Guidelines, as they may be revised or updated from time to time by T-Mobile (“Invoice Guidelines”).  Provider may not change the form of invoice without T-Mobile’s prior written consent.

6.2          Supporting Documentation.  Provider shall include supporting documentation and information with all invoices as set forth in the Invoice Guidelines and in one or more applicable Statements of Work.  T-Mobile may from time to time request additional information from Provider that may be derived from such supporting documentation and information or other information collected or maintained by Provider.  All billed minutes for the Services must be supported and verifiable by switch reports and raw data that contain Agent and interval-level call detail records.  All billed hours for the Services must be supported and verifiable by personnel-level detail, labor summary reports or other mutually agreed supporting documentation.  T-Mobile may specify the form and content of any documentation and information required under this Section 6.2 (Supporting Documentation) from time to time.

6.3          Pricing.  For timely and professional delivery of the Services, T-Mobile agrees to pay Provider the fees as set forth in the Exhibit A-1 (Pricing) and associated schedule(s) and by reference to one or more applicable Statement(s) of Work (“Service Fees”).  The Service Fees shall be inclusive of all taxes that Provider is assessed in the performance of its obligations pursuant to this Agreement as outlined Section 6.6 (Taxes) herein.  Under no circumstances may Provider include on any invoice charges arising out of or related to researching, reporting on or correcting tax, accounting or reconciling errors or shortfalls of which it has been notified in writing.  In the event Provider fails to meet any performance metrics identified in the Specifications or elsewhere in this Agreement (such as, by way of example but not limitation, penalties set forth for failure to meet service levels or KPIs), the Service Fees shall be reduced in accordance with the procedure set forth therein.

6.4          Payment of Invoices.  Payment of undisputed amounts due hereunder shall be made by T-Mobile to Provider within [*] ([*]) of T-Mobile’s receipt and validation of properly submitted and correct invoice(s) for such amounts, subject to Section 6.5 (Provider Invoicing Disputes and Request for Further Substantiation).  If Provider does not invoice T-Mobile for Services or reimbursable expenses within [*] ([*]) months after performing such Services or incurring such reimbursable expenses, Provider hereby waives all right to payment or reimbursement by T-Mobile therefor.  All payments made to Provider by T-Mobile will be issued through T-Mobile’s electronic payment system, and Provider must be enrolled in the electronic payment system in order to receive any payments.  Provider shall provide a point of contact and follow enrollment instructions provided by T-Mobile in order to enroll Provider in the electronic payment system and thereby receive payments due under this Agreement electronically.

6.5          Provider Invoicing Disputes and Request for Further Substantiation.  T-Mobile may dispute any invoice and may request further substantiation of any line item or other charge on any invoice

13

upon reasonable belief of errors therein.  T-Mobile shall notify Provider of any invoicing dispute or request for further substantiation, and such notification shall set forth in reasonable detail the amount disputed and the basis and facts upon which T-Mobile disputes or requests further information.  Within [*] ([*]) days of receipt of T-Mobile’s notice, Provider shall respond in writing to the individual designated for response in T-Mobile’s written notice (“T-Mobile Representative”) with a detailed explanation of the factual basis for demanding payment of any disputed amount.  In the event that Provider and T-Mobile Representative are unable to resolve the dispute within [*] ([*]) business days from the date of Provider’s response, either Party may request that the matter be handled according to the dispute resolution procedures set forth in Section 5 (Dispute Resolution) hereto.  If T-Mobile does not provide Provider with notice of dispute of an invoice under this Section 6.5 (Provider Invoicing Disputes and Request for Further Substantiation), T-Mobile may pay such invoice without prejudice to any rights it may have to later dispute such invoice.  Disputed amounts are payable within [*] ([*]) calendar days of resolution of the dispute.  Notwithstanding anything to the contrary elsewhere in this Section 6 (Invoices and Payments), if Provider submits [*] ([*]) invoices in any [*] ([*])-month period which materially violate the Invoice Guidelines or which contain material errors (each an “Erroneous Invoice”), then, for a period of [*] ([*]) months following receipt of the [*] Erroneous Invoice (the “Penalty Period”):  (a) [*]([*]); and (b) any [*], which shall be payable after the re-submission of a correct invoice according to the provisions outlined in Section 6.4 (Payment of Invoices) hereof.  For the avoidance of doubt, a new Penalty Period shall commence following the submission of any incorrect invoice during a prior Penalty Period.

6.6          Taxes.  As outlined in Section 6.3 (Pricing), the Services and all Service Fees shall be inclusive of any and all taxes. However, if any U.S. federal, state, or local sales or use tax (or its equivalent) is required by applicable Law to be due on taxable Services purchased hereunder, Provider shall pay and separately list and detail such tax on its invoice to T-Mobile.  Upon request of T-Mobile, Provider will provide documentation showing computation of any such tax. If Provider becomes aware that any tax was incorrectly or erroneously passed through to T-Mobile, Provider shall promptly notify T-Mobile and refund or credit T-Mobile the incorrectly or erroneously collected tax.  At T-Mobile’s request, Provider will take reasonable steps to minimize taxes in accordance with all applicable Laws and cooperate with T-Mobile’s efforts in challenging the validity of any tax paid to Provider by T-Mobile, provided that T-Mobile shall be responsible for costs incurred related to its efforts to challenge such validity.  Provider agrees to indemnify, defend and hold T-Mobile harmless against any charges, claims, causes of action, penalties, costs (including, without limitation, reasonable attorneys’ fees) and any other liabilities of any nature whatsoever related hereto with respect to any failure by Provider to timely and accurately collect and remit such taxes.  All other taxes, including, but not limited to, any federal, state and local income taxes, withholding taxes, stamp taxes, franchise taxes, gross receipts taxes, property taxes of any jurisdiction shall be the responsibility of the Party who incurs the tax liability.  The Parties shall cooperate with one another to minimize taxes arising from this Agreement.  If any taxing or governmental authority asserts that T-Mobile should have made a deduction for withholding for or on account of any taxes with respect to all or a portion of any payment made hereunder, Provider agrees to indemnify T-Mobile for such taxes and to hold T-Mobile harmless on an after-tax basis from and against any taxes, penalties, interest or charges including without limitation, reasonable attorneys’ fees levied or asserted against them in connection therewith.

6.7          [*]

6.8          Fee Adjustments.  For any Services to be performed on a fixed-fee or not-to-exceed-fee basis, T-Mobile shall have no obligation to pay Provider any amounts in excess of such fixed or not-to-exceed fees notwithstanding anything to the contrary set forth in the Statement of Work applicable to such Services or any assumptions set forth therein unless there has been a Directed Change resulting in a mutually agreed upon Change Order in accordance with the terms of Section 2.5 (Change Orders).

14

6.9          Records, Audits and Inspections.

6.9.1       Records.  During the Term and until two (2) years following any termination of this Agreement, unless a shorter period is expressly provided in the Specifications (the “Audit Period”), Provider shall keep complete, detailed and accurate records as set forth herein, documenting the performance of (a) the specific Key Performance Indicators (“KPIs”) set forth in the Specifications; and (b) Provider’s Safeguards and other security, confidentiality and privacy practices and standards required in this Agreement.  Provider will maintain interval AHT and KPIs in the switch reports data and provide Reports to T-Mobile as set forth herein in Section 15 (Reports) of the Standard Terms.  Voice of the Business (“VOB”), interval One Call Resolution (“iOCR”), and Voice of the Customer (“myVOC”) documentation will be maintained in T-Mobile’s “Remedy” system.  Notwithstanding anything set forth herein, said audits shall be performed during Provider’s normal business hours of the applicable Facilities in a manner that does not disrupt the day-to-day operations of Provider.

6.9.2       Operational Audit.  T-Mobile or its authorized representatives shall have the right during Provider’s normal business hours and upon at least five (5) days’ written notice, to perform an operational audit at T-Mobile’s expense with respect to (a) Provider’s Safeguards and other security, confidentiality and privacy practices and standards required in this Agreement; (b) Provider’s disaster recovery capabilities and fail-over planning (including the Disaster Recovery Plan) with respect to the Services; (c) any activities of Provider hereunder that may affect T-Mobile’s internal controls on financial reporting; and (d) Provider’s performance of the Services.

6.9.3       Financial Audit.  During the Audit Period, Provider shall keep complete and accurate books, records and documentation to substantiate the amounts claimed in any invoice.  T-Mobile, from time-to-time during the Audit Period, upon at least ten (10) days’ prior written notice to Provider, may audit or cause to be audited Provider’s invoices to T-Mobile.  During the Audit Period, Provider shall make such books, records and documentation available to, and shall provide access to, T-Mobile and its authorized agents and representatives for the purposes of such audit.

6.9.4       Switch Audit.  Provider shall keep complete and accurate switch records and documentation related to Provider’s performance with regard to all T-Mobile LOBs during the Audit Period.  Such records and documentation shall contain, without limitation, a [*]([*])-month record of call-level detail for each Agent performing Services.  T-Mobile, from time to time during the Audit Period, upon at least ten (10) days’ prior written notice to Provider, may audit or cause to be audited the switch(es) for all T-Mobile LOBs and all related switch records and related documentation as set forth in Exhibit F (List of Standard Reports) hereto, and entitled Switch Reports, if any.  Provider shall make available such switch(es) and related records and documentation to T-Mobile and its authorized agents and representatives for purposes of such audit during the Audit Period.

6.9.5       T-Mobile Inspection Right.  Without limiting T-Mobile’s audit rights or Provider’s obligations under this Section 6.9 (Records, Audits and Inspections), T-Mobile and/or its authorized representatives may, from time to time during the Term, with or without notice, visit any or all Sites and other locations of the Facilities to inspect the same and to assess Provider’s performance of its obligations under the Agreement (“Inspection”).  For purposes of each such Inspection, Provider grants T-Mobile and its representatives full and complete access, during normal business hours, to the Facilities and to all books, records, procedures and information that relate to Provider’s performance under this Agreement, including, without limitation, any information T-Mobile deems necessary to ascertain any facts that relate to Provider’s performance hereunder, provided, however, that any specific audits (e.g., switch audit) governed by the terms of Sections 6.9.2 — 6.9.4 or Section 6.9.6 shall be subject to the applicable prior notice terms in such Sections.

15

6.9.6       Information Security Audits.  Provider shall procure no less than annual security audits of their data centers by an independent third party.  Such audits shall meet or exceed SAS 70 Type II standards as the same may be amended, modified, supplemented, or superseded from time to time.  In addition, Provider shall also conduct such audits as may be required to maintain compliance with Section 8.8 (Cardholder Information) hereto.  Provider shall promptly provide T-Mobile with the results of each such audit; including (a) whether the audit revealed any material vulnerabilities, inadequacies, or insufficiencies in or breaches of Safeguards or otherwise in any Facilities; and (b) if so, the nature of each such vulnerability, inadequacy, insufficiency or breach discovered.  If the audit reveals one or more material vulnerabilities, Provider shall, within thirty (30) days, correct each such vulnerability inadequacy, insufficiency or breach at its sole cost and expense and provide written certification to T-Mobile that it has corrected all such vulnerabilities inadequacies, insufficiencies or breaches.

6.9.7       Cost of Audit or Inspection; Repayment.  The cost of any audit under Section 6.9.6 (Information Security Audits) hereto shall be borne by Provider.  The cost of any audit or Inspection conducted by T-Mobile or its representative(s) under the other provisions of this Section 6.9 (Records, Audits and Inspections) shall be borne by T-Mobile; provided, however, that if any such audit or Inspection (a) discloses that an error of [*] ($[*]) or more regarding invoices during the audited period was made in favor of Provider, (b) discloses an error in T-Mobile’s favor that is greater than [*]($[*]) , or (c) reveals an inadequacy, insufficiency or breach of (i) Provider’s Safeguards or other security, confidentiality and privacy practices and standards required in this Agreement; (ii) Provider’s disaster recovery capabilities and fail-over planning with respect to the Services; or (iii) any activities of Provider hereunder that may affect T-Mobile’s internal controls on financial reporting, then Provider shall bear all costs of the Parties related to such audit or Inspection.  Provider shall immediately pay to T-Mobile the full amount of any error in favor of T-Mobile disclosed by any audit or Inspection under Section 6.9.3 (Financial Audit) hereto.

6.9.8       Corrective Action.  If any audit pursuant to Sections 6.9.2 (Operational Audit) or 6.9.6 (Information Security Audits) hereto, or any inspection under Section 6.9.5 (T-Mobile Inspection Right) hereto, reveals an inadequacy, insufficiency or breach of (a) Provider’s Safeguards or other security, confidentiality and privacy practices and standards required in this Agreement; (b) Provider’s disaster recovery capabilities and fail-over planning with respect to the Services; or (c) any activities of Provider hereunder that may affect T-Mobile’s internal controls on financial reporting, then Provider shall promptly develop and provide to T-Mobile, at Provider’s sole cost and expense, a corrective action plan that is reasonably satisfactory to T-Mobile.  Provider shall promptly, and in no event more than [*] ([*]) days after providing such plan to T-Mobile, implement such plan at Provider’s sole cost and expense.  In the event that Provider becomes obligated to implement a corrective action plan, T-Mobile may perform one or more additional operational audits to verify performance under the corrective action plan (and to examine any areas potentially affected by such action plan).  If Provider breaches this Section 6.9.8 (Corrective Action), T-Mobile may terminate this Agreement, effective immediately, upon notice to Provider.

6.9.9       Audit Confidentiality.  The Parties agree that the results of any audit or Inspection under this Section 6.9 (Records, Audits and Inspections) will be considered Confidential Information, although in the event of a material breach of this Agreement such results can be used by either Party to protect their rights.

7.             Term and Termination.

7.1          Term.  The initial term of this Agreement (the “Initial Term”) will commence as of the Effective Date and will continue for five (5) years therefrom, unless earlier terminated as provided herein.  The Initial Term will automatically renew for one or more additional one-(1)-year periods (each, a “Renewal Term,” and together with the Initial Term, the “Term”), unless T-Mobile gives Provider

16

written notice of non-renewal at least sixty (60) days’ prior to the expiration of the then-current Term.  Furthermore, at T-Mobile’s discretion, a Term may be extended for a period of up to twelve (12) calendar months following the then-scheduled termination in order to receive Transition Services pursuant to Exhibit H (Transition Services) hereto.  Subject to T-Mobile’s right to require Transition Services, pursuant to Exhibit H, any Statement of Work will, unless otherwise specified therein, terminate upon the earlier of completion of the Services described therein or termination of this Agreement.

7.2          T-Mobile Termination.

7.2.1       Termination for Convenience.  T-Mobile may terminate this Agreement, the Services performed at any Site or any one or more Statements of Work hereunder for convenience by giving at least ninety (90) days’ prior written notice to Provider.  In the event that T-Mobile provides ninety (90) days’ notice to Provider, the parties shall mutually agree on a ramp-down schedule for the Transition Services, which shall begin no later than sixty (60) days after the notice, pursuant to the terms of Exhibit H (Transition Services) hereto.

7.2.2       Termination for Cause or Force Majeure.  T-Mobile may terminate this Agreement, or any one or more Statements of Work or Sites hereunder, immediately upon notice to Provider (a) if Provider materially breaches any term, provision, representation or warranty of this Agreement and fails to cure such breach within [*] ([*]) days of receipt of written notice of such breach from T-Mobile; (b) if Provider becomes insolvent, invokes as a debtor any Law relating to the relief of debtors from creditor’s rights, has one or more such Laws invoked against it, is the subject of liquidation or termination of business, is adjudicated bankrupt or is involved in an assignment for the benefit of its creditors; (c) if Provider materially breaches its obligations under Section 2.11 (Subcontracting), Section 2.12 (No Solicitation; Re-Assignment of Personnel); Section 2.13 (Personnel Removal), Section 4 (Information Security), Section 6.9 (Records, Audits and Inspections), Section 8 (Representations, Warranties, and Covenants), Section 10 (Ownership; Intellectual Property Rights), Section 11 (Confidentiality), Section 12 (Personal Information), or Section 14 (General Provisions) of this Agreement; or Section 2 (Operation), Section 8 (Training), Section 11 (Facilities), or Section 26 (Training and Production Devices) of Exhibit A (Standard Terms and Conditions) hereof; or any terms of Exhibit J (Additional Safeguards), Exhibit K (Disaster Recovery Plan), Exhibit L (Regulatory Requirements), Exhibit M (Ramp Plan Terms) or Exhibit N (Training and Production Device License Agreement); (d) if Provider otherwise materially breaches this Agreement, where T-Mobile, [*], deems such breach not reasonably capable of cure; (e) upon the occurrence and after continuance of an event of force majeure (described in Section 14.5 (Force Majeure)) for a period of [*] ([*]) days; (f) Provider receives oral or written notice that there has been, will be or may be a loss of, or contract cancellation by, any current customer of Provider, which loss or cancellation would result in lost annual revenues to Provider of at least [*] percent ([*]%), or forms the basis for any belief that there may be such a loss or cancellation; (g) Provider’s credit rating decreases within any [*]([*])-day period by [*] ([*]) or more rankings in either the Moody’s credit rating or the Standard and Poor’s credit rating; (h) Provider’s Moody’s credit rating decreases to Baa(1) or lower, or its Standard and Poor’s credit rating drops to BBB+ or lower; (i) Provider takes any action, enters into or agrees to enter into any transaction, agreement or commitment other than in the ordinary course of business (including, without limitation, with respect to nonpayment of debts, disposal of assets, or restructuring); or (j) in other circumstances as provided in an applicable Statement of Work.

7.2.3       Scope of Termination.  T-Mobile shall specify in any termination notice given hereunder whether it is terminating this Agreement or one or more specified Statements of Work and/or the Services performed at a given Site.  In the event that a termination covers less than all of this Agreement and all Statements of Work, the components not terminated will continue in full force and effect.

17

7.3          Provider Termination for Non-Payment.  Provider may terminate one or more Statements of Work hereunder solely if (a) T-Mobile has failed to make a material payment due under Section 6.4 (Payment of Invoices) in connection with such Statement of Work or Statements of Work, (b) such payment is not subject to a good faith dispute, (c) no earlier than [*] ([*]) days after the payment’s due date, Provider gives written notice of its intent to terminate, and (d) no less than [*] ([*])  additional calendar days pass, such payment not having been made.  In the event that Provider terminates all then-effective Statements of Work pursuant to the preceding sentence, such termination will also terminate this Agreement.

7.4          Effect of Termination.

7.4.1       Generally.  The termination of this Agreement or one or more Statements of Work will not relieve or discharge either Party from any payment obligations hereunder (except to the extent that the termination was for a breach or default by Provider in rendering Services, in which case T-Mobile shall be relieved from any obligation to pay for such Services), and will not constitute a Party’s exclusive remedy for any default.  In the event of any termination or expiration of this Agreement (or any portion thereof), Provider agrees to cooperate with T-Mobile to effectuate an orderly transition of the business, pursuant to the terms provided in Exhibit H (Transition Services) hereto.

7.4.2       Termination for Cause.  Without limiting the generality of Section 7.4.1 (Generally), or any other remedies that T-Mobile may have under this Agreement or otherwise at Law, in the event of a termination for cause under Section 7.2.2 (Termination for Cause or Force Majeure), [*] resulting from the occurrence giving rise to termination.

7.5          Survival.  The obligations and rights of the Parties pursuant to Section 2.11 (Subcontracting), Section 2.12 (No Solicitation; Re-Assignment of Personnel), Section 2.13 (Personnel Removal), Section 4 (Information Security), Section 5 (Dispute Resolution), Section 6.9 (Records, Audits and Inspections), Section 7 (Term and Termination), Section 10 (Ownership; Intellectual Property Rights), Section 11 (Confidentiality), Section 12 (Personal Information), and Section 14 (General Provisions), and any other provisions of this Agreement which may reasonably be interpreted to survive termination, will survive any termination or expiration of this Agreement.  Termination of a Statement of Work will not affect the Parties’ obligations under any other Statement of Work then in effect.

7.6          Step-In Rights.  Without limitation to T-Mobile’s other rights under this Agreement (including, by way of example but not limitation, T-Mobile’s right to revoke its approval of subcontractors pursuant to Section 2.11 (Subcontracting)), if Provider fails to perform any Services hereunder, or if such Services are substantially degraded or delayed, as a result of a force majeure event or a breach of the Agreement by Provider (the “Disrupted Services”), and if T-Mobile reasonably believes that the Provider is at least temporarily unable or unlikely to provide the Disrupted Services in accordance with the Performance Standards or the other terms of the Agreement, then T-Mobile may, at its sole and absolute discretion, with delivery of written notice to Provider, either (i) perform the Disrupted Services itself; or (ii) have the Disrupted Services performed by a third party.  Provider shall undertake all commercially reasonable efforts to cooperate with T-Mobile and/or the third party, as applicable, in order to facilitate the performance of the Disrupted Services by such party, and shall take at least commercially reasonable efforts to recommence the performance of the Disrupted Services, in full conformance with the Performance Standards, as quickly as commercially possible.  The Provider shall resume the responsibility to perform the Disrupted Services after it has demonstrated, to T-Mobile’s reasonable satisfaction, that it is prepared to perform the Disrupted Services in accordance with the Performance Standards and the other requirements of this Agreement.  No Service Fees shall be owed to Provider for the Disrupted Services during the time that the Disrupted Services are performed by T-Mobile or a third party and Provider shall be responsible for any additional costs and expenses, in excess of the Services Fees, incurred by T-Mobile for having T-Mobile or a third party deliver the Services.

18

8.             Representations, Warranties, and Covenants.

Provider hereby represents, warrants, and covenants as to the following to T-Mobile:

8.1          Authority.  Provider has full corporate power, right and authority to enter into and perform this Agreement and to grant the rights and licenses provided for herein.

8.2          Financial Solvency.  Provider is financially solvent, able to pay its debts and possesses sufficient working capital to provide and complete the Services in accordance with this Agreement.

8.3          Performance.  Provider has the experience and skills necessary to perform and provide the Services required under this Agreement.  Provider shall perform all Services (a) in a professional manner and with professional diligence and skill, commensurate with that which is customary in the industry; and (b) in accordance with all Specifications, the Performance Standards and the terms of this Agreement.

8.4          Information Integrity.  At all times during the Term of this Agreement and thereafter, Provider shall ensure that all information supplied by or on behalf of Provider is accurate and complete in all material respects and shall not omit any material fact necessary to make such information not misleading.

8.5          Information Security.  At all times during the Term of this Agreement and thereafter, Provider shall take such precautions as are necessary to ensure that the Facilities are secure from breach or intrusion by unauthorized third parties (including, without limitation, Provider employees and other persons acting on Provider’s behalf which access data without proper authorization), and shall be compliant with all Safeguards and standards set forth in Section 4 (Information Security) and elsewhere in this Agreement.

8.6          Compliance with Laws.  At all times during the Term of this Agreement, Provider shall: (a) comply with all international, federal, state and local laws, ordinances, regulations and orders applicable or relevant to its performance hereunder (collectively the “Applicable Laws”), and will not cause T-Mobile or its systems, networks or equipment to be in violation of any Applicable Laws at any time; (b) file all reports required by Applicable Laws relating to Provider’s performance hereunder (including, without limitation, tax returns); (c) pay all filing fees and federal, state and local taxes applicable to Provider’s business as the same shall become due; and (d) pay all amounts required under Applicable Laws, including, without limitation, local, state, federal and other workers’ compensation acts, disability benefit acts, unemployment insurance acts and other employee benefit acts when due.  Applicable Laws include but are not limited to (i) United States Export Controls laws and regulations; (ii) all applicable country laws relating to anti-corruption or anti-bribery, including but not limited to legislation implementing the Organization for Economic Cooperation and Development “Convention on Combating Bribery of Foreign Public Officials in International Business Transactions” or other anti-corruption/anti-bribery convention; and (iii) the Foreign Corrupt Practices Act, as amended, (“FCPA”) (15 U.S.C. §§78dd-1, et. seq.), regardless of whether Provider is within the jurisdiction of the United States.  Without limiting the generality of the foregoing, Provider shall neither directly nor indirectly pay, offer, give, or promise to pay or give, anything of value to a U.S. or non-U.S. public official or any person in violation of the FCPA and/or in violation of any applicable country laws relating to anti-corruption or anti-bribery.  Provider shall provide T-Mobile with such documents and other supporting materials as T-Mobile may reasonably request in order to evidence Provider’s continuing compliance with this Section 8.6 (Compliance with Laws).

8.7          Prior Security Breaches.  Provider’s Facilities have (a) not suffered any Security Breaches; or (b) if the Facilities have suffered one (1) or more Security Breaches, Provider has disclosed each Security Breach to T-Mobile.  Provider is not and has not been a party to any current, pending,

19

threatened or resolved enforcement action of any government agency, or any consent decree or settlement with any governmental agency or private person or entity regarding any Security Breach or otherwise regarding data or information security.

8.8          Cardholder Information.  Provider is and shall remain in compliance with any and all applicable rules, requirements, standards and guidelines set forth by credit card issuers, the PCI Security Standards Council (the “Council”) or any successor standard thereof, and any other applicable organization that becomes generally accepted in the credit industry as having authority to set or enforce compliance with standards and rules pertaining to security of individual numbers used to identify credit and debit card accounts and other personally identifiable information relating to the use of such credit and debit card accounts (“Cardholder Information”), transaction processing, system security and related matters, and all successors thereto and updates thereof (“Card Issuer Rules”), including, without limitation, an approved version of the Payment Card Industry Data Security Standard, developed and published jointly by American Express, Discover Financial Services, JCB, MasterCard Worldwide and Visa International (“Card Issuers”), as the same may be amended, updated, replaced or augmented by the Card Issuers and the Council (the “PCI Standard”).  Provider will not commit any act or omission that causes T-Mobile to violate the PCI Standard or to be fined, sanctioned or penalized by Card Issuers, the Council or any third party for the failure to properly protect, secure, maintain, use and store Cardholder Information.

8.9          Prior Audits.  All Facilities have been the subject of annual information security audits (including SAS 70 Type II audits) conducted by an independent third party, and either (a) such third party audits have not revealed any material vulnerabilities, inadequacies or insufficiencies in the Facilities or any component thereof; or (b) to the extent that any such vulnerabilities, inadequacies or insufficiencies were found to exist, Provider has fully remedied such vulnerabilities, inadequacies or insufficiencies prior to the Effective Date.

8.10        Third Party Agreements.  Provider entering into and performing its obligations pursuant to this Agreement will not violate any service, employment, confidentiality, consulting or other agreement of any type or nature, or any Law, to which Provider or its employees is a party or by which Provider or its employees may be bound.

8.11        Financial Stability.  Because T-Mobile has no way of ascertaining Provider’s dependency on T-Mobile for revenues from sales in proportion to revenues from Provider’s other clients, and in order to protect T-Mobile from a situation in which Provider is overly dependent upon T-Mobile for said revenues, Provider agrees to release and hold harmless T-Mobile from any and all claims and liabilities relating to Provider’s financial stability, which may result from T-Mobile’s termination of any Statement of Work placed under this Agreement, and/or T-Mobile’s reduced purchases hereunder, for any reason whatsoever.

8.12        Non-Infringement.  The provision, receipt, or use of the Services or of any equipment, software, or systems provided to T-Mobile hereunder shall not infringe or misappropriate any intellectual property rights of any third party.  Further, Provider’s use of the Facilities and performance of the Services will not infringe any trade name, trademark, service mark, copyright, patent, trade secret or other intellectual property or proprietary right of any third party.

9.             Liability Provisions.

9.1          Affiliate Definition.  For purposes of this Agreement, the term “Affiliate” means, with respect to a Party, any person or entity that controls such Party, is controlled by such Party or is under common control with such Party.

20

9.2                               Indemnification; Limitation of Liability.

9.2.1       Provider’s Obligations.  Provider shall indemnify, defend and hold harmless T-Mobile, its Affiliates and their respective officers, directors, contractors, agents, employees and representatives (collectively, the “T-Mobile Indemnitees”) from and against any and all claims, liabilities, losses, damages (including reasonable attorneys’ fees, costs and other litigation expenses) and causes of action (collectively, “Claims”) that relate to or arise out of: (a) Provider or any subcontractor of Provider’s provision of the Services, (b) a material breach of any covenant, representation or warranty in this Agreement by Provider or any subcontractor of Provider, (c) any violation of Law by Provider or any subcontractor of Provider or caused by acts or omissions of Provider or any subcontractor of Provider; (d) bodily injury, death or personal property damage caused by the negligence or willful misconduct of Provider or any subcontractor of Provider, (e) any breach by Provider or any subcontractor of Provider of a legal or contractual obligation to an employee, agent, or subcontractor; or (f) fraud, including, without limitation, the obligations set forth for such fraud in Section 22 (Fraud) of the Standard Terms.

9.2.2       T-Mobile’s Obligations.  T-Mobile shall indemnify, defend and hold harmless Provider its Affiliates and their respective officers, directors, contractors, agents, employees and representatives (collectively, the “Provider Indemnitees”) from and against any and all Claims relating to any violation of Law under this Agreement and applicable to T-Mobile in the United States.  Notwithstanding anything to the contrary in this Section, T-Mobile will not be responsible for Claims to the extent caused by the acts or omissions of Provider.

9.2.3       Procedure.  Each Party’s indemnification obligations hereunder will, with respect to a given Claim, be subject to the party seeking indemnification (a) providing prompt written notice of the existence of such Claim to the indemnifying Party; (b) reasonably cooperating with the indemnifying Party with respect to the defense and settlement of such Claim; and (c) permitting the indemnifying Party, at its option, to participate in and control the defense and settlement of such Claim, subject to the approval of the indemnifying Party’s liability insurer(s), where and to the extent applicable.

9.3          Limitation on Liability.  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE, PRODUCT LIABILITY OR STRICT LIABILITY) OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE, TREBLE OR SIMILAR DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST REVENUE, PROFIT, BUSINESS, USE OR DATA, OR FOR ANY FAILURE TO REALIZE SAVINGS OR OTHER BENEFITS), EVEN IF ADVISED OF THE POSSIBILITY OF ANY OF THE FOREGOING.  THE ENTIRE LIABILITY OF EITHER PARTY TO THE OTHER PARTY, ARISING OUT OF OR IN RELATION TO THIS AGREEMENT FOR ANY LOSS OR DAMAGE, DURING THE [*] ([*]) MONTH PERIOD PRECEDING THE MOST RECENT SUCH LOSS OR DAMAGE, REGARDLESS OF THE FORM OF ACTION, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE GREATER OF (1) [*] MONTHS’ INVOICE TOTALS DURING SUCH PERIOD OR, IN THE EVENT [*] ([*]) MONTHS’ INVOICES ARE NOT AVAILABLE, THE AMOUNT DETERMINED BY MULTIPLYING THE PREVIOUS MONTH’S INVOICES UNDER THE AGREEMENT BY [*] ([*]); AND (2) THE SUM OF [*]($[*]).  THE LIMITATIONS IN THIS SECTION WILL NOT APPLY TO (A) ANY BREACH OF SECTION 2.11 (SUBCONTRACTING), SECTION 2.12 (NO SOLICITATION; RE-ASSIGNMENT OF PERSONNEL), SECTION 2.13 (PERSONNEL REMOVAL), SECTION 4 (INFORMATION SECURITY), SECTION 6.9 (RECORDS, AUDITS AND INSPECTIONS), SECTION 8 (REPRESENTATIONS, WARRANTIES AND COVENANTS), SECTION 10 (OWNERSHIP; INTELLECTUAL PROPERTY RIGHTS), SECTION 11 (CONFIDENTIAIALITY), SECTION 12  (PERSONAL INFORMATION), or SECTION 14.12 (NON SOLICITATION) HERETO; (B) EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 9.2.1 OR 9.2.2; OR (C) EITHER PARTY’S RECOVERY UNDER THE INSURANCE POLICIES REQUIRED BY THIS AGREEMENT.  THIS AGREEMENT, AND THIS SECTION 9.3 (LIMITATION ON LIABILITY) IN

21

PARTICULAR, DEFINES A MUTUALLY AGREED UPON ALLOCATION OF RISK AND THE FEES AND OTHER CONSIDERATION HAVE BEEN SET TO REFLECT SUCH ALLOCATION.

10.          Ownership; Intellectual Property Rights.

10.1        Pre-Existing Intellectual Property.  As between the Parties, each Party owns all rights, title and interest in and to the Intellectual Property that such Party owned or licensed prior to the commencement of the Services for which such Intellectual Property is used, or that such Party obtains or develops separately from and independent of its activities under this Agreement (“Pre-Existing Intellectual Property”).

10.2        T-Mobile Intellectual Property.  T-Mobile’s Intellectual Property shall include:  (a) all Pre-Existing Intellectual Property of T-Mobile; (b) all Confidential Information of T-Mobile; and (c) New Intellectual Property that T-Mobile, Provider, or any permitted subcontractor makes, conceives, develops, discovers, reduces to practice or fixes in a tangible medium in connection with the performance, receipt, or use of the Services or deliverables, including, without limitation (i) original work product created for T-Mobile under a Statement of Work or the other terms of the Agreement; or (ii) any derivative works of Pre-Existing Intellectual Property of T-Mobile that are created by T-Mobile, Provider or any permitted subcontractor in the performance or receipt of the Services, including, but not limited to, any Wireless Number Portability (WLNP) training Services provided to T-Mobile.  Intellectual Property that is created or developed by Provider or a permitted subcontractor independent of the Services and without the use or incorporation of any of T-Mobile’s Confidential Information or Intellectual Property, and which is not related to the performance or use of the Services or deliverables hereunder, shall belong to Provider or to such subcontractor, as applicable.

10.3        Assignment of Rights.  [*]

10.4        License to Provider.  T-Mobile grants Provider a limited, non-exclusive and non-transferable, worldwide, fully paid-up, royalty-free license during the Term to use T-Mobile Intellectual Property (including, as between the Parties hereto, the Licensed Software), solely for the purposes of and to the limited extent necessary to perform Provider’s obligations under this Agreement.  Provider shall have no right to sublicense its rights hereunder, subject to the limited exception that Provider may sublicense its rights under this paragraph to a T-Mobile approved subcontractor to the limited extent necessary for such subcontractor to perform or provide those aspects of the Services that are assigned to such subcontractor hereunder and further provided that such subcontractor agrees to be bound by all of the terms and provisions of this Agreement including, without limitation, this Section 10 (Ownership; Intellectual Property Rights), Section 11 (Confidentiality) and Section 12 (Personal Information).  Any licenses granted to Provider or any subcontractor under this Section 10.4 (License to Provider) shall terminate upon the earlier of (a) the conclusion of the Term; and (b) in the case of subcontractors, the conclusion of the performance of the applicable Services by such subcontractors.  Furthermore, Provider agrees to comply with any additional obligations or restrictions imposed by T-Mobile’s licensors on the use of the Licensed Software, as communicated by T-Mobile to Provider from time-to-time.

10.5        License to T-Mobile.  [*]

10.6        Approved Third Party Materials.  Provider shall have a limited right to incorporate materials that are subject to third party Intellectual Property Rights (“Third Party Materials”) in the deliverables provided hereunder, provided that such materials, and Provider’s incorporation of such materials, meet all of the following requirements:

10.6.1     Provider’s Notice.  Provider shall inform T-Mobile in writing of any Third Party Materials to be included in the deliverable(s) provided hereunder prior to such inclusion, and shall not

22

include such third party materials in any such deliverables without the prior written consent of T-Mobile, which consent may be withheld by T-Mobile in its sole and absolute discretion.

10.6.2     Provider to Obtain Rights.  Provider shall obtain, at its sole expense, the right to grant to T-Mobile and its future assigns, successors-in-interest and Affiliates, a perpetual, non-exclusive, assignable, irrevocable, worldwide, sub-licensable, fully paid up, royalty free license to make, have made, use, copy, display, maintain, modify, enhance and create derivative works of such Third Party Materials.

11.          Confidentiality.

11.1        Confidential Information.  The Parties acknowledge that each Party may be given access to certain confidential, proprietary or secret information and material, including, without limitation, financial information, Personal Information and other information regarding the other Party’s business, organization, operations and plans (collectively, “Confidential Information”).  All Confidential Information will be the sole and exclusive property of the Party providing such information, and the receiving Party will not have any ownership interest in such Confidential Information or engage in any derivative uses thereof.  Each Party agrees that during the Term and for five (5) years thereafter (and with respect to Personal Information and trade secrets, indefinitely), the receiving Party shall (a) use at least the same degree of care to prevent unauthorized use and disclosure of such Confidential Information as that Party uses with respect to its own confidential information (but in no event less than a reasonable degree of care); (b) use such Confidential Information only in performance of its obligations under this Agreement; and (c) not disclose or grant access to such Confidential Information to any third party, without the express prior written consent of the disclosing Party; provided, however, that T-Mobile may disclose the Confidential Information of Provider and its subcontractors to its employees, agents, or contractors to the extent that such disclosure is necessary for the receipt or use of the Services or for the exercise of T-Mobile’s rights under this Agreement, and provided, further, that such employees, agents or contractors are subject to similar confidentiality obligations to T-Mobile.

11.2        Exclusions.  The obligations in Section 11.1 (Confidential Information) hereto will not apply to any information (other than Personal Information) that (a) is previously known to the receiving Party free of any obligation to keep it confidential, (b) has been or which becomes publicly known through no wrongful act or omission of the receiving Party or any third party, (c) is rightfully received from a third party who is under no obligation of confidence to either Party, (d) is independently developed by the receiving Party without resort to information which has been disclosed pursuant to this Agreement as evidenced by documentary evidence establishing such development; (e) is disclosed to a Party’s agents or advisors on a need-to-know basis and where the recipients are obligated to maintain the confidentiality of such information and to use it solely for the purpose for which it was provided; or (f) is disclosed in order to comply with applicable Laws (including state and federal securities laws applicable to Provider as a public company) or administrative process, or if compelled by governmental or court order; provided, however, that in a circumstance in which disclosure is compelled under this clause (f), the Party that is subject to such compelled disclosure shall give the other Party prompt prior notice of such compelled disclosure, unless prohibited by law or governmental or court order so that the other Party may seek to protect such information, and shall cooperate with the other Party to obtain a protective order or other reasonable assurance that confidential treatment will be afforded; and provided further, that such prior notice shall contain no more than the minimum amount of information as necessary to comply with this Section 11.2 (Exclusions).

11.3        Return or Destruction of Confidential Information.  The receiving Party shall return to the disclosing Party, or at the disclosing Party’s option, delete and destroy (and certify in writing such return or deletion and destruction) any and all Confidential Information in the receiving Party’s possession or control to the disclosing Party upon any termination of this Agreement, except to the

23

limited extent that such Confidential Information is embedded in Intellectual Property licensed to T-Mobile under Section 10.5 (License to T-Mobile) hereunder, and upon written request of the disclosing party from time to time.  Deletion of electronic Confidential Information will require, at minimum, that computers used in the ordinary course of performing the Services to handle incoming calls, and which may contain any Confidential Information, be overwritten with at least a single-string “wipe”; that offline queue computers’ memory that may contain any Confidential Information be overwritten with, at minimum, the number of strings of code as specified in the then-current U.S. Department of Defense standard for deletion of electronic information; and that any other computers or media on which any Confidential Information may be contained be overwritten in a manner appropriate to the circumstances (but in no event less than a single-string wipe.

12.          Personal Information.

12.1        Definition.  “Personal Information” means any information that may be used to identify any person or entity, that identifies characteristics (such as qualities, likes, dislikes, propensities or tendencies) of any person or entity, or which is compiled or derived from any of the foregoing, that Provider obtains or derives in any manner from any source under this Agreement.  The phrase “any person or entity” includes, without limitation, prospective, existing and former customers or employees of T-Mobile, its affinity marketing partners, data suppliers and contractors, but specifically excludes Provider employees.  With respect to such persons, Personal Information includes, without limitation, names, addresses, telephone numbers, email addresses, social security numbers, credit card numbers, customer proprietary network information (as defined under 47 U.S.C. § 222 and its implementing regulations (“CPNI Rules”)), purchase information, product and service usage information, frequent flier information, account information, credit information, demographic information and any other personally identifiable information.

12.2        Ownership; Restrictions on Use.  All Personal Information is and shall remain the exclusive property of T-Mobile.  Provider may collect, access, use, maintain and disclose Personal Information only to fulfill its performance obligations under this Agreement and only for the specific purpose for which such Personal Information is collected, stored or processed by Provider under this Agreement.  Provider may not modify the Personal Information, merge it with other data, commercially exploit it, disclose it or do any other thing that may in any manner adversely affect the integrity, security or confidentiality of such information, other than as expressly specified herein or as directed by T-Mobile in writing.  T-Mobile makes no representation or warranty as to the accuracy or completeness of the Personal Information, and Provider agrees that T-Mobile, its employees and agents shall have no liability to Provider resulting from any use of the Personal Information.  Provider acknowledges and agrees that, without limiting any other obligations applicable to Personal Information hereunder, all Personal Information is Confidential Information of T-Mobile and none of the exclusions in Section 11.2 (Exclusions) hereto will prevent such Personal Information from being Confidential Information.

12.3        Privacy Laws.  Provider’s access to, and collection, access and disclosure of Personal Information shall comply with all applicable federal, state and local Laws, rules and regulations, as they may be amended from time to time (the “Privacy Laws”), including, without limitation, (a) the CPNI Rules; and (b) Laws governing marketing by telephone, direct mail, email, SMS, MMS, wireless text messaging, fax and any other mode of communication, now or hereafter known.  Provider shall at all times perform its obligations hereunder in such a manner as not to cause T-Mobile to be in violation of any Privacy Laws or any other Laws.

12.4        Ownership of Cardholder Information.  Provider acknowledges that it may, in connection with the performance of its duties hereunder, have access to, or be provided, Cardholder Information.

24

12.4.1     Provider acknowledges and agrees that, as between Provider and T-Mobile, all Cardholder Information is, and shall remain, owned by T-Mobile.

12.4.2     Provider shall only access, use and disclose Cardholder Information if and to the extent necessary to: (a) process and otherwise facilitate credit and debit transactions on T-Mobile’s behalf; (b) comply with applicable Laws, Card Issuer regulations and written T-Mobile policies; and (c) as otherwise instructed in writing by an authorized T-Mobile officer.

12.4.3     Provider acknowledges and agrees that Cardholder Information is Personal Information for all purposes under this Agreement; provided, however, that the first sentence of Section 12.2 (Ownership; Restrictions on Use) will not apply to Cardholder Information.

12.4.4     Provider agrees to provide the Council, the Card Issuers and any of their respective agents and designees with full access to any and all Provider systems, and any other Provider books, records, premises and systems in the event of any Security Breach in which Cardholder Information may have been compromised, and to cooperate fully with any verification, testing and review of Provider’s compliance with the PCI Standard.

12.5        Responsibility.  For purposes of this Agreement, the acts or omissions of Provider and anyone with whom it is associated (e.g., employees of Provider and its subsidiaries and affiliates, and Provider’s agents and approved contractors and subcontractors, and their respective employees) are Provider’s acts or omissions.

13.          Insurance.

13.1        General Requirements.  Without limiting Provider’s undertaking to defend, hold harmless and indemnify T-Mobile Indemnitees as provided in this Agreement, Provider shall purchase and maintain insurance to protect Provider from claims of the type set forth below that arise out of or result from Provider’s operations, services and/or performance under this Agreement and for which Provider may be liable, whether such operations, services and/or performance are provided by Provider or by any of Provider’s agents, consultants, vendors or subcontractors or by anyone directly employed by any of them, or by anyone for whose acts Provider may be liable or responsible.

13.2        Coverages.  The insurance required hereunder shall be written for not less than the limits of coverage specified herein, or as required by Law in any jurisdiction with authority over Provider’s operations, services and/or performance, whichever is greater.  Coverage shall be written on an occurrence basis, except for Professional Liability Insurance.

13.2.1     Workers’ Compensation and Employer’s Liability insurance affording compensation benefits for all employees in an amount sufficient by virtue of the Laws of the state or jurisdiction in which the work or any portion of the work is performed and employers’ liability insurance with limits sufficient to meet all Laws.

13.2.2     Commercial General Liability Insurance, on an occurrence basis, with a combined single limit for bodily injury (including death) and property damage of [*] ($[*]) per occurrence and [*] ($[*]) general aggregate, and inclusive of coverage for premises/operations, products/completed operations, broad form property damage, independent contractors and contractual liability.

13.2.3     Automobile Liability Insurance, including coverage for owned, non-owned and hired autos, with a combined single limit for bodily injury (including death) and property damage of [*] ($[*]) per occurrence.

25

13.2.4     Umbrella or Excess Liability Insurance with a combined single limit for bodily injury (including death) and property damage of [*] ($[*]) per occurrence and general aggregate, which shall provide additional limits for employers’ liability, general liability and automobile liability insurance.

13.2.5     Errors and Omissions or Professional Liability Insurance shall be maintained with a limit of [*]($[*]) .  If the required Professional Liability Insurance coverage is written on a claims-made basis, then:  (a) such coverage must be maintained for a minimum period of [*] ($[*]) years after any termination or expiration of this Agreement; and (b) if such coverage is subject to a retroactive date, said date cannot precede the commencement of Services under this Agreement.

13.2.6     Commercial Crime Insurance affording coverage for the dishonest acts of Provider’s employees with a minimum limit of [*]($[*]) .  Such coverage shall be extended to cover T-Mobile’s assets (including money and securities) in the care, custody and/or control of Provider or its employees, agents or contractors.  T-Mobile shall be included as a Loss Payee under this policy as its interest may appear.

13.3        Specific Requirements.  Provider shall comply with the following terms for all insurance coverage required by this Section 13 (Insurance).

13.3.1     Provider shall provide insurance coverage by insurance companies having policyholder ratings no lower than “A-VII” in the most recent edition of A.M. Best’s Insurance Rating Guide.  Such insurance shall be written with insurers of good standing and licensed to do business at all Sites.

13.3.2     Provider shall verify that all of Provider’s Affiliates, agents, consultants, providers and subcontractors meet the insurance requirements as set forth in this Section 13 (Insurance).

13.3.3     The policies described in Section 13.2 (Coverages) (other than workers’ compensation/employer’s liability and professional/errors and omissions liability) shall name T-Mobile, its subsidiaries and Affiliates and its and their directors, officers, employees and agents as additional insureds on a primary basis arising out of or in any way connected with Provider’s performance of this Agreement.

13.3.4     [*]

13.3.5     The insurance policies listed above shall be subject to the Laws of the country or state in which the Services are being performed.  In the case of Services performed outside the United States and when required by Law, the insurance must be placed with a company admitted, registered or licensed (as applicable) to do business in that country.

13.3.6     The foregoing insurance coverages shall be primary to and non-contributory with respect to any other insurance or self-insurance that may be maintained by T-Mobile and its subsidiaries, Affiliates and its and their directors, officers, agents and employees and shall contain a severability-of-interests clause.  The fact that Provider has obtained the insurance required in this Section 13 (Insurance) shall in no manner lessen nor affect Provider’s obligations or liabilities set forth in this Agreement.  Provider shall supply certificates of insurance demonstrating that all of the insurance required above is in force, including, without limitation, the [*] and additional insured provisions, at the commencement of the Term and each Renewal Term, and shall ensure that not less than thirty (30) calendar days’ written notice is given to T-Mobile prior to any cancellation, reduction in coverage below that required by this Agreement or the effectiveness of any other material modification to an insurance policy.

13.3.7     Any self-insurance, self-retained layer, deductibles, and exclusions in coverage in the policies required under Section 13.2 (Coverages) hereto shall be assumed by, for the account of, and

26

at the sole risk of, Provider.  In no event shall Provider’s liability be limited to the extent of the minimum limits of insurance required above.

13.4        “All-Risks” or “Special Causes of Loss” Property Insurance.  Provider shall, at Provider’s expense, carry and maintain at all times, and for as long as any item of Provider’s property is in transit, or in the care, custody, or control of T-Mobile, a policy or policies covering loss, destruction of or damage to any item of Provider’s property in the amount of the full replacement value thereof providing protection against all perils normally covered in an “all risks” or “special causes of loss” property insurance policy.  [*]

14.          General Provisions.

14.1        Entire Agreement.  This Agreement, together with all exhibits and other documents expressly referenced herein or attached hereto, constitutes the complete and exclusive statement of the agreement of the Parties with respect to the subject matter hereof and supersedes all prior proposals, understandings and agreements, whether oral or written, between the Parties with respect to the subject matter hereof, including without limitation, the Prior Agreement, which are hereby superseded in its entirety.  Provider acknowledges that there were no representations or promises made by T-Mobile on which Provider has relied in entering into this Agreement that are not expressly stated herein.

14.2        Amendments.  Except as otherwise expressly provided herein, this Agreement may not be modified or in any way altered except by a written agreement signed by the Parties that states it is an amendment to this Agreement.

14.3        Order of Precedence.  In case of conflict, the order of precedence of the documents constituting this Agreement is as follows:  each subsequently listed document is superseded by a prior-listed document in the event of any conflicting provision in such documents:  (a) this Agreement, (b) the Standard Terms set forth in Exhibit A (Standard Terms and Conditions) to this Agreement; (c) remaining Exhibits attached to this Agreement; (d) the Statement(s) of Work (unless the applicable Statement of Work expressly states in its terms, the Parties’ intent for the terms thereof to take precedence over conflicting terms elsewhere in the Agreement); and (e) any other document that makes specific reference to this Agreement.  As a limited exception to the foregoing, in the event of a conflict between the terms of this Agreement and those in Exhibit N (Training and Production Device License Agreement), the conflicting terms of Exhibit N (Training and Production Device License Agreement) will prevail, but only with respect to the subject matter thereof (i.e., the temporary provision of handsets and SIMs by T-Mobile to Provider as further discussed in Exhibit N (Training and Production Device License Agreement).  No pre-printed or similar terms and conditions contained in any document submitted by Provider to T-Mobile will be deemed to supersede any of the terms and conditions herein without express written approval of T-Mobile.

14.4        Assignment.  Provider acknowledges that the Services to be rendered by Provider are unique and personal.  Provider may not assign this Agreement, in whole or in part, without T-Mobile’s prior written consent.  T-Mobile’s approval (if given) of any requested assignment, including, without limitation, an accounts receivable assignment, must be signed by an authorized representative of T-Mobile and be approved in writing by T-Mobile’s Legal Department.  Any purported assignment without such approval, [*], is null and void.  T-Mobile may assign its rights and obligations hereunder to: (a) any corporation resulting from any merger, consolidation or other reorganization involving T-Mobile; (b) any individual or entity to which T-Mobile may transfer substantially all of the assets and business of T-Mobile; or (c) any Affiliate of T-Mobile.  All the terms and conditions of this Agreement will be binding upon, will inure to the benefit of, and will be enforceable by, each of the Parties and their respective successors and permitted assigns.

27

14.5        Force Majeure. Except as expressly provided under this Agreement, neither Party will be liable for any failure or delay in performing its obligations under this Agreement, or for any loss or damage resulting therefrom, due to acts of God, the public enemy, terrorist activities, riots, fires and similar causes beyond such Party’s control.  Except as expressly provided under this Agreement in the event of such failure or delay, the date of delivery or performance will be extended for a period not to exceed the time lost by reason of the failure or delay; provided that the Party affected by such delay is using reasonable commercial efforts to mitigate or eliminate the cause of such delay or its effects and, if events in the nature of the force majeure event were foreseeable, used commercially reasonable efforts prior to its occurrence to anticipate and avoid its occurrence or effect.  T-Mobile shall have no obligation to make any payments to Provider during the period of failure or delay.  Each Party shall notify the other Party in writing promptly of any failure or delay in, and the effect on, its performance.  Notwithstanding the foregoing, Provider shall not be excused from its performance hereunder in the event of a strike, work stoppage or other labor dispute affecting its personnel or those of T-Mobile or a third party, or for any disruptions that could have been avoided or mitigated by proper implementation of the Disaster Recovery Plan.

14.6        Publicity.  Except as required by applicable Law, Provider shall limit disclosure to its Board of Directors (or, if not a corporation, its senior management) and investors/owners of the existence and terms of this Agreement and shall not issue any press releases or make any other disclosures to any third party concerning its business relationship with T-Mobile without the express prior written consent of T-Mobile which may be withheld at its sole and absolute discretion.  T-Mobile acknowledges that it is aware of Provider’s requirement to file this Agreement and, to the extent that any SOW hereunder is determined to be “material” to the Provider, material SOWs hereunder, with the United States Securities and Exchange Commission (SEC) as a part of its reporting obligations under the Securities Exchange Act of 1934 and regulations promulgated thereunder.  Provider, however, warrants that it will use best efforts to seek confidential treatment, to the maximum extent possible, under the rules promulgated by the SEC or other applicable law providing for confidential treatment, and will not disclose any more information than so required by applicable law.

14.7        Further Assurances.  The Parties agree to execute and deliver (and cause their respective personnel to execute and deliver) any appropriate instruments or documents to confirm the assignments and rights and licenses provided for herein and to enable the other Party to perfect the same by filing, registration or otherwise in any state, territory or country, as may be reasonably requested and prepared by such other from time to time.

14.8        Governing Law.  This Agreement, and any disputes arising out of or relating to this Agreement, shall be governed by, construed and enforced in all respects in accordance with the Laws of the State of Delaware, without regard to the conflict of laws or choice of law provisions thereof.  Any disputes hereunder shall be addressed pursuant to the terms provided in Section 5 (Dispute Resolution) hereunder.

14.9        Contract Interpretation.  This Agreement, together with all exhibits hereto, represents the wording selected by the Parties to define their agreement and no rule of strict construction will apply against either Party.  This Agreement may be translated into one (1) or more languages; provided, however, that in the event of any conflict in interpretation between this Agreement and any foreign language translation, the interpretation of this English version of the Agreement will prevail.  Headings used in this Agreement are for reference only and will not be deemed a part of this Agreement.  Despite the possibility that one Party or its representatives may have prepared the initial draft of this Agreement or any provision thereof or played a greater role in the preparation of subsequent drafts, the Parties agree that neither will be deemed the drafter of this Agreement and that no provision hereof will be construed in favor of one Party on the ground that such provision was drafted by the other.

28

14.10      Waivers.  No purported waiver by a Party of any default (whether by omission, delay or otherwise) by any other Party or of any term or provision contained herein will be deemed a waiver of such term or provision unless the waiver is in writing and signed by the waiving Party.  No such waiver will in any event be deemed a waiver of any subsequent default under the same or different circumstances or of any other term or provision contained herein.

14.11      Relationship.  The Parties acknowledge and agree that their relationship is and shall remain solely and exclusively that of independent contractors.  Nothing in this Agreement will be construed to create a partnership, joint venture or agency relationship between the Parties, and in no event will either Party be, claim to be or be deemed to be an employee, agent or partner of the other Party by reason of or with respect to this Agreement or any Services.  Without limiting the generality of the foregoing, each Party agrees (a) to conduct itself strictly as an independent contractor pursuant to this Agreement, and (b) to comply with all Laws, including, without limitation, all Laws governing payment of federal and state income taxes, self-employment taxes, estimated taxes, sales, use and service taxes, and all other federal, state, local and foreign taxes of any nature imposed with respect to any obligations pursuant to this Agreement or payments therefor.

14.12      Non-Solicitation.  Without the prior written consent of the other Party, and except to the limited extent otherwise provided in Section 14.12 (Non-Solicitation) herein and Exhibit H (Transition Services) hereto, during the Term and for one (1) year after any termination or expiration of the Term, neither Party shall, and shall ensure that its Affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons at that time employed by the other Party who are directly involved in carrying out the obligations of the Parties pursuant to this Agreement; provided, however, that nothing in this Section 14.12 (Non-Solicitation) will prohibit a Party from offering employment to or hiring any person with whom such Party has not otherwise initiated contact or who responds to a general solicitation published in a journal, newspaper, website, or other publication of general circulation and not specifically directed toward such person.

14.13      Notice.  Any notice or communication required or permitted to be given hereunder (other than forecasts required to be delivered pursuant to the Specifications) shall be (i) in writing and may be delivered by hand, (ii) deposited with an overnight courier, (iii) sent by email, (iv) transmitted by confirmed facsimile, or (v) mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving Party as set forth in this Section 14.13 (Notice); provided, however, that notices given by e-mail or facsimile shall not be effective unless either (i) a duplicate copy of such e-mail or facsimile notice is promptly given by one of the other methods described in this Section 14.13 (Notice), or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by e-mail, facsimile or any other method described in this Section 14.13 (Notice).  Such notice will be deemed to have been given as of the date it is delivered, mailed, emailed, faxed or sent, whichever is earlier.

29

If to T-Mobile, all notices shall be delivered and addressed to:

[*]

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, WA 98006

Email: [*]

Facsimile: [*]

With a copy to:

[*]

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, WA 98006

Facsimile:  [*]

If to Provider, all notices shall be addressed and delivered to:

[*]

StarTek, Inc.

44 Cook Street, Suite 400

Denver, Colorado 80206

Email: [*]

Facsimile: [*]

With a copy to:

[*]

StarTek, Inc.

44 Cook Street, Suite 400

Denver, Colorado 80206

Email: [*]

Facsimile: [*]

14.14      Severability.  This Agreement will be enforced to the fullest extent permitted by Law.  If any term or provision of this Agreement or the application thereof is held invalid, illegal or unenforceable by a court of competent jurisdiction by reason of any rule of Law or public policy, all other conditions and provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to either Party, and such provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transaction contemplated hereby is fulfilled to the maximum extent possible.

14.15      Third Party Rights Excluded.  This Agreement is an agreement between the Parties, and is neither intended to nor does it confer any rights upon any of the Parties’ respective employees,

30

agents or contractors or any other person or entity except as outlined in Section 9 (Liability Provisions) and Section 10 (Ownership; Intellectual Property Rights).

14.16      DOJ Agreement.  T-Mobile has entered into an agreement with the Federal Bureau of Investigation and the U.S. Department of Justice that requires parties contracting with T-Mobile to comply with applicable terms.  Provider agrees as follows:

14.16.1      Provider shall not during the Term or at any time thereafter store subscriber audio or data communications occurring in the U.S., or any other subscriber information, including, without limitation, call transactional data, call associated data, call identifying data, subscriber information and subscriber billing records (collectively, “Subscriber Information”) outside of the United States without T-Mobile’s prior written consent, which may be withheld for no reason, or any reason, in T-Mobile’s sole and absolute discretion; provided that T-Mobile hereby consents to the access and limited storage by Provider of all Subscriber Information necessary to perform the Services under this Agreement in Provider’s Facilities in Denver, Colorado, USA (a “Pre-Approved Facility”) for the term of this Agreement.

14.16.2      Provider shall provide T-Mobile with at least thirty (30) calendar days’ prior written notice of its desire to store Subscriber Information in another location different from the Pre-Approved Facilities, including description of the communications and/or information, identification of the custodian, identification of the proposed location where the communications and/or information would be stored; and identification of the factors it considered in seeking to store the communications and/or information outside of the Pre-Approved Facilities.

14.16.3      Provider shall store billing records relating to T-Mobile subscribers for a minimum period of two (2) years or for such longer period as T-Mobile may in its sole discretion request;

14.16.4      Provider shall store Subscriber Information in its possession, custody and control if requested by a domestic governmental entity pursuant to 18 U.S.C. § 2703(f), as amended;

14.16.5      Provider shall store Subscriber Information in a manner such that the communications and/or information do not become subject to mandatory destruction under any foreign Laws;

14.16.6      Provider shall make available in the United States all Subscriber Information that is stored by Provider or a third party (as permitted under this Agreement);

14.16.7      Provider shall not disclose Subscriber Information to any foreign government or entity without first (a) satisfying all applicable U.S. federal, state and local legal requirements, including receiving appropriate authorization by a domestic U.S. court, or receiving prior written authorization from the U.S. Department of Justice, (b) notifying T-Mobile of the request for such information within five (5) calendar days of its receipt and (c) cooperating with T-Mobile to object to and commence appropriate proceedings to protect the information;

14.17      Provider shall protect the confidentiality and security of all lawful U.S. process and the confidentiality and security of classified information and sensitive information in accordance with federal and state Laws.

14.18      Exhibits.  Each of the exhibits (including all schedules thereto) that are, or hereafter will be, attached to this Agreement are deemed a part of and hereby incorporated in this Agreement.  Capitalized terms used in any exhibits or schedules thereto and not defined therein will have the meanings set forth in Exhibit G (Definitions) hereto or as otherwise provided in this Agreement.

31

The Parties, intending to be legally bound, have caused this Agreement to be executed by their authorized representatives on the dates set forth below.

PROVIDER:		T-MOBILE:

StarTek, Inc.		T-Mobile USA, Inc.

By:	/s/ Chad A. Carlson	By:	/s/ Steve Heaps

Name:	Chad Carlson	Name:	Steve Heaps

Title:	Chief Executive Officer	Title:	SVP, Finance & Planning

Date:	7/28/11	Date:	7/26/11

32

EXHIBIT A

STANDARD TERMS AND CONDITIONS

1.                                      Services.

The Services will consist of receiving inbound customer service calls from T-Mobile customers (“Inbound Calls”); handling such Inbound Calls according to Specifications, including, without limitation, placing outbound calls to address Customer Care matters relating to such Inbound Calls (“Outbound Calls” and, together with Inbound Calls, “Calls”); and addressing all other matters provided for in this Agreement, these Standard Terms, one or more applicable Statements of Work and other applicable Specifications, including any mutually agreed upon offline services to be provided by Provider thereunder.  Provider shall maintain a dedicated program to perform the Services.  By way of illustration, and not limitation, Provider’s customer-facing representatives dedicated to the T-Mobile LOBs (“Agents”) will handle only T-Mobile calls, email and/or online chat sessions, Provider’s team supervisors (“Supervisors”) will support only T-Mobile-dedicated Agents, and Provider’s team managers (“Managers”) will support only T-Mobile-dedicated Supervisors to perform the Services.

2.                                      Operation.

Except as otherwise set forth expressly in an applicable Statement of Work, Provider shall provide the Services [*] ([*]) hours per day, [*] ([*]) days per year (the “Default Hours”); provided, however, that the daily hours of operation supported during a particular Month for a specific Site may vary from the Default Hours if alternate hours are expressly set forth for such Site in such Month in an applicable Final Forecast (as defined below) by T-Mobile.  Provider will not change or attempt to change the hours of operation for any T-Mobile LOB at any Site without prior written approval by a Director (or more senior executive) of T-Mobile.  Provider shall not close or limit performance at any Site or reallocate any Provider employees to another physical location without first providing T-Mobile at least [*] ([*]) calendar days’ written notification thereof and a comprehensive written plan therefor that sets forth in detail how Provider will maintain the Services performed at such Site and will mitigate the impact of such change while preventing tangible and intangible costs to T-Mobile.  Provider agrees that there will be an on-Site T-Mobile dedicated Operations Manager (or more senior level executive) located on premises at each Site during all hours of operation.

3.                                      FTEs.

3.1.                            FTEs.  Provider shall utilize Full-Time Equivalents (“FTEs”) in regard to scheduling, staffing, production and reporting.  An FTE shall be defined as forty (40) hours of Services per week performed by an Agent.

3.2.                            Classification of FTEs.  FTEs will be classified into the following categories with respect to each LOB:

3.2.1.                  Production FTEs, which are FTEs performed by Agents who, having graduated from New Hire Training and TCC (each defined below), currently provide Services productive to the applicable LOB (“Production”);

3.2.2.                  Training FTEs, which are FTEs performed by Agents in training and, as such, not yet eligible to engage in Production with respect to the applicable LOB;

3.2.3.                  T-Mobile Customer Connection (“TCC”) FTEs, which are FTEs performed by Agents who have completed New Hire Training but have not graduated from TCC, who provide Services productive to the applicable LOB for a material portion of each eight (8)-hour work day; and

3.2.4.                  LOA FTEs, which consist of Agents who cannot be classified into Production, Training or TCC with respect to the applicable LOB (“LOA FTEs”).

4.                                      Forecasting.

4.1                               Forecasting.  T-Mobile shall utilize Provider’s FTE Tracker to support the forecasts described hereafter.

4.2                               [*]-Month Forecast.  T-Mobile shall deliver a [*]([*])-month rolling forecast to Provider for each LOB (and, if applicable, each Site and skill set), containing nonbinding forecasts of expected weekly call volume (“Volume”) and monthly hours of operation for each Site (which hours may be staggered in half hour or other intervals on a daily basis across the Default Hours as determined in T-Mobile’s discretion) during which Provider is obligated to support the Volume (each, a “[*]-Month Forecast”), on or before the fifteenth (15th) day of each calendar month during the Term (each, a “Month”), provided that, if no such hours of operation are specified for a given Month, the Default Hours shall be deemed to be included in such [*]-Month Forecast.

4.3                               Final Forecast.  T-Mobile shall deliver to Provider a locked forecast for each LOB (and, if applicable, each Site and skill set) for each Month no later than [*] ([*]) calendar days prior to such Month (“Final Forecast”) that includes an updated daily Volume, AHT and daily hours of operation for such Month (which hours may be staggered in half hour or other intervals on a daily basis across the Default Hours as determined in T-Mobile’s discretion) during which Provider is obligated to support the Volume, provided that, if no such hours of operation are specified, the Default Hours shall apply.  If the Final Forecast for an LOB or Site is not delivered in a timely fashion with respect to a particular Month, then, unless otherwise agreed upon by the Parties, who shall act reasonably with respect thereto, the portion of the most recent [*]-Month Forecast applicable to such Month shall be deemed the Final Forecast for such Month for that particular LOB or Site.

4.4                               [*]-Week Forecasts.  For informational purposes only—and not for purposes of any KPI calculations or other substantive matters hereunder—T-Mobile shall deliver to Provider a [*] ([*])-week forecast of expected Volume and AHT for each LOB.

5.                                      Scheduling.

5.1.                            Provider shall schedule an appropriate number of FTEs in half-hour intervals for each Month in accordance with the applicable Final Forecast.  Within five (5) calendar days of receiving a Final Forecast applicable to a given Month, Provider shall provide to T-Mobile a schedule of FTEs for such Month that details Provider’s FTEs for each half-hour period during such Month.  Such schedule shall be accompanied by plans that illustrate Provider’s plans for meeting the KPIs in the Specifications applicable to such Month (each, a “KPI Plan”).  Each KPI Plan shall include the number of required FTEs to meet the KPIs, the number of scheduled FTEs and the half-hourly service level objectives set forth in the Final Forecast, and all assumptions used by Provider to translate the Final Forecast into scheduled FTEs.

5.2.                            The Parties shall cooperate to manage intraday schedule adjustments to manage actual Volume, and participate in the preparation of other Volume forecasts as reasonably required to meet the objectives of this Agreement.  Such forecasts may include, but are not limited to, yearly, quarterly, monthly, weekly, daily and interval forecasts.

5.3.                            Provider shall provide to T-Mobile, at no charge, a dedicated senior call management-planning specialist who will advise and assist T-Mobile regarding various matters related to the Services, including, without limitation, development of Volume forecasts for each LOB.  Provider shall, upon

T-Mobile’s reasonable request, replace such specialist with a specialist approved by T-Mobile.

5.4.

For each Month, with respect to the applicable KPI Plan, Provider shall recruit, train and staff Agents to at least [*] percent ([*]%) of the mutually agreed Final Forecast and to handle [*] percent ([*]%) of said Final Forecast.  If call Volume falls below [*] ([*]%) of the applicable Final Forecast for [*] consecutive months for a given LOB and Provider is staffed to [*] ([*]%) of forecasted required FTEs for such LOB for each of those [*] months (a “Sub-Forecast Period”), then, if in either of the [*] following the Sub-Forecast Period, call Volume falls below [*] ([*]%) of the applicable Final Forecast for such month for a given LOB and Provider is staffed to [*] ([*]%)of forecasted required FTEs for such LOB for such month (each, a “Committed Month”), T-Mobile will pay an additional amount in the form of an adjustment to the invoice for the applicable Committed Month (an “Invoice Adjustment”), as follows:

(a)                [*];

(b)               [*]

(c)                [*]

For the avoidance of doubt, if call Volume is above [*] ([*]%) in a given month, such month will not be included in any Sub-Forecast Period.

5.5.                            T-Mobile reserves the right to reduce forecast Volume at any time by more than [*] percent ([*]%) if:  (a) Provider is staffed at less than [*] percent ([*]%) of forecasted required FTE at such Site and/or for such LOB; or (b) Provider’s performance against KPIs (or other applicable T-Mobile standards) at such Site and/or for such LOB or skill is substandard.

5.6.                            For the avoidance of doubt, no [*]-Month Forecast, Final Forecast or other forecast provided for in this Agreement, or T-Mobile’s acknowledgment of FTE or any metric forecast in a KPI Plan or otherwise, shall in any way represent T-Mobile’s promise or commitment to provide any given volume or amount of anything to Provider.

6.              Average Handle Time.

6.1.                            “Average Handle Time,” or “AHT,” with respect to Calls handled by Provider in performing the Services with respect to a particular LOB or Site, means the quotient produced by dividing, (a) with respect to Inbound Calls, (i) the sum of: (A) talk time on such Calls; (B) hold time while on such Calls; and (C) time spent on after-Call work relating to such Calls, (ii) divided by the total number of Inbound Calls; and (b) with respect to Outbound Calls, (i) the sum of: (A) dialing and connection time for such Calls; (B) hold time while on such Calls; (C) talk time while on such Calls; and (D) time spent on post-Call work relating to such Calls, (ii) divided by the total number of Outbound Calls.  Notwithstanding anything to the contrary in this Agreement, in no event will any components of AHT overlap (e.g., if an Agent is on hold while handling one Call, and simultaneously performing post-Call work for another, such handling may only be attributed to one Call at any given time for purposes of AHT calculations).  In addition, any time after an Agent transfers the call to a supervisor is considered non-billable.  Provider shall use at least commercially reasonable efforts to meet or exceed the target AHT goal, which may vary by LOB and skill set, as provided in the Statement of Work.  Such target AHT goal may be revised from time to time at T-Mobile’s sole reasonable discretion, exercised in good faith, which revisions (if any) may include revisions based upon historical trending, changing call components or other mutually agreed material change.

7.                                      Ramp.

“Ramp” means, with respect to any LOB or Site, any material FTE increase requested by T-Mobile or otherwise implemented by Provider in order to meet its obligations under this Agreement.  “Ramp Plan” means a plan developed by Provider to implement a Ramp.  When new Services are proposed under a new Statement of Work or an existing Statement of Work, Provider shall, within ten (10) calendar days of the request for such Services, submit a Ramp Plan to T-Mobile that conforms to the requirements set forth in Exhibit M (Ramp Plan Terms) hereto.  Each Ramp Plan shall be subject to the written approval of a Senior Manager (or more senior corporate executive or manager) of T-Mobile.  No Ramp Plan may be implemented without such written approval, upon the occurrence of which such Ramp Plan shall be attached to the Statement of Work to which such Ramp Plan applies.  In the event of a new Ramp Plan for a given LOB, the AHT monthly objectives for such LOB shall be adjusted by T-Mobile in its sole reasonable discretion, exercised in good faith.

8.                                      Training.

8.1.                            Provider Training Obligation.  Provider shall train all Agents in accordance with, and shall abide by all terms and conditions of, this Section 8 (“Training”).  Provider shall also ensure that all training materials prepared by it or its subcontractors, employees or agents, or any third parties will comply with the applicable training curriculum, policies and guidelines of T-Mobile, as modified from time-to-time.

8.2.                            Ratio of Trainers to Trainees.  Except during the initial Ramp Period, the ratio of fully-certified Trainers (as defined in Section 8.5.5 (Certification of Trainers and Facilitators) of this Exhibit A (Standard Terms and Conditions) to trainees in Training will not exceed a classroom level of [*] or [*]; provided, that if [*] ([*]) Trainers are used, such number may be comprised of a Trainer with the support of a Supervisor or “Coach” who has been certified by a “T-Mobile Master Trainer” and completed certified Training.

8.3.                            Costs and Expenses of Training.

8.3.1.                  Overview.  All costs and expenses for: (i) New Hire Training (defined in Section 8.5 (New Hire Training) below) of Agents as a result of new LOBs, new Sites, or as a result of incremental increases in the committed FTEs due to increased T-Mobile Volumes; (ii) Training materials for new Agents; (iii) any training of Agents who convert from one LOB to another LOB at T-Mobile’s request (“Conversion Training”); (iv) changes or modifications to the Training program; and (v) continuing education Training that exceeds [*] ([*]) hours per Agent per Month will be borne by T-Mobile, subject to Section 8.3.2 (Calculation of Training Costs and Expenses) below.  Provider shall use online Training options in lieu of printed materials wherever reasonably available and shall reuse written materials where reasonably possible.  Provider will be responsible for all costs and expenses associated with training Agents or other FTEs as a result of attrition, whether incurred during or after Ramp or LOB conversion.

8.3.2.                  Calculation of Training Costs and Expenses.  The maximum number of Training hours per FTE per week for which T-Mobile is obligated to pay will be set forth in the applicable Ramp Plan, which number will not exceed forty (40) hours per week per FTE.  The maximum aggregate number of Training hours for which T-Mobile is obligated to pay under a particular Ramp Plan will be determined as follows:  (i) T-Mobile will identify the total number of Production FTEs to be hired in the Ramp Plan (whether as a result of a new Site, new LOB, or Volume increases to an existing LOB) (“Ramp FTEs”); (ii) T-Mobile will determine the number of months it will take to Train and graduate such Ramp FTEs (“Ramp Period”); and (iii) T-Mobile will determine the total number of hours to be billed by each Ramp FTE during such Ramp Period (“Training Hours”).  For purposes of determining reimbursable Training costs by T-Mobile, a Ramp Period for a specific LOB (defined as incremental headcount to a new or existing LOB) will be identified prior to the launch of any ramp Training.  The length of the Ramp Period will be determined based on length of Training and number of FTEs to be added.  Once the length of the Ramp Period has been defined, T-Mobile will compensate Provider for Training costs associated with each FTE who successfully graduates from Training.  The total cost of Training will be calculated prior to the commencement of the Ramp Period by multiplying: (a) the total number of Ramp FTEs set forth in the Ramp Plan; (b) the number of Training Hours per FTE; and (c) the applicable billable rate for such Training (Ramp FTEs x Training Hours x billable rate for Training).  This amount will then be divided evenly, on a Monthly basis, over the Ramp Period so that an equal amount will be invoiced by Provider and paid by T-Mobile during each Month of the Ramp Period.  Any Production minutes performed during the Ramp Period (including TCC) will be billed at the applicable Production rate.  In the event that, on the last day of the Ramp Period, Provider has not trained and graduated the total number of Ramp FTEs required by the Ramp Plan, Provider will reimburse T-Mobile for the cost of Training those Ramp FTEs who did not complete Training.  This reimbursement will be calculated by multiplying: (1) the total number Ramp FTEs who did not graduate Training; (2) the Training Hours per FTE; and (3) the applicable billable rate for such Training (FTEs x Training Hours x billable rate for Training).

8.3.3.                  Tracking; Reports.  Provider shall track all continuing education classes via an auxiliary (“AUX”) or automatic call distributor (“ACD”) code and shall submit information regarding the same monthly with other Reports required hereunder.  Such information shall include each Agent’s name, the exact amount of time such Agent spent in each Training course, the name of each such Training course, and the total time in the month spent by such Agent in continuing education training.  Provider shall deliver all appropriate Training within the timeframes provided in applicable Training curricula, subject to reasonable KPI considerations.

8.4.                            Additional Training; Attrition Training; Removed Personnel.  Notwithstanding anything to the contrary elsewhere in this Section 8, if Provider fails to meet any applicable KPIs, then, if T-Mobile determines that additional “skill set” Training may help Provider meet such KPIs, Provider shall perform such Training in accordance with this Section 8, subject to the limited exception that Provider shall bear all costs and expenses thereof.  Except as may otherwise be set forth in an applicable Statement of Work, all costs associated with Training necessitated by attrition or T-Mobile requests for removal of personnel pursuant to Section 2.13 (Personnel Removal) of this Agreement, including, without limitation, new trainers and any associated materials, shall be borne by Provider.

8.5.                            New Hire Training.  No Agent will perform Production for any T-Mobile LOB who has not completed the T-Mobile New Hire Training Curriculum and graduated from TCC in accordance with this Section 8.5 (“New Hire Training”).  [*].  T-Mobile may modify the T-Mobile “New Hire Training Curriculum” from time to time in its discretion in any and all respects, including, without limitation, with respect to content and hours required for completion; provided, however, that T-Mobile shall provide Provider with [*] ([*]) calendar days’ notice of any such changes, and provided further, that any changes that will materially impact Provider’s costs must be mutually agreed to by the Parties, who shall act reasonably in respect thereto.  Any New Hire Training for net growth must be approved in writing by T-Mobile.  Such written approval must be attached to any and all invoices on which any New Hire Training is cited or listed as a basis for billing T-Mobile.  T-Mobile will not be obligated to pay Provider for such billed amounts in the absence of such written approval.  Unless otherwise agreed in writing between the parties, Provider shall bear the cost of all attrition-related training.

8.5.1.                  Application IDs.  Prior to Training completion, where applicable, T-Mobile shall deliver all applicable application IDs to Provider.  Provider shall ensure that application IDs are not shared by Agents or disclosed outside of Provider.  Provider shall promptly remove from the Services any Agent who shares or discloses application IDs in these manners (and shall provide a suitable replacement for the removed Agent and immediately notify T-Mobile of such removal).

8.5.2.                  Access to T-Mobile Training-Related Materials.  Provider shall report to T-Mobile Training staff any Provider employee who no longer contributes to Production who has had access to T-Mobile Training-related materials and websites, such as CCS printing.  Such reporting shall not relieve Provider of its obligation to maintain the confidentiality of T-Mobile Confidential Information and to ensure that its employees, agents and permitted subcontractors remain bound to maintain such confidentiality after termination of employment, engagement or other relationship with Provider.

8.5.3.                  Attendance and Absenteeism.  Provider shall only graduate a new hire Agent from New Hire Training or Conversion Training to Production if such Agent has completed all required Training time and satisfied the requirements of this Section 8.5.3 (Attendance and Absenteeism) and Section 8.5.4 (Assessments and Quality Scoring for Voice of the Business (VOB)) of these Standard Terms.  If an Agent misses any Training classes or activities, in an amount of time not to exceed [*] ([*]) hours during the entire Training period or [*] ([*]) hours in one Training day, such classes or activities (or an equivalent approved by T-Mobile) must be made up prior to such Agent’s graduation from New Hire Training or Conversion Training, as applicable, and participation in Production.  If an Agent misses more than [*] ([*]) hours during the entire Training period or [*] ([*]) hours in one Training day, such Agent must be permanently removed from the applicable Training course.  Provider shall provide to T-Mobile on a monthly basis (a) written documentation of all missed New Hire Training classes and activities, and (b) reasonable proof that such classes, activities or approved substitutes were made up in accordance with this Section 8.5.3 (Attendance and Absenteeism).

8.5.4.                  Assessments and Quality Scoring for Voice of the Business (VOB).  Each new Agent must (a) pass all New Hire Training and Conversion Training assessments at an average of [*] percent ([*]%) or better utilizing current T-Mobile training curricula, unless otherwise approved by the parties in order to graduate from New Hire Training or Conversion Training, as applicable, and be eligible to perform Production.  Within [*] ([*]) days of graduating from TCC, Agents should be performing at T-Mobile’s minimum business expectations, or be subject to removal from the T-Mobile account.  No individual Agent who receives a Training assessment of less than [*] percent ([*]%) will graduate from New Hire Training or Conversion Training, as applicable, to be eligible to perform Production.  All T-Mobile dedicated non-Agents must attend Quality Certification training prior to directly supporting any T-Mobile dedicated team.  In addition, all TCC support personnel must be trained in Quality Certification.

8.5.5.                  Certification of Trainers and Facilitators.  Training curriculum shall be facilitated by individuals certified by either T-Mobile “Learning and Development” specialists or Provider’s own certified Training Manager (“Trainers”).  Provider shall provide, and shall bear all of its costs and expenses of, certification training for all prospective Trainers.  Provider shall use a certification course that is satisfactory to T-Mobile and, if Provider does not or cannot maintain such a certification course, Provider shall use the certification curriculum provided by T-Mobile as the same may be updated from time to time.  Provider shall ensure that no uncertified Supervisors/Operations Managers/Coaches and/or Team Leads, or any persons other than Trainers, conduct New Hire Training.

8.5.6.                  Training Standards.  Provider shall ensure that all Training Managers and Training Quality Managers utilize the Training Manager Toolkit to manage, observe, assess and monitor Trainer performance.  Provider shall, upon T-Mobile’s request, provide assessment and monitoring information gathered from the Training Manager Toolkit to T-Mobile.

8.6.                            Streamline Read Time.  Provider shall schedule time for each Agent to read “Streamline” (“Streamline Read Time”) prior to each Agent shift in the amount of [*] ([*]) minutes per day and no more than [*] ([*]) minutes per Agent per week.  Provider shall measure Streamline Read Time via ACD or AUX code or skill set and shall report the same to T-Mobile no less frequently than [*].  Provider shall attain, and demonstrate through submitted written reports to such an effect, [*] percent ([*]%) or greater daily compliance with the Streamline Read Time obligations set forth in this Section.

9.                                      Escalation Procedures.

Provider shall utilize T-Mobile-provided escalation policies and procedures to handle Calls beyond a given Agent’s scope of training or where management support of a T-Mobile customer issue is necessary or appropriate.  Unless expressly provided to the contrary in such T-Mobile-provided policies and procedures, Provider shall ensure that each Call that cannot be handled effectively by an Agent is handled by the Supervisor and up to the Manager before being transferred to T-Mobile for resolution.  If a customer requires management support, Provider shall cause its Agents to transfer the call to a Manager, who will attempt to resolve the issue before transferring the Call to T-Mobile, based on a mutually agreed-upon escalation procedure which Provider and T-Mobile will meet periodically to review.  If T-Mobile updates its escalation policies or procedures, it will provide such policies or procedures to Provider, and if applicable, will update Streamline (or other applicable on-line resources T-Mobile makes available to Provider).

10.                               Telecommunications and Data.

T-Mobile shall deliver Calls to, and shall deliver a data circuit to, a single Provider network point of entry at each applicable United States Site, or to a United States port of entry location if Site is located outside of the United States, as provided in Exhibit E (Computing and Network Specifications) hereto, or as otherwise mutually agreed upon by the Parties in writing.  Provider shall bear all costs of and related to procuring, supporting and otherwise routing Calls to other Sites or facilities.  Provider shall provide: (a) an outbound call circuit; (b) adequate and suitable space for T-Mobile equipment to be stored and/or operated on Provider’s premises; and (c) suitable call-recording functionality.  Provider acknowledges and agrees that the data circuit provided by T-Mobile under this Section may be used by Provider only to support Call handling and other performance of Services under this Agreement.

11.                               Facilities.

At each Site, Provider shall provide (a) a cabinet for all T-Mobile Equipment, as applicable, as detailed in Exhibit E (Computing and Network Specifications) hereto and (b) the PBX communications switch to deliver calls (such switch certified to function with Cisco ICM, workstations, local area network (LAN) infrastructure), high-speed Internet access and other Facilities equipped to run and utilize the most recent version of the T-Mobile customer care systems, described in Exhibit C (Customer Care System) hereto, deployed at the time of the implementation of the most recent Statement of Work hereunder.  Provider is hereby granted a license for the term of this Agreement to use the software listed in Exhibit D (Desktop Licensed Software) hereto (the “Licensed Software”), in object code form only, for the sole purpose of performing its obligations under this Agreement.  Provider will not copy, make derivative works of, make available to third parties, disclose, distribute or otherwise use the Licensed Software for any purpose other than as expressly provided under this Agreement.  At each Site, Provider shall also provide the telecommunications switch (such switch capable of call processing), Universal Power Supply (UPS) and adequate electrical power, desktop computers that meet the specifications listed in Exhibit E (Computing and Network Specifications) and Exhibit J (Additional Safeguards) hereto, office supplies, dedicated workspaces, appropriate call-recording technology and facilities and such other Facilities as reasonably required to effectively perform the Services.  Without limiting the foregoing, T-Mobile shall be responsible for its own costs associated with wide area network (WAN) infrastructure.  Provider will not make any material changes to any Facilities without providing at least thirty (30) calendar days’ prior notice to T-Mobile.

12.                               Systems Use and Downtime.

Information given to T-Mobile customers or collected by Agents shall be directly taken from and/or input into applicable T-Mobile Resources.  Provider shall also record all Calls and shall keep such recorded Calls for no fewer than [*] ([*])days.  Provider shall allow T-Mobile full access to copy such recorded Calls for a period of [*] ([*]) days.  Thereafter, upon [*] ([*]) hours’ notice, Provider shall allow T-Mobile full access to copy such recorded Calls for an additional [*] ([*]) days.  Additional recording requirements shall be handled as a Material Change.  Provider shall notify T-Mobile at least [*] ([*])

hours prior to any scheduled downtime that restricts T-Mobile’s ability to access and copy recorded calls, and Provider shall provide immediate notification if Provider encounters a system outage that prevents T-Mobile access to copy such recorded calls.  In the event that Provider is unable to perform the Services due to a failure of Facilities or T-Mobile Resources (“Downtime”), Provider shall immediately notify T-Mobile and, as instructed by T-Mobile, capture Call information in Remedy or on Downtime forms provided by T-Mobile.  In the absence of applicable instructions from T-Mobile during Downtime, Provider shall require Agents to attempt to use “Remedy” and, if such is not possible, to capture Call information on Downtime forms.  If Agents use Downtime forms, Provider shall input information from these Downtime forms into applicable T-Mobile Resources within [*] ([*]) hours of cessation of Downtime; provided, that if Volume does not reasonably allow for this timeframe to be met, then Provider will have an additional [*] ([*]) hours to enter all such information into applicable T-Mobile Resources.  Provider shall destroy (by shredding or burning) all Downtime forms containing Personal Information or, at T-Mobile’s option, deliver such Downtime forms directly to T-Mobile, immediately after the information from a given Downtime form is entered into applicable T-Mobile Resources.  Provider shall assign a special ACD tracking code to indicate when specified Agents enter Downtime form information into applicable T-Mobile Resources.  Provider shall provide Downtime productivity reports to T-Mobile displaying time in code and number of Downtime forms processed.  T-Mobile agrees to pay Provider the Price Per Hour Rate (contingent upon Provider meeting the agreed-upon hourly rate of entry of Downtime forms) to be agreed to by the Parties, operating in good faith for processing Downtime forms, so long as such Downtime has, as its sole cause, the failure of T-Mobile Resources and could not have reasonably been avoided by Provider.

13.                               Overtime.

13.1.                     If Volume on a given day will exceed that forecast in the Final Forecast, Provider shall so notify T-Mobile and shall recruit trained Agents to handle such excess Volume (“Overtime”).  Provider shall obtain prior written approval from T-Mobile for any other overtime that Provider believes may be required or incurred for the performance of the Services.  T-Mobile will not compensate Provider for, and Provider will not invoice T-Mobile for, any Overtime unless such Overtime is approved in writing by T-Mobile in advance.  T-Mobile agrees to pay Provider the Overtime rate set forth in the Pricing Schedule for all Volume handled in excess of [*] percent ([*]%) of that set forth in the Final Forecast, including by interval.

13.2.                     Provider shall employ the recruiting process for Overtime as soon as the circumstance causing the Volume variance is identified.  If Provider identifies such circumstance at least [*] ([*]) weeks before its expected occurrence, Provider shall use all reasonable efforts to minimize the financial impact of Overtime by modifying schedules to support the required staffing.  Provider shall also recruit Agents to work overtime on a day-to-day basis when the intra-day Volume dictates additional staffing needs to maintain KPI goals.

13.3.                     Overtime for the purposes of invoice payment at Overtime rates will be calculated as provided in Section 23.7 (Overtime) of this Exhibit A (Standard Terms and Conditions).

14.                               KPIs.

The target KPIs will be as follows for all LOBs at all Sites, unless explicitly specified to the contrary in an applicable Statement of Work.  KPI performance will be used for adjustments to bonuses and/or penalties in accordance with the Pricing Schedule.  The Provider may seek relief from T-Mobile (as mutually agreed in writing) from performance metrics, including KPI targets, as a result of material changes in T-Mobile processes or procedures which negatively impact operational efficiencies.

14.1.                     Average Handle Time (AHT).  AHT shall be calculated as defined in Section 6 (Average Handle Time) of this Exhibit A (Standard Terms and Conditions), subject to adjustment during Ramp, as set forth in Section 7 (Ramp) of this Exhibit A (Standard Terms and Conditions).  The AHT goal may, at the sole, good-faith discretion of T-Mobile, be adjusted based upon material changes to Call type and/or length.

14.2.                     Activations — Inbound Calls (“Service Levels”).  [*] percent ([*]%) of Inbound Calls to the Activations LOB shall be answered by Provider within [*] ([*]) seconds.  For all other LOBs, [*] percent ([*]%) of Inbound Calls offered in a [*] shall be answered by Provider within [*] ([*]) seconds.

14.3.                     Call Volume.  Provider shall answer the Volume provided in the applicable Final Forecasts.  Handled Volume that exceeds the applicable Final Forecast by [*] percent ([*]%) for any [*] interval, where Service Level KPIs are not met, will not be included in the KPI calculation for the applicable Month.

14.4.                     Call Quality.  Call Quality (“Quality”) will be measured as set forth in this Section 14.4 (Call Quality).

14.4.1.           For the purposes of ensuring Call quality, Provider and T-Mobile shall measure Agents’ Quality for all Agents handling customer interactions (calls or chats), regardless of tenure or other factors, using the following types of observations:

14.4.1.1.                               T-Mobile observation;

14.4.1.2.                               Provider operations observation; and

14.4.1.3.                               Provider quality observation.

Provider will provide a minimum of [*] ([*]) observations per Agent per month conducted by a combination of Provider operations and Provider QA Specialists.

14.4.2.           The Quality KPI will be calculated based solely upon T-Mobile call quality scores, pursuant to methodologies provided by T-Mobile from time-to-time.  Provider operations and quality observations, while required, are collected for the purpose of providing immediate and monthly feedback to Agents and Provider management.  The parties agree to make reasonable efforts to provide daily scores for coaching and identifying gaps and trends for continuous improvement training.

14.4.3.           Provider shall cause all of its management, from Coach up to Site Director, including, but not limited to, training leadership, “Quality Managers,” and “QA Specialists” to attend at least [*] T-Mobile led “Educational Session” for their respective LOBs per month.  T-Mobile shall notify and keep Provider informed as to the number of calibration sessions required for each LOB, such number not to exceed [*] per LOB per week.

14.4.4.           Provider shall use the Quality observation form(s) provided by T-Mobile, as T-Mobile may update the same from time to time.  Provider shall use the data it obtains under this Section 14.4 (Call Quality) to provide both immediate and monthly feedback to Agents, Managers, Supervisors, Training team and Provider management.  Provider shall use its best efforts to provide each Agent with feedback and coaching within [*] ([*]) hours of being monitored by T-Mobile, Provider quality team or Provider operations.  Provider shall keep written or electronic documentation of each feedback and coaching session.  Provider shall ensure that such documentation is signed by the Agent and shall make all such documentation available to T-Mobile for review upon request.  Provider will ensure the observations are completed evenly throughout the month to ensure each agent is observed weekly.  The Quality scoring criteria used by Provider shall match that used by T-Mobile.  Call monitoring feedback sessions will be held between the Agent and the Agent’s direct supervisor and Provider’s Quality team.  Any monitored Calls containing an Agent’s use of profanity or customer abuse (as determined by T-Mobile) will result in immediate and permanent removal of such Agent from all T-Mobile LOBs.

14.5.                     Monthly Attrition:  Monthly Attrition will be calculated by determining [*].

14.6.                     Interval One Call Resolution (iOCR).  “Interval One Call Resolution (iOCR)” performance measures the rate that customers complete additional phone interactions within an interval of time.  iOCR is measured via the percentage of secondary Inbound Calls received from a customer within [*] ([*]) hours following the initial Inbound Call from such customer to the total number of Inbound Calls for such period.  Secondary Inbound Calls and total Inbound Calls are not measured from the switch but rather are the result of verification with the IVR system that also connects to an inbound Customer Service Representative.  A transferred call is not counted as a secondary interaction.  A positive resolution is one that provides a solution to a problem, a requested action has been taken, and/or a question has been correctly answered in regard to the customer’s stated reason for calling, as well as any additional needs identified during the course of the interaction, such that a customer does not require an additional phone interaction.

14.7.                     Critical Business Policies Compliance (CBPC).  “Critical Business Policies Compliance” is the percentage of T-Mobile Quality monitored Calls in which Agents complied with all critical business policies of T-Mobile (“Critical Business Policies”) to the total number T-Mobile Quality monitored Calls.  Critical Business Policies will be communicated to Provider via Streamline and include, but not be limited to, the following:

Activations - Consumer Credit Compliance %
Activations - Add-on Activation Compliance %
Activations - Unique Application Processing Compliance %
Activations - Consumer/Victim Statement Alert Compliance%
Activations - Death Claim Alert Compliance %
Activations - Application Mismatch Compliance %
Activations - Negative File Applications Compliance %
Activations - Bureau File Freeze Compliance %
Activations - Hot Fraud Name Check Compliance %
Activations - Inquiry Count Alert Compliance %
Billing - Adjustment Index Compliance %
Billing - Courtesy Credit Compliance %
Call Handling - Account Verification Compliance %
Call Handling - Address Changes Compliance %
Call Handling - Contracts and Service Agreements Compliance %
Call Handling - Customer Confidentiality Compliance %
Call Handling - Memos Compliance %
Call Handling - Recording Calls or Chat Conversations Compliance %
Call Handling - CPNI/PII Incident Reporting Compliance %
Equipment Support - Premium Handset Protection Program Compliance %
Equipment Support - Handset Exchange Program Compliance %
Equipment Support - Service Request Compliance %
Equipment Support - Trouble Ticket Compliance %
Handset Exchange Program - Equipment Ordered Compliance %
Handset Exchange Program - Delivery Expectations Compliance %
Handset Exchange Program -Failure Reason Detail Compliance %
Handset Exchange Program - Warranty Information Compliance %

Service Request - Issue Description Detail Compliance %
Service Request - Resolution Expectations Compliance %
Trouble Ticket - Issue Description Detail Compliance %
Trouble Ticket - Resolution Expectations Compliance %

14.8.                     Net Revenue.  Net Revenue is defined in terms of net Monthly Recurring Charges (“MRC”) for Features and is based on total Feature adds minus total Feature deletes, as further indicated in Table 2(c)(1) (PFP Factors) below.  Net Revenue will be measured for each Agent in Lines of Business where this metric is applicable, as determined by T-Mobile in its discretion.  For purposes of this definition, “Features” means the customer account items listed by T-Mobile in Streamline (or such other successor tool determined by T-Mobile) as Features for purposes of calculating Net Revenue.  Such listed Features may be modified by T-Mobile from time-to-time through updates to Streamline (or successor tool) in T-Mobile’s sole discretion.

14.9.                     Voice of the Customer (myVOC).  “Voice of the Customer (myVOC)” performance is the overall customer satisfaction with Provider’s performance as determined through customer satisfaction surveys conducted by T-Mobile during follow-up calls made to such customers.  The customer satisfaction survey will be created by a third-party in good faith and applied impartially.

15.                               Reports.

Provider shall provide T-Mobile with standard Call count Reports and performance Reports on a [*] basis by [*] for the previous [*], [*] by Monday [*] for the previous[*], and [*] by the [*] of each [*] by [*] for the previous [*].  Each Report shall be in the format and contain all information required by this Agreement and otherwise requested by T-Mobile.  In addition, Provider shall provide Reports to T-Mobile reflecting measurements of all KPIs and other metrics described in this Section 15 (Reports) within [*] ([*]) calendar days of each [*] end.  All reporting fed by data from the switch, any scheduling systems used to provide the Services, or by any other Facilities may not be subject to non-standard report development costs.  Provider shall include switch reports with any reports regarding LOBs for which any amount is billed on a per minute basis.  T-Mobile and Provider shall mutually agree upon any other reports and the allocation of costs associated with development and provision of those reports.  T-Mobile may request changes to the format of any Reports to be provided under this Agreement; provided, that if T-Mobile requests material changes to the format of any reports provided for in this Section 15 (Reports), Provider shall prepare a reasonable estimate of the expected costs related to such format change, based upon the “Per Hour Report Development Rate,” but only if such a rate is provided in an applicable Statement of Work, and shall not implement such format change without the prior written approval of T-Mobile.  T-Mobile agrees to compensate Provider for its costs related to such format change; provided, that such costs will in no event exceed those approved in advance by T-Mobile in writing.

16.                               Monitoring.

T-Mobile will have the right (but not the obligation), to the extent permitted by applicable Law and at no additional expense, to monitor at any time (either on-site or remotely) Calls and/or specific Agents to ensure compliance with KPIs and other applicable performance, operational and quality control standards.  Provider shall provide T-Mobile with a secured remote monitoring solution and sufficient licenses to monitor no less than [*] ([*]) calls per Agent per [*].  T-Mobile does not guarantee, however, that any Agent will be monitored more or less often than on [*] ([*]) calls per [*], nor that any given Agent will be monitored at all.  Any remote monitoring solution used by Provider to meet its obligations under this Section 16 (Monitoring) shall meet such requirements (as to vendor, product, service, program, LOB or other factors) as T-Mobile may identify in writing before the Effective Date.  Specific matters related to the implementation of the primary remote monitoring solution will be negotiated and mutually agreed upon by the Parties.  In addition to the required primary monitoring tool, Provider must provide a toll-free dialup that allows T-Mobile to both monitor random calls as they come into the queue and to monitor specific agents, located by extension.  Provider shall provide T-Mobile with security codes for such dialup access that allow T-Mobile to remotely monitor each individual specified by T-Mobile, and shall ensure that any such dialup access uses commercially reasonable security measures to prevent unauthorized access to, and use and disclosure of, the data stored in or retrievable by the remote monitoring solution.  Provider shall provide a minimum of [*] ([*]) hour notice of any changes to remote dial-in information or changes to log-in requirements.  Provider shall use best efforts to ensure that access to both the primary and the toll-free dialup monitoring options have full connectivity on the [*] day of the first TCC Call following the launch of a new Site or LOB.  For each [*] ([*])-day period in excess of such [*] ([*])-day period, Provider will pay to T-Mobile an amount equal to [*] percent ([*]%) of the Services Fees for one [*].  Provider shall reflect such amount on the corresponding [*]’s invoice or on a standalone credit memo corresponding to the date of the invoice.  The rights and remedies of T-Mobile under this Section are in addition to, and not in lieu of, any other right or remedy afforded to T-Mobile under any other provision of this Agreement, by law or otherwise.

17.                               Holidays.

Each Statement of Work shall include a list of holidays for the country of the Site from which the Services are performed under such Statement of Work (the “Holiday Schedule”).  Provider shall select, for each Statement of Work, [*] ([*]) of the holidays from the respective Holiday Schedule (each, a “Selected Holiday”), and T-Mobile agrees to compensate Provider for holiday rates for these Selected Holidays as identified in the attached Pricing Schedule when applicable to a Site, and then only if [*] percent ([*]%) of required staffing for the applicable Forecast is met.  Holiday rates apply to the actual Selected Holiday only. Upon notice to Provider as set forth in Section 4 (Forecasting) of this Exhibit A (Standard Terms and Conditions), T-Mobile reserves the right to forecast and deliver [*] ([*]) Volume for any of the Selected Holidays from time to time, and to not compensate Provider for any Services performed on such holidays, if T-Mobile designates the queue to be closed on that day.  To ensure adequate staffing on the Selected Holidays, Provider shall provide a staffing plan, once per [*], for all of the holidays listed in an applicable Statement of Work, irrespective of whether or not such holidays are Selected Holidays.

18.                               Additional Terms Regarding System Downtime; Force Majeure.

18.1.                     Neither Provider nor any person or entity acting on Provider’s behalf will perform maintenance that could reasonably be expected to materially affect performance of the Services (“Maintenance”) except as set forth in this Section 18.1.  In no event will interruption of Services for system maintenance constitute a failure of performance by Provider if Provider is in compliance with this Section 18 (Additional Terms Regarding System Downtime; Force Majeure).  In the event Provider determines that any Maintenance is necessary, Provider shall notify T-Mobile of such necessity no later than [*] ([*]) days before the date and time, if any, on which Provider proposes that such Maintenance be performed, and will commence such maintenance only on date(s) and time(s) for which T-Mobile has provided written approval.  Provider shall ensure that all routine Maintenance takes place during off-peak or off-system hours.

18.2.                     Provider shall immediately report to T-Mobile any failures, disruptions or material deprecation in performance of any Facilities.  Further, within [*] ([*]) hours after learning of such failure, disruption or deprecation, Provider shall provide T-Mobile with a preliminary root cause analysis of, and the duration of, such failure, disruption or deprecation and its impact upon the performance of the Services, with a final root cause analysis due within [*] ([*]) hours after the disruption.  Such root cause analysis shall also contain plans for forward-looking mitigation of future occurrences of the same nature.

18.3.                     Notwithstanding anything in these Standard Terms to the contrary, and without limiting Provider’s obligations in this Agreement, Provider shall ensure that the Services shall continue without interruption due to a Facilities failure by implementing security features and disaster recovery plans necessary to provide the Services with an up-time of [*] percent ([*]%) (not including scheduled Maintenance), which shall include appropriate redundant equipment, software and systems, alternate means of call routing, backup call allocation, backup generator power and other appropriate Facilities.  For each [*] percent ([*]%) by which Provider misses the up time requirement for Services on any LOB in a given[*], Provider will incur a penalty of [*] percent ([*]%) of the Service Fees applicable to any [*] in which it misses the up-time requirement for Services on any LOB in a given month.  Provider shall reflect such penalty on the corresponding [*] invoice or on a standalone credit memo corresponding to the date of the invoice.  Provider shall review the components and execution of the features and plans required by this Section 18.3 on a quarterly basis, update the same as necessary, and provide the results of such review to T-Mobile promptly thereafter.  The penalties provided herein shall not be deemed as limiting T-Mobile’s rights or remedies under this Agreement, or as constituting liquidated damages.

18.4.                     Where Provider experiences Downtime, and where such Downtime is due to a material failure of the T-Mobile Resources of which Provider had less than [*] ([*]) hours advance notice from T-Mobile, then, assuming Provider is not in breach or default of any obligation under this Agreement, T-Mobile agrees to pay Service Fees for such Downtime.  The calculation to be utilized for Downtime is as follows: [*]

19.                               Allocation of Resources.

T-Mobile acknowledges that upon the occurrence of a force majeure event or in instances of unforeseeable and unusually high demand, demands on the Facilities may exceed such Facilities’ capacity.  In any such instance, Provider may, upon written notice to T-Mobile, equitably prioritize Services and otherwise curtail utilization of the Facilities in a manner so that any degradation to the Services provided to T-Mobile is no greater than the level of degradation experienced by any other customer of Provider.  In the event of any such prioritization or curtailment, T-Mobile will in no event pay Provider Service Fees for affected intervals based upon any Volume greater than that actually handled by Provider during such intervals.  Upon the request of T-Mobile, Provider shall provide T-Mobile with reasonable evidence of its compliance with this Section 19 (Allocation of Resources).

20.                               Recruiting.

20.1.                     Generally.  Provider recruiting of Managers, Supervisors, Coaches, Trainers, Agents (and any other Provider employees providing Services to T-Mobile under this Agreement) shall meet or exceed applicable recruitment, selection, hiring and training requirements as set forth in this Section 20 (Recruiting) and in applicable T-Mobile policies that T-Mobile may provide to Provider from time-to-time.  In addition, upon T-Mobile’s written request, Provider will provide the starting wages and average wages for Agents.

20.2.                     Recruiting Requirements.  Provider recruiting efforts will include, without limitation, the following:

20.2.1.           A mutually approved customer service assessment, which will include the ability to read, write, and communicate fluently in the English language, in addition to the ability to read, write, and communicate fluently in the Spanish language for any Spanish language LOB, as well as to type at least [*] ([*]) words per minute;

20.2.2.           Verification that all Managers, Supervisors, Coaches, Trainers, Agents and any other Provider employees providing Services to T-Mobile under this Agreement have obtained a high school diploma, GED or equivalent;

20.2.3.           A behavioral interview; and

20.2.4.           Background checks, which shall include criminal records, are required and shall be completed according to T-Mobile’s “Background Checks” policy then in effect before employment of any Manager, Supervisor, Coach, Trainer, Agent (and any other Provider employee providing Services to T-Mobile under this Agreement).  In addition, periodic individual employee background checks may be requested by T-Mobile during the course of a fraud or criminal investigation.  Without limiting the generality of the foregoing, all background checks shall include, at minimum, all counties of employment and residence for the last [*] ([*]) years for the prospective employee, as well as state and federal records.  No prospective or current employee who has been convicted of a non-pardoned felony (or equivalent charge), a gross misdemeanor, any misdemeanor relating to computer security or theft, violence, or fraud; or a breach of trust or act of dishonesty that is related to the job duties performed should be involved in the provision of Services to T-Mobile.  Costs incurred for background checks shall be Provider’s responsibility.

20.3.                     Audit Right.  Without limiting T-Mobile’s other audit rights, T-Mobile reserves the right to audit Provider’s compliance with this Section 20 (Recruiting).  Provider shall make available and provide to T-Mobile all records pertaining to its compliance with this Section 20 (Recruiting), and to promptly correct any deficiencies discovered by T-Mobile during any audit of Provider’s compliance therewith.

21.                               Staffing Requirements.

Provider shall maintain staffing ratios no higher than the following:  production Agents to Coach/Supervisor at [*]; Agent to Trainer at [*]; and Agent to “Quality Team Specialist” at [*].  All coaches/supervisors, managers, and supporting staff shall be full-time Provider employees.  Subject to Section 21.1 of this Exhibit A (Standard Terms and Conditions), Provider shall ensure that each person assigned to any function has the necessary functional and T-Mobile-related training to successfully perform such function.  Provider shall provide specific information regarding all Agents and other persons involved in provision of the Services to T-Mobile that is as extensive as allowable under Law.  Such information shall include, Agent name, Agent ID, start date on T-Mobile LOB, assessment scores by module, termination date from T-Mobile LOB, quality average, and other KPI measures as requested by T-Mobile.

21.1.                     All support functions for a Site, such as Provider quality support personnel and trainers must be housed within such Site unless otherwise agreed to in writing by T-Mobile.  No function will be performed by an individual assigned to that function without such individual having attained the necessary skills through completion of a certification of skills program.  Provider also shall ensure that all Agents and other persons who interact with customers maintain their T-Mobile-related skills through a yearly certification process.  All certification costs after the [*] year’s certification by T-Mobile shall be borne by Provider.  In support of this process, Provider shall ensure the following:

21.1.1.           All Coaches, Supervisors, Trainers, and “Leads” (including any and all other Provider employees in a lead role, teaching and/or mentoring capacity) shall each support customer calls on-line each week for a total of at least [*] ([*]) hours per month, which calls shall not include escalation calls, to maintain their skills.  The remainder of their time will be used to support Agent development, and to otherwise assist Provider employees to perform the Services.

21.1.2.           Quality Assurance specialists will support customer calls on-line each month for at least [*] ([*]) hours per month to maintain their skills.

21.1.3.           Managers and Trainers will be full-time employees of Provider who have completed T-Mobile National Standard Curriculum Training.

21.1.4.           Supervisors will monitor a minimum of [*] ([*]) customer calls per Agent per month, completed evenly throughout the course of the month to ensure each Agent is observed weekly.

22.                               Fraud.

22.1.                     Policies and Reporting.  Provider shall implement and enforce its own policies and procedures, and shall implement and obtain Agent signatures for all T-Mobile policies and procedures relating to CPNI and privacy and security, to detect and prevent handset or credit card theft or other fraudulent activity by an employee, Agent or other person acting under the control or direction of Provider (“Fraud”).  In the event of conflict between policies and procedures of T-Mobile and Provider regarding Fraud, T-Mobile’s policies and procedures shall govern.  If any Agent or any other employee or other person acting under the control or direction of Provider is suspected of committing handset or credit card theft or any other Fraud activity that actually or potentially affects T-Mobile or its customers, Provider shall promptly, but in no event later than [*] ([*]) hours after discovery of, or being informed of, the suspected theft or activity, notify T-Mobile of the suspected Fraud activity and, within [*] ([*]) hours of any request by T-Mobile, shall provide T-Mobile with information necessary to conduct an investigation, including, without limitation, the employee name, address, contact information, Social Security number, emergency contact address, phone numbers and any other information that may assist in investigation of the suspected fraudulent activity.

22.2.                     Restitution.  Provider will be solely and exclusively responsible for losses incurred by T-Mobile or its customers that arise solely out of or relating to Fraud, and shall make restitution to T-Mobile for such losses.  Unless otherwise agreed to in writing by T-Mobile’s Senior Business Manager (or more senior official of T-Mobile), any such restitution (a) is due in full within [*] ([*]) calendar days of discovery of the Fraud that is the subject of such restitution; and (b) shall be resolved by, at T-Mobile’s option, (i) a cash payment to T-Mobile; or (ii) a line item credit on the applicable invoice(s).  T-Mobile reserves the right to prosecute any employee, Agent or other person acting under the control or direction of Provider that commits Fraud against T-Mobile or a customer of T-Mobile.

23.                               Service Fees.

23.1.                     The Service Fees will, for a given LOB and/or Site, consist of Billable Minutes (defined in Section 23.2 (Billable Minutes Defined) hereto) multiplied by the applicable rate(s) set forth in the Pricing Schedule, as modified by any penalties, bonuses or other adjustments in accordance with the procedure outlined therein and otherwise in accordance with this Agreement.  In the event that Agents can be cross-utilized (and are sufficiently cross-trained) across various LOBs (as applicable and in a fashion pre-approved by T-Mobile) in an effort to keep them productive, as well as to meet and maintain Service Levels, such scenario shall be applied to the determination of Billable Minutes as set forth in Section 23.2  (Billable Minutes Defined) of this Exhibit A (Standard Terms and Conditions).

23.2.                     Billable Minutes Defined.  “Billable Minutes” means the actual handled Volume multiplied by the actual AHT (except in the case of Overtime, in which case Forecasted AHTs may be used as more specifically set forth in Section 23.7.1 (Overtime for Excess Volume Handling) of this Exhibit A (Standard Terms and Conditions).

23.3.                     Pay for Performance.  KPI performance will determine the bonuses and/or penalties for Provider as set forth in Schedule 1 (Pricing) to this Exhibit A (Standard Terms and Conditions).  The Pay for Performance workbook will be applicable after the sixth (6th) month of Call handling through the life of the Agreement for a new Site.

23.4.                     Forecast Adjustments.  Notwithstanding anything to the contrary in this Agreement, (a) in the event that T-Mobile terminates this Agreement or the Services to be performed at any Site and/or for any LOB, the applicable Final Forecast(s) will automatically be amended to provide for zero (0) Volume from and after the effectiveness of such termination; and (b) in the event that T-Mobile notifies Provider of any termination of this Agreement or the Services to be performed at any Site or for any LOB, T-Mobile may amend any and all existing Final Forecast(s) applicable to all dates subsequent to such notice.

23.5.                     Downtime Payments.

23.5.1.           During Downtime caused by a failure of T-Mobile Resources, then, if Provider is staffed at no less than [*] percent ([*]%) of forecasted required FTE at such Site and/or for such LOB,

then Provider is eligible for Downtime Payments using the following calculation: AHT from the previous week’s same interval and the Final Forecast interval data for the period of Downtime.  As an example, if T-Mobile 800# goes down for calls routed to Provider for one and [*] ([*]) hours, then the previous week’s AHT for the same period is used for the one and [*] ([*]) hours of Downtime and the Final Forecast interval data for actual day impacted is used to supply calls handled data.  The previous week’s AHT and Final Forecast interval Volume is used to build the outage intervals for invoicing and billing purposes.

23.5.2.           In the event of any Downtime caused by anything other than a force majeure event under Section 14.5 (Force Majeure) of this Agreement, or a failure of T-Mobile Resources, and if Provider cannot or does not accept the Volume T-Mobile is otherwise prepared to provide, then, for the purposes of determining KPI penalties, Provider shall use the forecasted Volume in the applicable Final Forecast to determine service levels for such Downtime period.

23.5.3.           T-Mobile agrees to pay to Provider an hourly rate as listed in the Pricing Schedule for the actual minutes of processing Downtime forms in accordance with Section 12 (Systems Use and Downtime) of this Exhibit A (Standard Terms and Conditions).

23.6.                     Costs and Expenses.  Unless explicitly provided to the contrary in these Standard Terms, Provider shall be responsible for all costs and expenses related to recruitment, training and staffing of Agents, specialists and other personnel required to provide the Services related to this Agreement with regard to compliance with all applicable laws, rules and regulations governing Provider relating to employment, labor, wages, benefits, taxes and all other costs affecting Provider employees.  In no event will Provider bill T-Mobile for any such costs or expenses.

23.7.                     Overtime.  Overtime will not be billed unless T-Mobile has provided written approval of such Overtime.  Overtime will be calculated one of two ways:

23.7.1.           Overtime for excess Volume handling.  Excess Volume handling Overtime will be calculated by interval using the following formula: [*].

23.7.2.           Overtime for redundancy mitigation.  From time to time, T-Mobile may request overtime Services to help mitigate the inability of another site (whether internal to T-Mobile or another Provider) to take Volume.  Where excess call Volume does not materialize, T-Mobile shall agree to pay for the staffed Overtime (not to exceed authorized hours set forth in T-Mobile’s written approval).  Approved Overtime hours for redundancy mitigation will be billed at the Overtime Price Per Minute as set forth in Table 1-1 of the Pricing Schedule.

24.                               KPIs/Breach of KPIs.

Provider shall meet or exceed all KPIs set forth in Specifications for each Site and LOB.  Provider’s performance against the KPIs set forth in the Specifications for each Site and LOB will determine Provider’s Pay for Performance for such Services in the applicable LOB.  Performance that does not meet all KPIs in Specifications will result in decreases to the Service Fees, as well as such other consequences as set forth in this Agreement and other applicable Specifications; and performance above the KPIs may result in increases to the Service Fees as expressly set forth in applicable Specifications.  The foregoing consequences resulting from Provider’s performance of the Services measured against the KPIs, except for the AHT PFP shall not apply during the Ramp Period, unless otherwise agreed between the Parties in writing; a “Conversion LOB” shall be a LOB that involves Training that includes more than [*] ([*]) Training class.  Without limiting T-Mobile’s other remedies as provided in this Agreement, in the event that Provider does not meet all KPIs for a particular Site for [*] ([*]) consecutive calendar days in which Services are performed, such failure to meet KPIs will constitute a breach of this Agreement with respect to that Site and LOB.  In such event, Provider shall prepare and deliver to T-Mobile an action plan to cure such breach within [*] ([*]) calendar days from the date of the breach.  Such plan shall be subject to T-Mobile’s written approval, which will not be unreasonably withheld.  Provider shall cure such breach within [*] ([*]) calendar days from the first day in which Provider was in breach as described in this Section 24 (KPIs/Breach of KPIs).  If Provider fails to cure such breach within such [*] ([*]) calendar day period, T-Mobile shall have the right to terminate this Agreement with respect to all Sites and LOBs affected by such breach.

25.                               Quarterly Business Reviews.

Provider’s senior management will conduct at least quarterly business reviews to cover business highlights, overall account activity, including detailed KPI metrics by Site and LOB, to be scheduled at a time mutually acceptable by Provider and T-Mobile.  At least once yearly, Provider’s senior management shall attend in person (travel to T-Mobile’s Field Service Center in Bellevue, Washington, at Provider’s expense), to be scheduled at a time mutually acceptable by Provider and T-Mobile, and in addition to the above business review topics, shall present an historical overview of all key Reports and metrics standings (if metrics are not being met, then an action plan must be presented and implemented to achieve measurable results within [*] ([*]) days, present incentive programs run and subsequent results, including budget analysis, as well as Provider’s company direction for the coming year.

26.                               Training and Production Devices.

At T-Mobile’s sole and absolute discretion, and subject to Provider’s compliance with the terms of the Training and Production Device License Agreement set forth in Exhibit N (Training and Production Device License Agreement) to the Service Agreement, T-Mobile may, from time-to-time, furnish to Provider the handsets (“Handsets”), Subscriber Identity Modules (“SIMs”), and/or wireless routers (“Routers”) as may be required for Provider’s Sites for the sole use in the training environment (collectively “Training Devices”). The Training Devices shall be identified in the training device inventory (“Training Devices Inventory”) for the applicable Sites mentioned therein and will be updated from time-to-time.

EXHIBIT A-1

TO

STANDARD TERMS AND CONDITIONS

PRICING

This Exhibit A-1 to Standard Terms (Pricing) (the “Pricing Schedule”) is attached to and incorporated into Exhibit A (Standard Terms and Conditions) of that certain Worldwide Call Center Services Agreement entered into by and between T-Mobile, USA, Inc. (“T-Mobile”) and StarTek, Inc. (“Provider”), dated July 1, 2011 (the “Agreement”).  All capitalized terms, where not otherwise defined in this Pricing Schedule, will have the meanings set forth in the Agreement or Standard Terms and Conditions therein.  Except as expressly provided herein, all monetary amounts listed herein are denominated and payable in US Dollars.

1.                                      Rates

During the term of the Agreement, the Service Fees shall be determined for each Statement of Work by reference to the rates set forth therein; the Service Fees will be computed by applying these rates to the methodology set forth in Section 2 (Determination of Service Fees) hereinafter.

2.                                  Determination of Service Fees

(a)                                  Overview of Service Fees

The Service Fees for a Statement of Work in a given Month shall consist of the aggregate of the Service Fees incurred under the Statement of Work in such Month for (a) Production minutes incurred during such Month (“Production Fees”); (b) billable Training undertaken by Provider in the applicable Month (“Training Fees”); and (c) any Transition Services incurred by Provider in the given Month (“Transition Fees”).  Each of these components of the Service Fees will be determined as set forth below.

(b)                                  Production Fees

The Production Fees “PFi” for a particular LOB in a given Month “i” shall be computed in accordance with the following formula:

[*]

Where:

RMi  are the Production minutes (inbound and outbound) chargeable under the Statement of Work in Month “i”, excluding Overtime or Selected Holiday minutes (“Regular Minutes”).

PPMi is the price per minute for Regular Minutes for the applicable LOB under the Statement of Work in Month “i”, which shall be determined based upon the[*], as provided in applicable Statement of Work.

H_Mi are the number of chargeable Selected Holiday Production Minutes under the Statement of Work in Month “i”.

O_Mi are the number of chargeable Overtime Production Minutes under the Statement of Work in Month “i”, using the following formula: [*].

A-1-1

HO_PPMi  is the price per minute for Overtime or Selected Holiday Production Minutes, which shall equal the [*].

(c)                                  Pay for Performance Production Price Per Minute

The Pay for Performance adjustment in each month shall be based upon Provider’s performance each Month against the following KPIs:  Monthly Attrition, AHT, myVOC, Net Revenue, and iOCR, each as further described in the Standard Terms and Conditions.  Each of these KPIs will be assigned a “PFP Factor” in the given Month, to be determined in accordance with Table 2(c)(1) and Table 2(c)(2) (PFP Factors) below, the contents of which shall be subject to periodic revision pursuant to the Standard Terms and Conditions.  The aggregate Pay for Performance adjustment PFP_Adji in a given Month “i” shall be the sum of the individual PFP Factors in such Month:

Table 2(c)(1) — PFP Factors (Example Scorecard Only):

[*]

Table 2(c)(2) — PFP Factors (Example Scorecard Only):

[*]

(d)                                  Training Fees.

T-Mobile shall have no obligation to pay any amount or bear any cost associated with Training unless expressly provided in Section 8.3 (Costs and Expenses of Training) of Exhibit A (Standard Terms and Conditions).

(e)                                  Transition Fees.

Upon termination of the Agreement or of a Statement of Work thereunder, at T-Mobile’s request, Provider shall provide Transition Services with respect to the applicable Services pursuant to Exhibit H (Transition Services) hereto.  Unless expressly stated otherwise hereunder or in the Services Transition Plan, T-Mobile shall be billed for the Transition Services at the same rates set forth hereunder for such Services, with the Transition Services to be performed to be set forth in the applicable Services Transition Plan.

(f)                                    Conversion to Hourly Rate.

Subject to other applicable staffing requirements provided elsewhere herein, in any given month for a particular LOB where the total required production FTEs for such LOB are [*] ([*]) FTEs or less, Provider will invoice T-Mobile for the Production Minutes as defined above at an hourly rate (defined as the applicable target rate as provided by T-Mobile x 60 minutes), as reported on the ACD.

3.                                   Costs Included in Rates.

The following shall be included in the rates and shall not be charged separately to T-Mobile, except to the extent otherwise expressly stated in this Agreement or in a Statement of Work:

•                  Fixed and variable compensation and benefits for all personnel and approved subcontractors (if any) required to perform the Services;

•                  All executive, managerial, supervisory or support positions required for the performance of the Services other than those expressly agreed to in the Statement(s) of Work;

A-1-2

•                  Cost of T-Mobile-specific training for replacement of staff due to attrition;

•                  Cost of Provider Facilities provided;

•                  Cost of all equipment and software utilized by Provider hereunder, including upgrades, unless such equipment or software is listed as T-Mobile’s responsibility herein or under a Statement of Work;

•                  Travel costs incurred by Provider.

All costs not specifically excluded in Section 4 (Costs Excluded from Rates) hereto shall be deemed to be included in the rates and Service Fees provided in Section 1 (Rates) and Section 2 (Determination of Service Fees) hereto, except to the extent otherwise expressly stated in this Agreement or a Statement of Work thereto.

4.                                      Costs Excluded from Rates

T-Mobile shall be separately charged for certain Expenses as set forth below:

•                  Training and Downtime costs that are expressly T-Mobile’s responsibility under the Standard Terms and Conditions or under a Statement of Work;

•                  Charges for equipment and software that are expressly listed as T-Mobile’s responsibility in this Agreement.

Any Expenses incurred by Provider on T-Mobile’s behalf, for which T-Mobile is responsible under the foregoing, shall be charged to T-Mobile on a [*].

A-1-3

EXHIBIT B

STATEMENTS OF WORK

This Exhibit B (Statements of Work) is made pursuant to that certain Worldwide Call Center Services (the “Agreement”), dated July 1, 2011, by and between T-Mobile USA, Inc. (“T-Mobile”)  and StarTek, Inc. (“Provider”).  All capitalized terms, where not otherwise defined herein, will have the meanings set forth in the Agreement, which is hereby incorporated by reference mutatis mutandis.

As of the Effective Date, the Parties are entering concurrently into those certain Statements of Work attached to this Exhibit as Exhibit B-1 (Makati, Philippines, Statement of Work); Exhibit B-2 (Kingston, Ontario, Canada, Statement of Work), Exhibit B-3 (Chat Services Statement of Work), Exhibit B-4 (Ortigas, Philippines, Statement of Work), and Exhibit B-5 (San Pedro Sula, Honduras, Statement of Work).  These Statements of Work are provided on the pages that follow.

[Remainder of page intentionally left blank]

B-1

EXHIBIT B-1

MAKATI, PHILIPPINES, STATEMENT OF WORK

ThisMakati, Philippines, Statement of Work, dated July 1, 2011, is made pursuant to that certain Worldwide Call Center Services Agreement (the “Agreement”), dated July 1, 2011, by and between T-Mobile USA, Inc. (“T-Mobile”) and StarTek, Inc. (“Provider”).  All capitalized terms, where not otherwise defined herein, will have the meanings set forth in the Agreement, which is hereby incorporated by reference mutatis mutandis.  This document constitutes a Statement of Work under the Agreement.  In the event of a conflict between the provisions hereof and those of the Agreement, the provisions of the Agreement shall prevail, except to the limited extent that such conflicting terms of the Agreement are expressly superseded in this Statement of Work.

Provider will provide the following services from their facilities in or around Makati, Philippines (the “Facilities”), pursuant to the following terms:

A.                                    Description of Services and Specifications.

The Services will include the receipt and handling of Inbound Calls from T-Mobile customers for customer service.  Agents shall handle such Inbound Calls according to the Specifications, as provided pursuant to the terms herein, the Standard Terms, and elsewhere in the Agreement, as well as by instructions provided by T-Mobile from time-to-time during the Term.  The Services may further include, without limitation, the placement of Outbound Calls to address Customer Care matters relating to the Inbound Calls, email and/or online chat sessions, as well as such other activities (including, by way of example but not limitation, training and managerial activities) as are described in the Specifications and elsewhere in the Agreement.  The T-Mobile LOBs supported by the Services under this Statement of Work, as well as the Sites, hours of operation, and other specifics of the Services under this Statement of Work, are as hereinafter provided below.

B.                                    Training.

1.                                      Accent Neutralization Training.  It will be Provider’s responsibility to ensure that all new employees (includes floor, training, leadership and support personnel) have been certified and trained in accent neutralization prior to entering into the T-Mobile training curriculum, and any such certification and training shall be undertaken [*].  Provider will ensure that all appropriate monitoring and coaching to improve accent and conversational English shall begin on the first day of training.  For the avoidance of doubt, the accent neutralization Training for the Services shall be provided in English only.

2.                                      Other Training.  T-Mobile will provide the approved Training curriculum and Ramp Period for such Training to Provider. T-Mobile shall pay for Provider New Hire Training and employee nesting (TCC) in the Facilities at the hourly billable Training rate set forth in Section F (Rates) of this Statement of Work in accordance with the payment terms set forth in Section 8.3 (Costs and Expenses of Training) of Exhibit A (Standard Terms and Conditions) of the Agreement; provided, however, that T-Mobile shall not be charged for accent neutralization Training provided pursuant to the preceding paragraph or any other Provider specific training (such as employee orientation or other human resources type training).  The full T-Mobile training curriculum should include classroom and on-the-floor customer contact training at the Facilities, unless otherwise mutually agreed between the parties.

B-1-1

Unless otherwise agreed in writing between the Parties or as set forth below, Provider shall pay for attrition Training.  Any Production minutes for which Provider Agents are taking Production calls in TCC at the Facilities will be billed at the Training rate, provided that T-Mobile has pre-approved the performance of such Production minutes from the Facilities.

C.                                    Facilities.  All Services will be processed from the Facilities, specifically located at the following address:

StarTek Makati

SM CyberOne Building

69 Jupiter Street

Makati City, Philippines 1209

D.                                    Line(s) of Business and Service Description(s).  The Facilities will handle the following Line(s) of Business:

Line(s) of Business - Skill No(s).	Service Description(s)

Prepaid English — 247	Provides English language customer service support regarding T-Mobile prepaid accounts.

Activations English — 261	Provides English language customer service support for customers seeking assistance with activating service or taking advantage of special offers that are made available to retain customers.

Consumer Credit English - 281	Provides English language customer service support regarding credit matters on T-Mobile accounts.

MCSA (Master Corporate Services Agreement) — 36	Provides customer service support to employees of businesses to take advantage of corporate discounts.

Activations Offline

Provides English language customer service support via written customer requests through email for customers seeking assistance with activating service or taking advantage of special offers that are made available to retain existing customers and grow lines of service.

WLNP Inbound English - 518	Provides English language customer service support on pending port requests for customers who transfer mobile phone numbers to or from T-Mobile.

E.                                      Hours of Operation.  Provider will operate the Facilities [*] ([*]) hours per day, [*] ([*]) days per year; provided, however, that Provider’s actual daily hours of operation for each Site may vary from the Default Hours if expressly set forth in an applicable Final Forecast.  Training hours will be agreed upon between the Parties in writing.

F.                                      Rates.  See rate chart below:

B-1-2

Makati, Philippines

Pricing

Production Rate (USD):
Activations English — 261 Prepaid English — 247 Consumer Credit English - 281 MCSA (Master Corporate Services Agreement) — 36 Price Per Minute (PPM)	< = 1500 Production FTEs $[*] > 1500 Production FTEs $[*] (total Production FTEs in Makati and Ortigas combined)

Activations Offline WLNP Inbound English - 518 Price Per Hour (PPH)	< = 1500 Production FTEs $[*] > 1500 Production FTEs $[*] (total Production FTEs in Makati and Ortigas combined)

Holiday/Overtime Rate	= Production Rate x 1.3

New Hire Training (Per Hour Rate)	$[*]

Prepaid English — 247 Activations English — 261 MCSA — 36 Activations Offline WLNP Inbound English Conversion/Continuing Education* and Input Downtime Forms (Per Hour Rate)	< = 1500 Production FTEs $[*] > 1500 Production FTEs $[*] (total Production FTEs in Makati and Ortigas combined) *(for hours in excess of [*] ([*]) hours per Agent per [*])

Report Development (Per Hour Rate)	To be mutually agreed in writing prior to any report development

G.                                    Holiday Schedule.  Provider selected [*] ([*]) holidays, as defined in the table below (each, a “Selected Holiday”), and T-Mobile agrees to compensate Provider for holiday rates for these Selected Holidays, and then only if [*] percent ([*]%) of required staffing for the applicable Forecast is met.  Holiday rates apply to the actual Selected Holiday only.

B-1-3

Makati, Philippines Holidays (dates from 2011 calendar)
[*]

H.                                    KPIs and PFP Factors.

**Note: The KPI metrics and PFP Factors below are subject to revision at T-Mobile’s sole and absolute discretion, by provision of written notice to the Provider.  Furthermore, alternative KPIs and PFP Factors may be provided in individual Statements of Work, which shall apply solely with respect to such Statements of Work.  PFP Factors are excluded for offline Lines of Business.

[*]

[*]

I.                                         General Terms

1.                                      This Statement of Work will govern over, and to the extent of any inconsistency will supersede, any prior Statements of Work between the Parties concerning the subject matter hereof

2.                                      This Statement of Work will terminate upon the earlier of the completion or termination of the Services specified above, or the termination of the Agreement or this Statement of Work as set forth in the Agreement.

3.                                      This Statement of Work shall be attached to and incorporated into the Agreement, and is subject to all the terms and conditions of the Agreement.

PROVIDER:		T-MOBILE USA, INC.:

By:	/s/ Chad A. Carlson	By:	/s/ Steve Heaps

Name:	Chad Carlson	Name:	Steve Heaps

Title:	Chief Executive Officer	Title:	SVP, Finance & Planning

Date:	7/28/11	Date:	7/26/11

B-1-4

EXHIBIT B–2

KINGSTON, ONTARIO, CANADA STATEMENT OF WORK

This Kingston, Ontario, Canada Statement of Work, dated July 1, 2011, is made pursuant to that certain Worldwide Call Center Services Agreement (the “Agreement”), dated July 1, 2011, by and between T-Mobile USA, Inc. (“T-Mobile”) and StarTek, Inc. (“Provider”).  All capitalized terms, where not otherwise defined herein, will have the meanings set forth in the Agreement, which is hereby incorporated by reference mutatis mutandis.  This document constitutes a Statement of Work under the Agreement.  In the event of a conflict between the provisions hereof and those of the Agreement, the provisions of the Agreement shall prevail, except to the limited extent that such conflicting terms of the Agreement are expressly superseded in this Statement of Work.

Provider will provide the following services from their facilities in or around Kingston, Ontario, Canada (the “Facilities”), pursuant to the following terms:

A.                                    Description of Services and Specifications.

The Services will include the receipt and handling of Inbound Calls from T-Mobile customers for customer service.  Agents shall handle such Inbound Calls according to the Specifications, as provided pursuant to the terms herein, the Standard Terms, and elsewhere in the Agreement, as well as by instructions provided by T-Mobile from time-to-time during the Term.  The Services may further include, without limitation, the placement of Outbound Calls to address Customer Care matters relating to the Inbound Calls, email and/or online chat sessions, as well as such other activities (including, by way of example but not limitation, training and managerial activities) as are described in the Specifications and elsewhere in the Agreement.  The T-Mobile LOBs supported by the Services under this Statement of Work, as well as the Sites, hours of operation, and other specifics of the Services under this Statement of Work, are as hereinafter provided below.

B.                                    Training.

T-Mobile will provide the approved Training curriculum and Ramp Period for such Training to Provider. T-Mobile shall pay for Provider New Hire Training and employee nesting (TCC) in the Facilities at the hourly billable Training rate set forth in Section F (Rates) of this Statement of Work in accordance with the payment terms set forth in Section 8.3 (Costs and Expenses of Training) of Exhibit A (Standard Terms and Conditions) of the Agreement; provided, however, that T-Mobile shall not be charged for any other Provider specific training (such as employee orientation or other human resources type training).  The full T-Mobile training curriculum should include classroom and on-the-floor customer contact training at the Facilities, unless otherwise mutually agreed between the parties.

Unless otherwise agreed in writing between the Parties or as set forth below, Provider shall pay for attrition Training.  Any Production minutes for which Provider Agents are taking Production calls in TCC at the Facilities will be billed at the Production rate.

C.                                    Facilities. All Services will be processed from the Facilities, specifically located at the following address:

B-2-1

StarTek — Kingston, Ontario, Canada

100 Innovation Drive

Kingston, ON

Canada  K7K-7E7

D.                                    Line(s) of Business and Service Description(s).  The Facilities will handle the following Line(s) of Business:

Line(s) of Business/Skill No(s).	Service Description(s)

Activations Offline	Provides offline customer service regarding account creation, assignment of mobile number and enrollment in a rate plan.

Activations English — 261	Provides English language customer service support for customers seeking assistance with activating service or taking advantage of special offers that are made available to retain customers.

Consumer Credit English - 281	Provides English language customer service support regarding credit matters on T-Mobile accounts.

Business Care — 250, 251	Provides specialized customer service required by large businesses and government accounts.

Business Care Offline — 18	Provides customer service support via written customer requests submitted through email to T-Mobile.com.

Business Credit — 282	Provides specialized customer service support regarding credit matters for large businesses and government accounts.

SIM-MSISDN — 19	Provides customer service support for customers regarding SIMSs and phone numbers on T-Mobile accounts.

WLNP Casework	Provides customer service support via written customer requests submitted through email to T-Mobile.com.

WLNP English - 518	Provides English language customer service on pending port requests for customers who transfer mobile phone numbers to or from T-Mobile.

E.                                      Hours of Operation.  Provider will operate the Facilities [*] ([*]) hours per day, [*] ([*]) days per year; provided, however, that Provider’s actual daily hours of operation for each Site may vary from the Default Hours if expressly set forth in an applicable Final Forecast.  Training hours will be agreed upon between the Parties in writing.

F.                                      Rates.  See rate chart below:

Kingston, Ontario, Canada
Pricing

Production Rate (USD):
Activations English - 261, Consumer Credit English - 281, Business Care 250, 251, Business Credit - 282 WLNP English - 518 Price Per Minute (PPM)	$[*]

B-2-2

Activations Offline, Business Care Offline - 18, SIM — MISISDN - 19, and WLNP Casework Price Per Hour (PPH)	$[*]

Holiday/Overtime PPM	Production Rate x 1.3

New Hire Training Per Hour Rate	$[*]

Business Care, and Business Credit: Conversion/Continuing Education* and Input Downtime Forms Per Hour Rate	$[*] *(for hours in excess of [*] hours per Agent per month)

Activations Offline, Business Care Offline, SIM — MISISDN, WLNP English, and WLNP Casework Conversion/Continuing Education* and Input Downtime Forms Per Hour Rate	$[*] *(for hours in excess of [*] hours per Agent per month)

Report Development Per Hour Rate	To be mutually agreed in writing prior to any report development

G.                                    Holiday Schedule.  Provider selected [*] ([*]) holidays, as defined in the table below (each, a “Selected Holiday”), and T-Mobile agrees to compensate Provider for holiday rates for these Selected Holidays, and then only if [*] percent ([*]%) of required staffing for the applicable Forecast, at such Site for such LOB, is met.  Holiday rates apply to the actual Selected Holiday only.

Kingston, Ontario, Canada Holidays (dates from 2011 calendar)
[*]

H.                                    KPIs and PFP Factors.

**Note: The KPI metrics and PFP Factors below are subject to revision at T-Mobile’s sole and absolute discretion, by provision of written notice to the Provider.  Furthermore, alternative KPIs and PFP Factors may be provided in individual Statements of Work, which shall apply solely with respect to such Statements of Work.  PFP Factors are excluded for offline Lines of Business.

[*]

[*]

B-2-3

I.                                         General Terms

1.                                       This Statement of Work will govern over, and to the extent of any inconsistency will supersede, any prior Statements of Work between the Parties concerning the subject matter hereof

2.                                       This Statement of Work will terminate upon the earlier of the completion or termination of the Services specified above, or the termination of the Agreement or this Statement of Work as set forth in the Agreement.

3.                                       This Statement of Work shall be attached to and incorporated into the Agreement, and is subject to all the terms and conditions of the Agreement.

4.                                       Subject to T-Mobile’s right to require Transition Services, pursuant to Exhibit H, Provider shall have the right to terminate this Statement of Work if Production FTE levels fall below [*] Production FTEs and/or the ratio of offline LOBs to Production minutes falls below [*] ([*]%) (paid per hour) to [*] percent ([*]%) (paid per minute handled) allocation for [*] ([*]) consecutive calendar months.

PROVIDER:		T-MOBILE USA, INC.:

By:	/s/ Chad A. Carlson	By:	/s/ Steve Heaps

Name:	Chad Carlson	Name:	Steve Heaps

Title:	Chief Executive Officer	Title:	SVP, Finance & Planning

Date:	7/28/11	Date:	7/26/11

B-2-4

EXHIBIT B - 3

CHAT SERVICES STATEMENT OF WORK

This Chat Services Statement of Work, dated July 1, 2011 (the “SOW Effective Date”), is made pursuant to that certain Worldwide Call Center Services Agreement (the “Agreement”), dated July 1, 2011, by and between T-Mobile USA, Inc. (“T-Mobile”) and StarTek, Inc. (“Provider”).  All capitalized terms, where not otherwise defined herein, will have the meanings set forth in the Agreement, which is hereby incorporated by reference mutatis mutandis, subject to such variations to the Agreement as are expressly set forth hereafter.  This document constitutes a Statement of Work under the Agreement, provided that, notwithstanding anything to the contrary in Section 14.3 (Order of Precedence) of the Agreement, in the event of a conflict between the terms of this Chat Services Statement of Work and the other terms of the Agreement, the terms of this Chat Services Statement of Work shall prevail, but only with respect to the subject matter hereof.  This Chat Services Statement of Work shall commence as of the SOW Effective Date, and shall remain in effect until the conclusion of the Term, unless this Chat Services Statement of Work is earlier terminated pursuant to the provisions set forth elsewhere in the Agreement (the “SOW Term”).

Provider will provide the following Services from its facilities in or around Kingston, Ontario, Canada (the “Facilities”), pursuant to the following terms:

A.                                    Description of Services and Specifications.

1.                                      Overview of Chat Services.  Pursuant to this Chat Services Statement of Work, Provider will support the Services described hereinafter.  The language to be supported by Provider hereunder is English (American — vernacular) (hereinafter, “English”).  The Services will include:  (a) receiving inbound text-based online “chat” communications via a Chat Tool (as further described hereinafter) regarding customer service inquiries from T-Mobile customers related to T-Mobile products and services (“Inbound Chats”); (b) responding to such Inbound Chats via the Chat Tool according to applicable Specifications, including such Specifications as are provided in the KM Database (as hereinafter defined); Provider shall also utilize its internal, proprietary knowledge management database to resolve issues relating to Chats, if and to the extent that the guidelines therein do not conflict with those provided by T-Mobile in the KM Database; (c) where customer issues are not addressed in the KM Database, posting questions to the KM Database, and, where necessary, escalating the customer issues for resolution in accordance with Section O (Escalation Procedures) hereof; and (d) on an on-going basis, posting solutions or responses to customer issues on the KM Database (“KM Updates”).  For purposes of this Statement of Work, Inbound Chats may be referred to as “Chats” or individually, a “Chat.”  The Services may further include, without limitation, such other activities (including, by way of example but not limitation, training and managerial activities) as are described in the Specifications, this Chat Services Statement of Work and elsewhere in the Agreement.  The T-Mobile LOBs supported by the Services under this Chat Services Statement of Work, as well as the Sites, hours of operation, and other specifics of the Services under this Chat Services Statement of Work, are as hereafter provided below.

2.                                      Overview of Staffing.  Provider shall maintain a dedicated program to perform the Chat Services.  By way of illustration, and not limitation, (a) Provider’s customer-facing representatives dedicated to the T-Mobile Chat LOBs (“Chat Agents”) will handle only T-Mobile Chats, (b) Provider’s team supervisors (“Supervisors”) will support only such Chat Agents, and (c) Provider’s team managers (“Managers”) will support only such Supervisors to perform the Chat Services.

B-3-1

3.                                      Description of Chat Tool.  The “Chat Tool” refers to a web-based or other tool to be utilized by the Chat Agents to access Chats from T-Mobile customers and engage in same; as of the SOW Effective Date, the Chat Tool shall be the “ATG Live Help” platform; alternative Chat Tools may be specified from time-to-time at T-Mobile’s sole discretion.  Provider shall abide by any terms of use required for use of the Chat Tool, as well as license conditions on use of the Chat Tool as may be provided separately by or on behalf of T-Mobile from time-to-time.

4.                                      KM Database.  The “KM Database” refers to T-Mobile’s then-current knowledge management database, to be accessed by the Chat Agents on-line; as of the SOW Effective Date, this shall either be T-Mobile’s “Streamline” service or “T-Community” service, as separately indicated by T-Mobile; the KM Database shall be updated by T-Mobile from time-to-time, and alternative or additional knowledge management databases may be specified by T-Mobile from time-to-time at its sole discretion.  KM Updates posted to the KM Database by the Provider shall constitute New Intellectual Property.  For purposes of this Chat Services Statement of Work, the Specifications will be deemed to include those set forth in the KM Database. For the avoidance of doubt, Provider’s representations, warranties, and covenants of non-infringement under Section 8.12 (Non-Infringement) of the Agreement shall include non-infringement of third party intellectual property rights by any KM Updates.

B.                                    Chat Forecasting.

1.                                      Forecasting.  On or before the fifteenth (15th) day of each calendar month during the SOW Term, T-Mobile shall provide Provider with a rolling forecast of the projected number of Chat Agents required per day on a FTE basis for each LOB during each month for the following [*] calendar months (a “[*]-Month Forecast”); hours of staffing for the Chat Agents may be set forth in such forecast, provided that if no such hours have been provided in the forecast, then the Default Hours (as hereinafter defined) shall apply.  The first such month of each [*]-Month Forecast shall be binding on Provider and T-Mobile (the “Final Forecast”); Provider shall staff the Chat Agents required by the Final Forecast for the LOB during hours set forth therein (or the Default Hours, if such hours are not specified in the Final Forecast).  For the avoidance of doubt, T-Mobile shall not be bound by any commitments for any other months in a [*]-Month Forecast.

C.                                    Training.

1.                                      Accent/Vernacular Neutralization Training.  In the event that Provider provides Chat Services via an offshore Site, it will be Provider’s responsibility to ensure that all such employees (including, without limitation, Chat Agents, Supervisors and Managers) supporting Chats (includes floor, training, leadership and support personnel) have been certified and trained in fluency of written communications in the applicable vernacular, prior to entering into the T-Mobile training curriculum, and any such certification and training shall be undertaken at Provider’s sole expense, and at no charge to T-Mobile.  Provider will ensure that all appropriate monitoring and coaching to improve accent and conversational (both written and spoken) skills in English and other languages to be supported by Provider hereunder shall begin on the first day of training.  For the avoidance of doubt, the neutralization Training for the Services shall be provided in English only.

2.                                Other Training.  T-Mobile will provide the approved curriculum for Training for Chat Services to Provider.  T-Mobile shall pay for Provider New Hire Training and employee nesting (TCC) in the Facilities at the hourly billable Training rate set forth in Section H (Chat Rates) hereof in accordance with the payment terms set forth in Section 6.4 (Payment of Invoices) of the Agreement; provided, however, that T-Mobile shall not be charged for accent/vernacular neutralization Training provided pursuant to the preceding paragraph or any other Provider specific training (such as employee orientation or other human resources type training).  The full T-Mobile training curriculum shall include classroom

B-3-2

and on-the-floor customer contact training at the Facilities, unless otherwise mutually agreed between the Parties.

Unless otherwise agreed in writing between the Parties or as set forth below, Provider shall pay for all attrition Training and shall not charge T-Mobile for same (i.e., T-Mobile will not be charged any fees for Training any Chat Agents that are assigned to replace Chat Agents that have departed the engagement).  Any Production hours (as defined in Section G.2 (Production Fees) hereof) for which Chat Agents are handling production Chats in TCC at the Facilities will be billed at the applicable Production Rate set forth in Section H (Chat Rates) hereof, provided that T-Mobile has pre-approved the performance of such production Chats from the Facilities pursuant to a Final Forecast.

D.                                    Facilities.

All Services will be processed from the Facilities, specifically located at the following address:

StarTek — Kingston, Ontario, Canada

100 Innovation Drive

Kingston, ON

Canada  K7K-7E7

E.                                      Line(s) of Business and Service Description(s).

The Facilities will handle and support the following T-Mobile Line(s) of Business:

Line(s) of Business/Skill No(s).	Services Description(s)

General Care English — Chat	Provides English language general customer service support for billing issues, call handling, coverage, calling features, rate plans, services, etc. using the Chat Tool.

Technical Care English — Chat

Provides English language technical support for BlackBerry, PDA, and Windows Mobile Devices; covers issues with Internet and web browsing, email, making/receiving calls, text messaging, voicemail, etc., using the Chat Tool.

Business Care English — Chat

Provides English language general customer service support and technical support for billing issues, call handling, coverage, calling features, rate plans, services, etc., using the Chat Tool specifically for T-Mobile customers and sales representatives in the business and government channels.

F.                                      Hours of Operation.

Provider will operate the Facilities on a continuous basis during the hours of [*] and [*] each day (except during Selected Holidays agreed upon by the Parties below) during the Term (the “Default Hours”); provided, however, that Provider’s actual daily hours of operation for each Site may vary from the Default Hours if expressly set forth in an applicable Final Forecast.  Training hours will be agreed upon between the Parties in writing.

B-3-3

G.                                    Determination of Chat Services Fees.

1.                                      Overview of Service Fees.

The Service Fees for the Chat LOB(s) described in this Chat Services Statement of Work in a given Month shall consist of the [*].

2.                                      Production Fees.

The Production Fees “PFi” for Chat Services for a particular Chat LOB in a given Month “i” shall be computed in accordance with the following formula:

[*]

Where:

BHi  are the billable Production hours chargeable under the Statement of Work in Month “i”, excluding Overtime or Selected Holiday minutes (“Billable Hours”).

PPBHi is the price per billable Production hour for the applicable LOB under the Statement of Work in Month “i” as provided in applicable Statement of Work.

H_Hi are the number of chargeable Selected Holiday billable Production hours under the Statement of Work in Month “i”.

O_Hi are the number of chargeable Overtime billable Production hours under the Statement of Work in Month “i”.

HO_PPBHi  is the price per billable Production hour for Overtime or Selected Holiday billable Production hours, which shall equal the [*]

3.                                      No Pay for Performance Adjustment.  For each Chat LOB, there shall be no Pay for Performance adjustments.

4.                                      Training Fees.  The Training Fees shall be determined pursuant to the hourly rates set forth in Section H (Chat Rates) below, subject to the terms of Section 8.3 (Costs and Expenses of Training) of the Standard Terms, as modified by Section C (Training) of this Chat Services Statement of Work.

H.                                    Chat Rates.

The Production Rates for the Chat Services are set forth in the table below:

Chat Services
Pricing

Production Rate (USD):
General Care English — Chat Technical Care English — Chat Business Care English - Chat Per Hour Rate	$[*]

Holiday/Overtime Rate	= Production Rate x 1.3

New Hire Training Per Hour Rate	$[*]

B-3-4

Conversion/Continuing Education* and Input Downtime Forms Per Hour Rate	$[*] *for hours in excess of [*] ([*]) hours per Chat Agent per month

Report Development Per Hour Rate	To be mutually agreed in writing prior to any report development

I.                                         Holiday Schedule.

For each Facility, Provider has selected [*] ([*]) holidays, as defined in the table(s) below (each, a “Selected Holiday” and collectively, the “Selected Holidays”).

Kingston, Ontario, Canada Holidays (dates from the 2011 calendar)
[*]

J.                                      KPIs.

The target KPIs are as set forth in this Section J (KPIs).  KPI performance will not be used for adjustments to applicable bonuses and/or penalties.

1.                                      “Average Handle Time” or “AHT,” with respect to Chats handled by Provider in performing the Chat Services with respect to a particular LOB or particular Site, means the quotient produced by dividing, with respect to:

a.                                       Inbound Chats, (i) the sum of: (A) time spent on such Chats (including verification of customer information and account information); and (B) time spent on post-Chat work relating to such Chats, (ii) divided by the total number of Inbound Chats.

Notwithstanding anything to the contrary elsewhere in this Chat Services Statement of Work, or in the Agreement, in no event will any components of AHT overlap (by way of example, but not limitation, if a Chat Agent is awaiting an inbound customer reply while handling a Chat, and simultaneously performing post-Chat work for another Chat customer, such handling may only be attributed to one Chat at any given time for purposes of AHT calculations).  In addition, any time after a Chat Agent transfers a Chat to a supervisor (including, without limitation, to Provider’s management for resolution in accordance with Section O (Escalation Procedures) hereof) or initiates an internal correspondence with T-Mobile agents, supervisors or other support personnel, will be considered non-billable time and activity for such Chat Agent.  Provider shall use at least commercially reasonable efforts to meet or exceed the applicable target AHT goal, which may vary by Chat LOB, as provided in this Chat Services Statement of Work.  Such target AHT goals may be revised from time-to-time at T-Mobile’s sole reasonable discretion, exercised in good faith, which revisions (if any) may include revisions based upon historical trending, changing components or other mutually agreed upon material changes pursuant to a Change Order Request; for the avoidance of doubt, such Change Order Request will be used for documentation purposes only and will not be deemed to entitle Provider to withhold its consent to such revisions or seek any costs or expenses for same from T-Mobile.

2.                                      Service Levels.  At least [*] percent ([*]%) of Inbound Chats shall be responded to by Provider within [*] ([*]) seconds.

B-3-5

3.                                      Chat Services Quality.  Chat Services Quality (“Quality”) will be measured as set forth in this Section 3 (Chat Services Quality).

a.                                       For the purposes of ensuring quality of the Chat Services, Provider and T-Mobile shall measure Chat Agents’ Quality for all Chat Agents handling Chat Services, regardless of tenure or other factors, using the following types of observations:

i.                                          T-Mobile observation;

ii.                                       Provider operations observation per Chat LOB; and

iii.                                    Provider quality observation per Chat LOB.

Provider will provide a minimum of [*] ([*]) observations per Chat Agent per month conducted by a combination of Provider operations and Provider QA specialists.

b.                                      The Quality KPI for each Chat LOB will be calculated based solely upon T-Mobile applicable Chat Services quality scores, pursuant to methodologies provided by T-Mobile from time-to-time.  Provider operations and quality observations, while required, are collected for the purpose of providing immediate and monthly feedback to Chat Agents and Provider’s management.  The Parties agree to make reasonable efforts to provide daily scores for coaching and identifying gaps and trends for continuous improvement training.

c.                                       Provider shall use the applicable Quality observation form(s) provided by T-Mobile, as T-Mobile may update the same from time-to-time.  Provider shall use the data it obtains under Section 3 (Chat Services Quality) hereof to provide both [*] and [*] feedback to Chat Agents, Managers, Supervisors, Training team and Provider management.  Provider shall use its best efforts to provide each Chat Agent with feedback and coaching within [*] ([*]) hours of being monitored by T-Mobile, Provider quality team or Provider operations.  Provider shall keep written documentation of each feedback and coaching session for each Chat LOB.  Provider shall ensure that such documentation is signed by the applicable Chat Agent and their supervisor, and shall make all such documentation available to T-Mobile for review upon request.  Provider will ensure that the observations are completed evenly throughout the course of the month to ensure that each Chat Agent is observed weekly.  The Quality scoring criteria used by Provider shall match that used by T-Mobile from time-to-time.  Chat Services monitoring feedback sessions will be held between the Chat Agent and the Chat Agent’s direct supervisor and Provider’s Quality team.  Any Chats containing a Chat Agent’s use of profanity or customer abuse (as determined by T-Mobile) will result in immediate and permanent removal of such Chat Agent from all T-Mobile LOBs.

4.                                      Monthly Attrition.  “Monthly Attrition” will be calculated by determining the [*].

K.                                    Chat Reports.

Provider shall provide, at no additional cost, Reports to T-Mobile, separately, reflecting measurements of all applicable KPIs and other metrics described in this Chat Services Statement of Work within [*] ([*]) calendar days of each Month end.  Each Report shall be in the format and contain all information required by this Chat Services Statement of Work, elsewhere in the Agreement or otherwise as requested by T-Mobile from time-to-time.  Provider shall include all T-Mobile requested reports for Chats with any reports regarding Chat LOBs for which any amount is billed.  T-Mobile and Provider shall mutually agree upon any other reports and the allocation of costs associated with development and provision of those reports.  T-Mobile may request changes to the format of any Reports to be provided under the Agreement or this Chat Services Statement of Work; provided that, if T-Mobile requests material changes to the format of any reports provided for in this Section K (Chat Reports) and which

B-3-6

changes are otherwise not contemplated by this Chat Services Statement of Work or the Agreement, or otherwise were not previously requested by T-Mobile, Provider shall prepare a reasonable estimate of the additional expected costs related to such format change, based upon the applicable “Report Development Per Hour Rate,” but only if such a rate is provided in Section H (Chat Rates) hereof, and shall not implement such format change without the prior written approval of T-Mobile.  T-Mobile will compensate Provider for its reasonably incurred costs related to such format change; provided that, such costs will in no event exceed those approved in advance by T-Mobile in writing.

L.                                     Monitoring.

T-Mobile will have the right (but not the obligation), to the extent permitted by applicable Law and at no additional expense, to monitor at any time (either on-site or remotely, or both) the Chat Services performed by Provider and/or specific Chat Agents to ensure compliance with KPIs and other applicable performance, operational and quality control standards.  Provider shall provide T-Mobile with a secured and dedicated remote monitoring solution and sufficient licenses to monitor on a real-time basis an unlimited number of “live” Chats; for the avoidance of doubt, T-Mobile’s right to such remote monitoring of “live” Chats will be in addition to, and without limitation of, T-Mobile’s right to monitor any stored Chats via the Chat Tool.  T-Mobile does not guarantee, however, that any given Chat Agent will be monitored at all.  Any remote monitoring solution used by Provider to meet its obligations under this Section L (Monitoring) shall meet such requirements (as to vendor, product, service, program, LOB, or other factors) as T-Mobile may identify in writing before the SOW Effective Date of this Chat Services Statement of Work.  Specific matters related to the implementation of the primary and dedicated remote monitoring solution will be negotiated and mutually agreed upon by the Parties.  In addition to the required primary and dedicated monitoring solution, Provider must provide a dedicated real-time remote access that allows T-Mobile to both monitor random “live” Chat sessions as they are generated and to monitor specific Chat Agents’ handling of such “live” Chats.  Provider shall provide T-Mobile with remote access that allows T-Mobile to remotely monitor each individual specified by T-Mobile, and shall ensure that any such remote access uses commercially reasonable security measures (including then-current best industry practices regarding encryption, transmission and handling of confidential data) to prevent unauthorized access to, and use and disclosure of, the data exchanged during the Chats supported pursuant to this Chat Services Statement of Work.  Provider shall provide a minimum of [*] ([*])-hour advance written notice to T-Mobile of any changes to remote access information or changes to log-in requirements.  Provider shall use its best efforts to ensure that access to both the primary and the remote monitoring options have full connectivity on the [*] ([*]) day of the applicable [*] ([*]) TCC Chat following the launch of a new Chat Site or Chat LOB.  For each [*] ([*])-day period in which Provider is not in compliance with such access requirement, Provider will pay to T-Mobile an amount equal to [*] percent ([*]%) of the Service Fees hereunder for [*] ([*])[*].  Provider shall reflect such amount on the applicable corresponding [*]’s invoice to T-Mobile or on a standalone credit memo provided to T-Mobile corresponding to the date of the applicable [*] invoice.  The rights and remedies of T-Mobile under this Section L (Monitoring) are in addition to, and not in lieu of, any other right or remedy afforded to T-Mobile under any other provision of the Agreement, this Chat Services Statement of Work, by law, in equity or otherwise.

M.                                  Recruiting.

In addition to the requirements set forth in Section 20 (Recruiting) of Exhibit A (Standard Terms and Conditions) of the Agreement, for Agents providing Chat Services, Provider’s recruiting efforts will include, without limitation, the following:

A mutually approved customer service assessment, which will include the ability to read, write, and communicate fluently in the English language, in addition to the ability to read, write, and communicate fluently in any additional language(s) as set forth in Section A (Description of Services and

B-3-7

Specifications) hereof, or as may subsequently be mutually agreed between the Parties in writing; as well as to type at least sixty (60) words per minute (with industry-standard discounting for errors).

N.                                    Staffing Requirements.

1.                                      All Coaches, Supervisors, Trainers, Managers and “Leads” (including any and all other Provider employees in a lead role, teaching and/or mentoring capacity) assigned to each Chat LOB shall each support applicable customer Chats on-line each week for a total of at least [*] ([*]) hours per month, which Chats shall not include escalation Chats (which are otherwise handled by such Leads or other Provider personnel mentioned above as part of the escalation obligations hereunder), to maintain their skills.  The remainder of such Leads’ or such other Provider personnel’s time will be used to support Chat Agent development, and to otherwise assist Provider employees to perform the Services for their respective Chat LOB.

2.                                      Quality Assurance specialists will support applicable customer Chats on-line each month for at least [*] ([*]) hours per month to maintain their skills.

3.                                      Supervisors will monitor a minimum of [*] ([*]) applicable customer Chats per Chat Agent per month to ensure each Chat Agent is observed weekly.

O.                                   Escalation Procedures.

Provider shall utilize applicable T-Mobile-provided escalation policies and procedures to handle Chats that are beyond a given Chat Agent’s scope of training or where management support of a T-Mobile customer issue is necessary or appropriate.  Unless expressly provided to the contrary in such T-Mobile-provided policies and procedures, Provider shall ensure that each Chat that cannot be handled effectively by a Chat Agent is handled by the applicable Chat Supervisor and up to the applicable Chat Manager before being transferred to T-Mobile for resolution.  If a customer requires management support, Provider shall cause its Chat Agents to transfer such Chat to a Manager trained in providing the Chat Services, who will attempt to resolve the issue before transferring the unresolved customer issue to T-Mobile, based on a mutually agreed-upon escalation procedure which Provider and T-Mobile will meet periodically to review, or which is otherwise set forth in the KM Database.  If T-Mobile updates its escalation policies or procedures applicable to Chat Services, it will provide such policies or procedures (as applicable) to Provider, and if applicable, will update the KM Database.

P.                                     Telecommunications, Electronic Communications and Data.

T-Mobile shall deliver Chats to the Chat Tool, and shall deliver a data circuit to, a single Provider network point of entry at each applicable United States Site, or to a United States port of entry location if the Site is located outside of the United States, as provided in Exhibit E (Computing and Network Specifications) of the Agreement, or as otherwise mutually agreed between the Parties in writing.  Provider shall bear all costs and expenses of and related to procuring, supporting and otherwise routing Chats to other Provider Sites or facilities that are permitted under this Chat Services Statement of Work.  Provider shall:  (a) use T-Mobile’s designated URL for the Chat Tool for Inbound Chats; (b) provide adequate and suitable space for T-Mobile equipment to be stored and/or operated on Provider’s premises; and (c) provide suitable encryption, transmission and confidential data handling functionality for Chats and Chat Services.  Provider acknowledges and agrees that any equipment provided by T-Mobile under this Section P (Telecommunications, Electronic Communications and Data) may be used by Provider only to support the Chat Services handled under this Chat Services Statement of Work.  For the avoidance of doubt, it is acknowledged that Provider’s encryption, transmission and confidential data handling functionality shall be subject to all applicable terms, conditions and requirements set forth in Section 4

B-3-8

(Information Security) and Section 11 (Confidentiality) of the Agreement, including, but not limited to, privacy obligations under applicable Laws.

Q.                                   Systems Use and Downtime.

1.                                      Access to Chat Tool.  Information given to T-Mobile customers or collected by Chat Agents shall be directly taken from and/or input into the Chat Tool.  Provider shall access the Chat Tool via a VPN system specified in Exhibit E (Computing and Network Specifications), to ensure that all Chats are transmitted in encrypted form.  Notwithstanding anything to the contrary elsewhere in the Agreement, Provider agrees and acknowledges that it will not store the Chats, any contents thereof, or any Personal Information received via T-Mobile in any form outside of the Chat Tool.

2.                                      Downtime.  In the event that Provider is unable to perform the Chat Services due to a failure of Facilities or the Chat Tool (“Downtime”), Provider shall immediately notify T-Mobile in writing giving reasonably sufficient details of the Downtime and, as instructed by T-Mobile, capture applicable Chat Services information in Remedy or the Chat Tool (or other online tool approved by T-Mobile in writing from time-to-time) or on Downtime forms provided by T-Mobile from time-to-time.  In the absence of applicable instructions from T-Mobile during Downtime, Provider shall require Chat Agents to attempt to use Remedy or the Chat Tool (or other online tool approved by T-Mobile in writing from time-to-time) and, if such is not possible, to capture such Chat Services information on Downtime forms.  If Chat Agents use Downtime forms, Provider shall input information from these Downtime forms into applicable T-Mobile system within [*] ([*]) hours of cessation of Downtime; provided, that, if the applicable Chat volume does not reasonably allow for this timeframe to be met, then Provider will have an additional [*] ([*]) hours to enter all such information into applicable T-Mobile systems.  Provider shall destroy (by shredding or burning) all Downtime forms containing Personal Information.  Provider shall assign a special ACD tracking code, or other code or tool approved by T-Mobile in writing, to indicate when specified Chat Agents enter Downtime form information into applicable T-Mobile systems.  Provider shall provide Downtime productivity reports to T-Mobile displaying time in code and number of Downtime forms processed for each LOB.  T-Mobile will pay Provider the applicable price per hour rate for the Chat Services (contingent upon Provider meeting the agreed-upon applicable hourly rate of entry of Downtime forms for Chats), as applicable, to be agreed to by the Parties, operating in good faith for processing Downtime forms, so long as such Downtime has, as its sole cause, the failure of the Chat Tool and could not have reasonably been avoided by Provider or prevented by proper implementation of the applicable Disaster Recovery Plan, and further subject to caps on Downtime payments as may be provided separately by T-Mobile from time to time.

R.                                    Records and Audits.

In addition to the terms and conditions set forth in Section 6.9 (Records, Audits and Inspections) of the Agreement regarding Provider’s obligations relating to Records and Audits of the Services, the following requirements shall also all apply to the Chat Services described in this Chat Services Statement of Work:

1.                                      Records.

a.                                       Audits.         T-Mobile shall retain the right, at any time, to perform remote access audits of any Chat sessions, including, but not limited to, Inbound Chats, and escalations related thereto, between Provider’s Chat Agents (including, without limitation, to Provider’s management in accordance with Section O (Escalation Procedures) hereof) and T-Mobile customers.

B-3-9

S.                                     Personal Information.

In addition to the terms and conditions set forth in Section 12 (Personal Information) of the Agreement regarding Provider’s obligations relating to T-Mobile employees and customers, the following requirements shall also apply to the Chat Services described in this Chat Services Statement of Work:

1.                                      As it relates to providing the Chat Services, the definition of “Personal Information” shall, in addition to the definition and types of information described in the Agreement, also include, but is not limited to, any online aliases used during the course of a Chat, as well as all customer account information, including, but not limited to, user log-in IDs, passwords, and security questions and customer-specific responses to the security questions.

2.                                      All applicable federal, state and local regulations and laws governing marketing shall also apply to Chat Services, using Chat functionality, and the Internet as a means of communicating with customers.

T.                                     DOJ Agreement.

Section 14.16 (DOJ Agreement) of the Agreement shall hereby be replaced with the following provision in this Section T (DOJ Agreement) for the sole purpose of this Chat Services Statement of Work:

“Without limitation to Provider’s other obligations under this Agreement or the Chat Services Statement of Work, Provider shall not, during the Term or at any time thereafter, store subscriber audio, Chat or data communications occurring in the U.S., or any other subscriber information, including, without limitation, call, SMS, email or Chat transactional data; call, SMS, email or Chat associated data; or call, SMS, email or Chat identifying data, subscriber information and subscriber billing records (“Subscriber Information”) outside of the U.S. without T-Mobile’s prior written consent, which may be withheld for no reason or any reason, in T-Mobile’s sole and absolute discretion.”

U.                                     General Terms

1.                                      This Chat Services Statement of Work will govern over, and to the extent of any inconsistency will supersede, any prior statements of work or other instruments between the Parties concerning the subject matter hereof.

2.                                      This Chat Services Statement of Work will terminate upon the earlier of the completion or termination of the Chat Services specified above, or the termination of the Agreement or this Chat Services Statement of Work, as set forth in the Agreement.

3.                                      This Chat Services Statement of Work shall be attached to and incorporated into the Agreement, and is subject to all the terms and conditions of the Agreement, except as expressly stated otherwise herein.

B-3-10

IN WITNESS WHEREOF, T-Mobile and Provider have each executed this Chat Services Statement of Work through their duly authorized representatives as of the dates set forth below.

PROVIDER:		T-MOBILE USA, INC.:

By:	/s/ Chad A. Carlson	By:	/s/ Steve Heaps

Name:	Chad Carlson	Name:	Steve Heaps

Title:	Chief Executive Officer	Title:	SVP, Finance & Planning

Date:	7/28/11	Date:	7/26/11

B-3-11

EXHIBIT B-4

ORTIGAS, PHILIPPINES, STATEMENT OF WORK

This Ortigas, Philippines, Statement of Work, dated July 1, 2011, is made pursuant to that certain  Worldwide Call Center Services Agreement (the “Agreement”), dated July 1, 2011, by and between T-Mobile USA, Inc. (“T-Mobile”) and StarTek, Inc. (“Provider”).  All capitalized terms, where not otherwise defined herein, will have the meanings set forth in the Agreement, which is hereby incorporated by reference mutatis mutandis.  This document constitutes a Statement of Work under the Agreement.  In the event of a conflict between the provisions hereof and those of the Agreement, the provisions of the Agreement shall prevail, except to the limited extent that such conflicting terms of the Agreement are expressly superseded in this Statement of Work.

Provider will provide the following services from their facilities in or around Ortigas, Philippines (the “Facilities”), pursuant to the following terms:

A.                                    Description of Services and Specifications.

The Services will include the receipt and handling of Inbound Calls from T-Mobile customers for customer service.  Agents shall handle such Inbound Calls according to the Specifications, as provided pursuant to the terms herein, the Standard Terms, and elsewhere in the Agreement, as well as by instructions provided by T-Mobile from time-to-time during the Term.  The Services may further include, without limitation, the placement of Outbound Calls to address Customer Care matters relating to the Inbound Calls, email and/or online chat sessions, as well as such other activities (including, by way of example but not limitation, training and managerial activities) as are described in the Specifications and elsewhere in the Agreement.  The T-Mobile LOBs supported by the Services under this Statement of Work, as well as the Sites, hours of operation, and other specifics of the Services under this Statement of Work, are as hereinafter provided below.

B.            Training.

1.             Accent Neutralization Training.  It will be Provider’s responsibility to ensure that all new employees (includes floor, training, leadership and support personnel) have been certified and trained in accent neutralization prior to entering into the T-Mobile training curriculum, and any such certification and training shall be undertaken at [*].  Provider will ensure that all appropriate monitoring and coaching to improve accent and conversational English shall begin on the first day of training.  For the avoidance of doubt, the accent neutralization Training for the Services shall be provided in English only.

2.           Other Training.  T-Mobile will provide the approved Training curriculum and Ramp Period for such Training to Provider. T-Mobile shall pay for Provider New Hire Training and employee nesting (TCC) in the Facilities at the hourly billable Training rate set forth in Section F (Rates) of this Statement of Work in accordance with the payment terms set forth in Section 8.3 (Costs and Expenses of Training) of Exhibit A (Standard Terms and Conditions) of the Agreement; provided, however, that T-Mobile shall not be charged for accent neutralization Training provided pursuant to the preceding paragraph or any other Provider specific training (such as employee orientation or other human resources type training).  The full T-Mobile training curriculum should include classroom and on-the-floor customer contact training at the Facilities, unless otherwise mutually agreed between the parties.

B-4-1

Unless otherwise agreed in writing between the Parties or as set forth below, Provider shall pay for attrition Training.  Any Production minutes for which Provider Agents are taking Production calls in TCC at the Facilities will be billed at the Training rate, provided that T-Mobile has pre-approved the performance of such Production minutes from the Facilities.

C.            Facilities.  All Services will be processed from the Facilities, specifically located at the following address:

StarTek Ortigas

2/F Eton Cyberpod Corinthian Bldg.

Ortigas Ave. Cor. EDSA

Quezon City 1600

Philippines

D.            Line(s) of Business and Service Description(s).  The Facilities will handle the following Line(s) of Business:

Line(s) of Business - Skill No(s).	Service Description(s)
General Customer Care English — 501/388	Provides English language general customer service support and technical support for billing issues, call handling, coverage, calling features, rate plans, services, etc.

E.             Hours of Operation.  Provider will operate the Facilities [*] ([*]) hours per day, [*] ([*]) days per year; provided, however, that Provider’s actual daily hours of operation for each Site may vary from the Default Hours if expressly set forth in an applicable Final Forecast.  Training hours will be agreed upon between the Parties in writing.

F.                                      Rates.  See rate chart below:

Ortigas, Philippines

Pricing

Production Rate (USD):

General Customer Care English Price Per Minute (PPM)	< = 1500 Production FTEs [*] > 1500 Production FTEs [*] (total Production FTEs in Makati and Ortigas combined)

Holiday/Overtime Rate	= Production Rate x 1.3

New Hire Training (Per Hour Rate) (PPH)	$[*](1)

General Customer Care English Conversion/Continuing Education* and Input Downtime Forms (Per Hour Rate) (PPH)	< = 1500 Production FTEs $[*] > 1500 Production FTEs $[*]

(1)  There will be no charge to T-Mobile for New Hire Training until after the Ramp Period.

B-4-2

(total Production FTEs in Makati and Ortigas combined) *for hours in excess of [*] ([*]) hours per Agent per month

Report Development (Per Hour Rate)	To be mutually agreed in writing prior to any report development

G.            Holiday Schedule.  Provider selected [*] ([*]) holidays, as defined in the table below (each, a “Selected Holiday”), and T-Mobile agrees to compensate Provider for holiday rates for these Selected Holidays, and then only if [*] percent ([*]%) of required staffing for the applicable Forecast is met.  Holiday rates apply to the actual Selected Holiday only.

Ortigas Philippines Holidays (dates from 2011 calendar)
[*]

H.            KPIs and PFP Factors.

**Note: The KPI metrics and PFP Factors below are subject to revision at T-Mobile’s sole and absolute discretion, by provision of written notice to the Provider.  Furthermore, alternative KPIs and PFP Factors may be provided in individual Statements of Work, which shall apply solely with respect to such Statements of Work.

[Remainder of page intentionally left blank]

[*]

B-4-3

[Remainder of page intentionally left blank]

B-4-4

[*]

I.              General Terms

1.             This Statement of Work will govern over, and to the extent of any inconsistency will supersede, any prior Statements of Work between the Parties concerning the subject matter hereof

2.             This Statement of Work will terminate upon the earlier of the completion or termination of the Services specified above, or the termination of the Agreement or this Statement of Work as set forth in the Agreement.

3.             This Statement of Work shall be attached to and incorporated into the Agreement, and is subject to all the terms and conditions of the Agreement.

PROVIDER:		T-MOBILE USA, INC.:

By:	/s/ Chad A. Carlson	By:	/s/ Steve Heaps

Name:	Chad A. Carlson	Name:	Steve Heaps

Title:	Chief Executive Officer	Title:	SVP, Finance and Planning

Date:	July 28, 2011	Date:	July 26, 2011

B-4-5

EXHIBIT B-5

SAN PEDRO SULA, HONDURAS STATEMENT OF WORK

This San Pedro Sula, Honduras Statement of Work, dated July 1, 2011, is made pursuant to that certain Worldwide Call Center Services Agreement (the “Agreement”), dated  July 1, 2011, by and between T-Mobile USA, Inc. (“T-Mobile”) and StarTek, Inc. (“Provider”).  All capitalized terms, where not otherwise defined herein, will have the meanings set forth in the Agreement, which is hereby incorporated by reference mutatis mutandis.  This document constitutes a Statement of Work under the Agreement.  In the event of a conflict between the provisions hereof and those of the Agreement, the provisions of the Agreement shall prevail, except to the limited extent that such conflicting terms of the Agreement are expressly superseded in this Statement of Work.

Provider will provide the following services from their facilities in or around San Pedro Sula, Honduras (the “Facilities”), pursuant to the following terms:

A.                                    Description of Services and Specifications.

The Services will include the receipt and handling of Inbound Calls from T-Mobile customers for customer service.  Agents shall handle such Inbound Calls according to the Specifications, as provided pursuant to the terms herein, the Standard Terms, and elsewhere in the Agreement, as well as by instructions provided by T-Mobile from time-to-time during the Term.  The Services may further include, without limitation, the placement of Outbound Calls to address Customer Care matters relating to the Inbound Calls, email and/or online chat sessions, as well as such other activities (including, by way of example but not limitation, training and managerial activities) as are described in the Specifications and elsewhere in the Agreement.  The T-Mobile LOBs supported by the Services under this Statement of Work, as well as the Sites, hours of operation, and other specifics of the Services under this Statement of Work, are as hereinafter provided below.

B.            Training.

1.             Accent Neutralization Training.  It will be Provider’s responsibility to ensure that all new employees (includes floor, training, leadership and support personnel) have been certified and trained in accent neutralization prior to entering into the T-Mobile training curriculum, and any such certification and training shall be undertaken at [*].  Provider will ensure that all appropriate monitoring and coaching to improve accent and conversational English shall begin on the first day of training.  For the avoidance of doubt, the accent neutralization Training for the Services shall be provided in English only.

2.           Other Training.  T-Mobile will provide the approved Training curriculum and Ramp Period for such Training to Provider. T-Mobile shall pay for Provider New Hire Training and employee nesting (TCC) in the Facilities at the hourly billable Training rate set forth in Section F (Rates) of this Statement of Work in accordance with the payment terms set forth in Section 8.3 (Costs and Expenses of Training) of Exhibit A (Standard Terms and Conditions) of the Agreement; provided, however, that T-Mobile shall not be charged for accent neutralization Training provided pursuant to the preceding paragraph or any other Provider specific training (such as employee orientation or other human resources type training).  The full T-Mobile training curriculum should include classroom and on-the-floor customer contact training at the Facilities, unless otherwise mutually agreed between the parties.

Unless otherwise agreed in writing between the Parties or as set forth below, Provider shall pay for attrition Training.  Any Production minutes for which Provider Agents are taking Production calls in TCC at the Facilities will be billed at the Production rate.

B-5-1

C.            Facilities. All Services will be processed from the Facilities, specifically located at the following address:

StarTek Honduras

Altia Business Park

Tower 1

Armenta, Km. 2 NO

San Pedro Sula, Honduras

D.            Line(s) of Business and Service Description(s).  The Facilities will handle the following Line(s) of Business:

Line(s) of Business/Skill No(s).	Service Description(s)
General Customer Care Bilingual — 265/389	Provides bilingual (English and Spanish language) general customer service support and technical support for billing issues, call handling, coverage, calling features, rate plans, services, etc.

E.             Hours of Operation.  Provider will operate the Facilities [*] ([*]) hours per day, [*] ([*]) days per year; provided, however, that Provider’s actual daily hours of operation for each Site may vary from the Default Hours if expressly set forth in an applicable Final Forecast.  Training hours will be agreed upon between the Parties in writing.

F.                                      Rates.  See rate chart below:

San Pedro Sula, Honduras Pricing
Production Rate (USD):

Price Per Minute (PPM)	$[*]
Holiday/Overtime PPM	Production Rate x 1.3

New Hire Training Per Hour Rate	$ [*](1)

Conversion/Continuing Education* and Input Downtime Forms Per Hour Rate	$[*] *(for hours in excess of [*] ([*]) hours per Agent per month)

Report Development Per Hour Rate	To be mutually agreed in writing prior to any report development

G.            Holiday Schedule.  Provider selected [*] ([*]) holidays, as defined in the table below (each, a “Selected Holiday”), and T-Mobile agrees to compensate Provider for holiday rates for these Selected Holidays, and then only if [*] percent ([*] %) of required staffing for the applicable Forecast, at such Site for such LOB, is met.  Holiday rates apply to the actual Selected Holiday only.

San Pedro Sula, Honduras Holidays (dates from 2011 calendar)
[*]

(1)  There will be no charge to T-Mobile for New Hire Training until after the Ramp Period.

B-5-2

H.            KPIs and PFP Factors.

**Note: The KPI metrics and PFP Factors below are subject to revision at T-Mobile’s sole and absolute discretion, by provision of written notice to the Provider.  Furthermore, alternative KPIs and PFP Factors may be provided in individual Statements of Work, which shall apply solely with respect to such Statements of Work.

[*]

I.              General Terms.

1.             This Statement of Work will govern over, and to the extent of any inconsistency will supersede, any prior Statements of Work between the Parties concerning the subject matter hereof

2.             This Statement of Work will terminate upon the earlier of the completion or termination of the Services specified above, or the termination of the Agreement or this Statement of Work as set forth in the Agreement.

3.             This Statement of Work shall be attached to and incorporated into the Agreement, and is subject to all the terms and conditions of the Agreement.

PROVIDER:		T-MOBILE USA, INC.:

By:	/s/ Chad A. Carlson	By:	/s/ Steve Heaps

Name:	Chad Carlson	Name:	Steve Heaps

Title:	Chief Executive Officer	Title:	SVP, Finance & Planning

Date:	7/28/11	Date:	7/26/11

B-5-1

EXHIBIT C

T-MOBILE CUSTOMER CARE SYSTEM

T-Mobile Customer Care System Policy Descriptions

This policy describes the applications (“Application(s)”) (as listed in Exhibit D (Desktop Licensed Software) that T-Mobile requires Provider to use to provide customer care services to T-Mobile (collectively, the “T-Mobile Customer Care System”), as well as procedures, guidelines and requirements for Provider’s installation and use of these Applications.

All specifications, procedures, guidelines and other requirements in this policy must be complied with strictly, unless this policy expressly states otherwise.  If you have any questions about complying with this policy, contact a member of the T-Mobile Service Partner Management team.

Application Requirements

Desktop icons for Applications will be supplied by T-Mobile Customer Care prior to the start of any training.  All T-Mobile applications must be in place prior to start of any training.  All T-Mobile training curriculum requires access to various applications.

T-Mobile will supply any necessary Application executables to Provider.  T-Mobile will also provide standard Desktop Image that includes all the application icons.  This image needs to be recreated by the Provider on its own computer platform.  T-Mobile provides the application executables to the Provider to build the image.

T-Mobile will supply ICON only for Samson environments.

Certain T-Mobile Customer Care System components are available at URLs on the Internet, as specified by T-Mobile in Exhibit C-1 (Required Internet Sites (URLs)) attached hereto to this policy (“Required Internet Sites (URLs)”).  T-Mobile may update the list of Required URLs from time to time in its sole and absolute discretion.

Provider must, on each workstation used to provide T-Mobile call center services (or any related services), (a) provide such workstation with Internet access as specified in the applicable agreement between T-Mobile and the Provider; (b) include links to all Required URLs in an approved Internet browser (as defined in Exhibit E (Computing and Network Specifications) attached to the Agreement; and (c) ensure, by use of Provider’s firewall and such other measures as may be required, that the workstation cannot be used to access any other websites.  Internet access will not be provided by T-Mobile routers.

C-1

EXHIBIT C-1

REQUIRED INTERNET SITES (URLs)

At least monthly T-Mobile will electronically submit a list of URLs that supplement internal “Streamline” methods and procedures for addressing T-Mobile customer concerns.  Provider must provide and limit network access to strictly these URLs, and ensure that such URLs are accessible on each workstation during training and production.  T-Mobile may, in its sole and absolute discretion, change or update the list and form of communication at any time.

C-1-1

EXHIBIT D

DESKTOP LICENSED SOFTWARE

1.             Applications.

As of the Effective Date, the Licensed Software shall consist solely of the following Applications:

Applications
Streamline
Remedy
T-Cat
Citrix
Samson CSM
Perception (QuestionMark Learning Assessment Tool)
VASA
SMR/iHLR
T-Community
QuikView

2.             Additional Software.

2.1          Except for the Licensed Software, Provider shall be responsible for procuring, maintaining, and licensing any and all software required to perform the Services in compliance with this Agreement.

2.2          Provider shall furnish a current technology matrix spreadsheet with new solution technology and software versions from time to time as requested by T-Mobile.

D-1

EXHIBIT E

COMPUTING AND NETWORK SPECIFICATIONS

T-Mobile USA, Inc. Policy:

Required Computing & Network Specifications

This policy sets forth specifications for computing and network resources to be used by Provider in connection with providing call center services to T-Mobile, along with certain related procedures and guidelines.  All specifications, procedures, guidelines and other requirements in this policy must be complied with strictly, unless this policy expressly states otherwise.  If you have any questions about complying with this policy, contact a member of the T-Mobile Service Partner Management team.

Computer (PC) Requirements

Provider must provide individual workstations (PCs) that operate on the Windows XP operating system and contain adequate processing speed, memory and hard drive capacity to install and run the T-Mobile customer care system and other applications that Providers must utilize to provide call center services to T-Mobile.  Specifically, each workstation used to provide services to T-Mobile (i.e., to be used in “production”) must meet the following minimum requirements:

•                  Processing Capacity/Speed:  2.4 gHz

•                  Minimum Hard drive size: 160 GB (Kingston Site only at 80GB)

•                  Free Hard Drive Space (Note:  this is not equivalent to hard drive size):  at least fifteen percent (15%) of total drive size (Kingston Site only at thirty percent (30%))

•                  System Random Access Memory (RAM):  2GB

•                  Monitor:  17 inches (diagonal measurement)

•                  Internet Explorer 6.0 (or later) installed with all current patches and updates

•                  Windows XP with Service Pack 3 or above

•                  Citrix Client Version 10.0 or above installed

•                  Remedy Care, Remedy IT or Remedy Engineering (as applicable, and as directed by T-Mobile) installed

Voice Connectivity Requirements

T-Mobile will provide and own the circuits to the Provider’s United States call center or data center location (or to a United States port of entry for locations outside the United States).

T-Mobile circuits will be dedicated between Sprint and the Provider location.  Carrier will be T-Mobile standard: Sprint Enhanced Services.

T-Mobile requires either a DS3 or single T1’s, depending on size of traffic being routed to the Provider site.

T-Mobile will provide (via Sprint) a MUX Match Panel to break down to T1 level.

MUX will be racked in a rack provided by T-Mobile’s carrier (Sprint), with other T-Mobile Equipment.

Provider will supply all T1 cables.

Provider will cable from MUX to Provider PBX.

Provider is responsible for all data center cabling — including in and out of the Sprint provided MUX.

T-Mobile standard DS3 trunk group breakdown is:

•                  3 trunk groups of 10, 10, and 8

•                  Each trunk group will have a primary and back up D-Channel.

•                  The first trunk group will overflow to the next trunk group, with the exception of the last trunk group.

Signaling requirements include:

PBX Type: Avaya

Signaling:  ISDN PRI B8ZS with ESF framing, NI2 protocol

Line framing/coding:  ESF/B8ZS

Other Options required:

5-digit DNIS

ANI/CPN enabled

Two-way enabled

DNIS (5 digits) requirements include:

Test — Will be 12345

Production — All DNIS will be 5 digits.

Call Routing Requirements

Hardware/Software Packages Required to Support T-Mobile

(Updated 11/19/2010)

Location Type	PG
ACD Type	Avaya S8730 (or later)
ACD Release	ACM 5.2.1 (or later) (effective November 2010)
Call Center Software Version	Elite 5.0 w/Business Advocate (or later)
CMS Release	14 (or later)
RTA Release	R6.0 PL 10d (or later)
Adjunct Server Type w/Version	AES 5.2.2 (or later)
ASAI Version	AES 5.2.2 CVLAN Client or higher (effective November 2010)
Business Advocate Installed?	Y

•                  Provider must use ACD equipment from Avaya only.  Avaya equipment and software versions must be in accordance with T-Mobile EIT standards.  Provider must provide for Avaya custom reporting capabilities.

•                  T-Mobile requires that the physical ACD host equipment be located in the US (does not apply to phones).

•                  T-Mobile requires that Sprint’s Enhanced Services Platform be the network carrier used for T-Mobile voice delivery. Provider must purchase and maintain DS3 multiplexing equipment where appropriate.

•                  Provider must provide power, rack space, IP addresses, etc. for additional call center adjuncts (CTI, etc., e.g.).

•                  All upgrades to the ACD, CMS, and any switch related peripherals like AES/CVLAN, are required to be approved by and scheduled/coordinated with T-Mobile as these could impact Provider’s ability to perform business on T-Mobile’s behalf. An uncoordinated upgrade that impacts Provider’s ability to accept calls on T-Mobile’s behalf negates minimum volume penalties.

•                  One site — no more than one ACD (no tielines, BSR, etc.).  For example, Provider cannot terminate calls to an ACD in California and perform Avaya BSR between that ACD and another in New York.  An example of an acceptable infrastructure would be for a US Co-Location facility that supports multiple contact centers on a single ACD.

•                  Provider’s Avaya software configuration must be in accordance with T-Mobile EIT Standards (i.e., “Global Dial Plan”).  Vector Directory Numbers (VDN) must be measured as “External/Both.”  Hunt Groups 1 through 999 with “External/Both” measurement are required to support T-Mobile.  Other items include vectors, vector variable tables, holiday tables, announcements, trunk groups, ARS, COR, COS, etc., as outlined below.

•                  Provider to provide CMS historical and real-time read-only access to all T-Mobile Avaya configuration components.  This includes but is not limited to the following:  Trunk Groups, VDN, Vector/Vector Contents, Hunt Groups, RTA Geotel Real Time Report, Staffed Agents, etc.

•                  T-Mobile will provide hardware and software for ICM Peripheral Gateways; these will be located in T-Mobile point of presence (“POP”) and provide secured IP addresses.

•                  All PG requirements must be met on ACD at Provider’s expense (these vary by switch type).

•                  Current T-Mobile ICM/PG platform version 7.1 does not allow integration with Avaya systems with larger than 7-digit agent ID and station IDs.  Provider must use maximum of 7-digit agent and station IDs in the Avaya system.

Extension Ranges

T-Mobile requires Provider to support the T-Mobile dial plan.

1-999	Vectors
1-999	Hunt Group Numbers (Skill Number)
60xxx	Hunt Group Extension (Required for ICM)
62xxx	VDN
63xxx	VDN
64xxx	VDN
65xxx	VDN
66xxx	VDN
3360000 — 3369999	VDN
3370000 — 3379999	VDN
3380000 — 3389999	VDN
71000 — 71999	Announcement Extension
77000 — 77999	Announcement Extension

MISC:  Specifics to be sent with ACD Configuration templates

•                  Vector Variables

•                  Holiday Tables

•                  COR

•                  COS

VDN’s:

*Important Note:  Dial Plan requires the Expanded VDN Variable Package (T-Mobile uses all VDN Variables V1 — V9)

T-MOBILE
62000 — 62999 VDN
63000 — 63999 VDN
64000 — 64999 VDN
65000 — 65999 VDN
66000 — 66999 VDN
3360000 — 3369999 VDN
3370000 — 3379999 VDN
3380000 — 3389999 VDN

Vectors:

Range - 1-999 — examples of the internal configurations can be provided upon request.

Announcements:

T-MOBILE
71000 — 71999 Announcement Extension
77000 — 77999 Announcement Extension

Hunt Group Extensions (ICM)

T-MOBILE
60000 - 60999

Hunt Group Numbers (Skill Extension)

T-MOBILE
1 — 999

Hardware Requirements

A.                                    General equipment requirements.  (The requirements in this section apply to all networking hardware).

1.                                       Locked/Secured Cabinet

(a)          Provider will provide a secure cabinet for all T-Mobile Equipment on site at the call center/data center location.

(b)         The cabinet is to be provided by the Provider and must be locked.

(c)          T-Mobile will provide specs on cabinet (if requested by Provider).

(d)         Key to be held by Provider management or IT personnel only (all names to be provided to T-Mobile on a regular basis).

(e)          Access to T-Mobile cabinet to be restricted to personnel at Provider with strict need for access.

(f)            Cabinet at Provider location may only be accessed when directed by T-Mobile personnel or in legitimate emergency circumstances.

(g)         Provider will be responsible for rack and stacking T-Mobile equipment.

2.                                       Power/Facility

(a)          Provider will utilize sufficient UPS/HVAC for a standard data center facility, as further provided in Exhibit J (Additional Safeguards).

B.                                    Firewall Requirements.  (If applicable based upon the network design)

1.                                       T-Mobile will provide Network Firewalls (2) and a Terminal Server (1) that will be deployed on site at Provider location.

2.                                       Provider will supply power for each Firewall on separate circuits.

C.                                    Router/Switch Requirements.  (If applicable based upon the network design)

1.                                     T-Mobile will provide two (2) Network Routers/Switches to be deployed on site at Service Partner location.

2.                                     Provider will supply Power for each Router on separate circuits.

3.                                     T-Mobile will provide two (2) Network IMUX

4.                                     T-Mobile network IMUXs will be placed in locked cabinet by the Provider.

5.                                     Provider will supply power for each IMUX on separate circuits.

The IMUX cabinet(s) must be expandable for long-term planning purposes.

D.                                    Peripheral Gateway (PG) Requirements

1.                                       T-Mobile will build two (2) PG’s/Servers that will reside at a T-Mobile Data Center location.

2.                                     PG’s able to support inbound call routing.

3.                                     PG’s will not be on gsm1900 domain, but will be on private T-Mobile PG domain.

4.                                     Provider will provide one (1) AES per PG.

5.                                     Each AES will be mapped to one (1) T-Mobile PG on Port 9999.

6.                                     RT Socket/Geotel report will be configured by Provider on Provider CMS at T-Mobile expense.

7.                                     Geotel report will be sent to T-Mobile PG’s on Port 6060.

8.                                     T-Mobile will order licenses to support call center representatives.

9.                                     PIM (1).

10.                       Agent Licenses (Exact number of licenses will vary depending on number of FTEs).

11.                       Maintenance.

E.                                    Provider (Data Equipment)

1.                                       Provider will supply T-Mobile with Routers/Switch/Firewall Equipment System information and Software versions for troubleshooting purposes.

2.                                     Provider will provide documentation/diagrams on data flow from T-Mobile equipment to agent desktop.

F.                                Data Connectivity Requirements

1.                                     T-Mobile will provide data circuits to Provider’s United States call center/data center location (or to a United States port of entry location if Site is located outside of the United States).

2.                                     T-Mobile circuits should terminate between the applicable T-Mobile point of presence (based upon network design)and the Provider call center/data center.

3.                                     Carriers must be diverse.

4.                                     Circuits must follow current T-Mobile vendor standards as determined by T-Mobile Engineering Transport.

5.                                     Circuits must be able to support the initial number of users and applications listed in this policy and are scalable as the capacity needs increase.

G.                                        Network Architecture

1.                                     Provider to provide to T-Mobile within thirty (30) days of the Effective Date.

2.                                     Provider to provide updated diagrams to T-Mobile twice per year and upon significant network changes (within thirty (30) days of completion).

H.                                List of T-Mobile Equipment

1.                                     Provider to provide to T-Mobile within thirty (30) days of the Effective Date.

EXHIBIT F

LIST OF STANDARD REPORTS*

T-Mobile USA, Inc.

•                        CPTR (Due [*])

•                        Transfer Report (Due [*])

•                        Training Tracker Database — All new hire and conversion class information filled out for every class on a [*] basis (may be requested by T-Mobile on an ad-hoc basis).  The completed tracker is required to be sent to T-Mobile within a week following the graduation of the class.

•                        FTE Tracker — due by [*].

•                        Weekly Performance Dashboard — due by [*].

•                        Monthly Performance Dashboard — due by [*].

•                        Training Completion Report — due [*]

•                        SQI Files (Pre-Scheduled Week and Post Week, both due [*]).

•                        Interval Call Data Report — due [*] and [*].

•                        NCSQ Call Audit Upload Tracker — due [*].

•                        Call Upload Tracker — due [*].

•                        DPU — due [*].

*Additional switch reports may be added in the ordinary course of business, and in no event shall switch reports be subjected to report development costs to T-Mobile.

F-1

EXHIBIT G

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referenced hereinafter:

“[*]-Month Forecast” shall have the meaning set forth in Section 4.2 ([*]-Month Forecast) of Exhibit A (Standard Terms and Conditions).

“AAA” shall mean the American Arbitration Association.

“AAA Rules” shall have the meaning set forth in Section 5.3 (Legal Proceedings) of this Agreement.

“ACD” shall have the meaning set forth in Section 8.3.3 (Tracking; Reports) of Exhibit A (Standard Terms and Conditions).

“Active Directory Controls” shall have the meaning set forth in Section 1 (Settings for Provider LAN / Desktop Environment) of Exhibit J (Additional Safeguards) to this Agreement.

“Affiliate” shall have the meaning set forth in Section 9.1 (Affiliate Definition) of this Agreement.

“Agents” means Provider’s customer-facing representatives dedicated to the T-Mobile LOBs.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Applicable Laws” shall have the meaning set form in Section 8.6 (Compliance with Laws) of this Agreement.

“Application(s)” shall have the meaning set forth in the preamble to Exhibit C (T-Mobile Customer Care System) to this Agreement.

“Arbitration Notice” shall have the meaning set forth in Section 5.3.2 (Selection of Arbitrators) of this Agreement.

“Audit Period” shall have the meaning set forth in Section 6.9.1 (Records) of this Agreement.

“Authorized Employee” shall have the meaning set forth in Section 4 (Information Security) of this Agreement.

“Average Handle Time” or “AHT” shall have the meaning set forth in Section 6.1 (Average Handle Time) of the Exhibit A (Standard Terms and Conditions) of this Agreement.

“Benchmarking Firm” shall have the meaning set forth in Section 1.2 (Benchmarking Firms) of Exhibit I (Benchmarking) of this Agreement.

“Benchmarking Notice” shall have the meaning set forth in Section 1.2 (Benchmarking Firms) of Exhibit I (Benchmarking) of this Agreement.

“Benchmarking Plan” shall have the meaning set forth in Section 1.3(c) (Benchmarking Plan) of Exhibit I (Benchmarking) of this Agreement.

“Benchmarking Process” shall have the meaning set forth in Section 1.1 (Benchmarking Process) of Exhibit I (Benchmarking) of this Agreement.

“Benchmarking Report” shall have the meaning set forth in Section 1.3(e)(i) (Benchmarking Report Review Period and Adjustments) of Exhibit I (Benchmarking) of this Agreement.

“Benchmarking Schedule” shall mean Exhibit I (Benchmarking) to this Agreement.

“Best Practices” shall have the meaning set forth in Section 2.6 (Continuous Improvement) of this Agreement.

“Billable Minutes” shall have the meaning set forth in Section 23.2 (Billable Minutes Defined) of the Exhibit A (Standard Terms and Conditions) of this Agreement.

“Breached Milestone” shall have the meaning set forth in Section 7 (Failure to Meet Ramp Milestones) of Exhibit M (Ramp Plan Terms) of this Agreement.

“Calls” shall have the meaning set forth in Section 1 (Services) of the Exhibit A (Standard Terms and Conditions) of this Agreement.

“Card Issuer” shall have the meaning set forth in Section 8.8 (Cardholder Information) of this Agreement.

“Card Issuer Rules” shall have the meaning set forth in Section 8.8 (Cardholder Information) of this Agreement.

“Cardholder Information” shall have the meaning set forth in Section 8.8 (Cardholder Information) of this Agreement.

“Change Order” shall have the meaning set forth in Section 2.5 (Change Orders) of this Agreement.

“Change Order Estimate” shall have the meaning set forth in Section 2.5 (Change Orders) of this Agreement.

“Change Order Request” shall have the meaning set forth in Section 2.5 (Change Orders) of this Agreement.

“Claim(s)” shall have the meaning set forth in Section 9.2.1 (Provider’s Obligations) of this Agreement.

“CMS” refers to “Call Management Systems”, which generate certain reports regarding the performance of the Services.

“Confidential Information” shall have the meaning set forth in Section 11.1 (Confidential Information) of this Agreement.

“Contact Numbers” shall have the meaning set forth in Section 5 (Free Calls for Wireless Phones) of Exhibit L (Regulatory Requirements) of this Agreement.

“Conversion Training” shall have the meaning set forth in Section 8.3.1 (Overview) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Council” shall have the meaning set forth in Section 8.8 (Cardholder Information) of this Agreement.

“CPNI Rules” shall have the meaning set forth in Section 12.1 (Definition) of this Agreement.

“Critical Business Policies” shall have the meaning set forth in Section 14.7 (Critical Business Policies Compliance (CBPC)) of

Exhibit A (Standard Terms and Conditions) of this Agreement.

“Critical Business Policies Compliance” shall have the meaning set forth in Section 14.7 (Critical Business Policies Compliance (CBPC)) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Dedicated Section(s)” shall have the meaning set forth in Section 2.2.2 (Facilities) of this Agreement.

“Designee” shall have the meaning set forth in Section 2 (Services Transition Plan) of Exhibit H (Transition Services) of this Agreement.

“Directed Change” shall have the meaning set forth in Section 2.4 (Directed Changes; Compliance with Policies) of this Agreement.

“Disabling Device” shall have the meaning set forth in Section 4.4 (Viruses; Disabling Devices) of this Agreement.

“Disaster Recovery Exhibit” shall have the meaning set forth in Section 1 (Introduction) of Exhibit K (Disaster Recovery Plan) of this Agreement.

“Disaster Recovery Plan” shall have the meaning set forth in Section 4.6 (Disaster Recovery) of this Agreement.

“Disputing Party” shall have the meaning set forth in Section 5.3 (Legal Proceedings) of this Agreement.

“Disrupted Services” shall have the meaning set forth in Section 7.6 (Step-In Rights) of this Agreement.

“Downtime” shall have the meaning set forth in Section 12 (Systems Use and Downtime) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Educational Session” refers to randomly recorded calls calibrated by T-Mobile; and subsequently calibrated with the Provider.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Erroneous Invoices” shall have the meaning set forth in Section 6.5 (Provider Invoicing Disputes and Requests for Further Substantiation) of this Agreement.

“Facilities” shall have the meaning set forth in Section 2.2.2 (Facilities) of this Agreement.

“FCPA” shall have the meaning set forth in Section 8.6 (Compliance with Laws) of this Agreement.

“Final Forecast” shall have the meaning set forth in Section 4.3 (Final Forecast) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Fraud” shall have the meaning set forth in Section 22.1 (Policies and Reporting) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“FTE” shall have the meaning set forth in Section 3.1 (FTEs) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“FTP” refers to File Transfer Protocol a secured method of exchanging data.

“GPO or Microsoft Windows Group Policy Objects” shall have the meaning set forth in Section 1 (Settings for Provider LAN/Desktop Environment) of Exhibit J (Additional Safeguards) of this Agreement.

“Handsets” shall have the meaning set forth in Section 26 (Training and Product Support Devices) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Holiday Schedule” shall have the meaning set forth Section 17 (Holidays) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Inbound Calls” shall have the meaning set forth in Section 1 (Services) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“include” or “including” shall mean “includes without limitation.”

“Initial Term” shall have the meaning set forth in Section 7.1 (Term) of this Agreement.

“Inspection” shall have the meaning set forth in Section 6.9.5 (T-Mobile Inspection Right) of this Agreement.

“Intellectual Property” means all Confidential Information, work product, data, information, concepts, methods, ideas, inventions, user manuals, charts, graphs, other written documentation, machine-readable text and files, techniques, methodologies and materials, including without limitation, any patents, copyrights, trade secrets, trademarks, and other intellectual property embodied therein or appurtenant thereto, including without limitation all derivative works related thereto.

“Interval One Call Resolution” shall have the meaning set forth in Section 14.6 (Interval One Call Resolution (iOCR)) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Invoice Guidelines” shall have the meaning set forth in Section 6.1 (Form and Timing) of this Agreement.

“KPI” shall have the meaning set forth in Section 6.9.1 (Records) of this Agreement.

“KPI Plan” shall have the meaning set forth in Section 5.1 (Scheduling) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Law(s)” shall have the meaning set forth in Section 4.5 (Security Breach Notification) of this Agreement.

“Licensed Software” shall have the meaning set forth in Section 11 (Facilities) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“LOA FTEs” shall have the meaning set forth in Section 3.2.4 (Classification of FTE’s) of the Exhibit A (Standard Terms and Conditions) of this Agreement.

“LOB” shall have the meaning set forth in Section 2.4 (Directed Changes; Compliance with Policies) of this Agreement.

“Maintenance” shall have the meaning set forth in Section 18.1 (Additional Terms Regarding System Downtime; Force Majeure) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Managers” shall have the meaning set forth in Section 1 (Services) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Material Change” shall have the meaning set forth in Section 2.4 (Directed Changes; Compliance with Policies) of this Agreement.

“Microsoft Windows Group Policy Objects or GPO” shall have the meaning set forth in Section 1 (Settings for Provider LAN/Desktop Environment) of Exhibit J (Additional Safeguards) of this Agreement.

“Month” shall have the meaning set forth in Section 4.2 ([*]-Month Forecast) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Monthly Attrition” shall have the meaning set forth in Section 14.5 (Monthly Attrition) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“National Do-Not-Call List” shall have the meaning set forth in Section 2 (National Do-Not-Call List) of Exhibit L (Regulatory Requirements) of this Agreement.

“Net Revenue” shall have the same meaning set forth in Section 14.8 (Net Revenue) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“New Hire Training” shall have the meaning set forth in Section 8.5 (New Hire Training) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“New Intellectual Property” means the Intellectual Property created by a Party as part of the Services or the deliverables prepared under a Statement of Work or pursuant to the other terms of the Agreement, which is specifically identified in Such Statement of Work, Change Order or otherwise in this Agreement as New Intellectual Property, which shall include, without limitation, any and all intellectual property rights (including, without limitation, patent, copyright and trade secret rights) therein.

“Outbound Calls” shall have the meaning set forth in Section 1 (Services) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Overtime” shall have the meaning set forth in Section 13.1 (Overtime) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Party” or “Parties” shall have the meaning set forth in the recitals to this Agreement.

“PCI Standard” shall have the meaning set forth in Section 8.8 (Cardholder Information) of this Agreement.

“Penalty Period” shall have the meaning set forth in Section 6.5 (Provider Invoicing Disputes and Requests for Further Substantiation) of this Agreement.

“Performance Standards” shall have the meaning set forth in Section 2.2 (Performance of Services) of this Agreement.

“Personal Information” shall have the meaning set forth in Section 12.1 (Definition) of this Agreement.

“Policies” shall have the meaning set forth in Section 2.4 (Directed Changes; Compliance with Policies) of this Agreement.

“Pre-Approved Facility(ies)” shall have the meaning set forth in Section 14.16.1 (DOJ Agreement) of this Agreement.

“Pre-Existing Intellectual Property” shall have the meaning set forth in Section 10.1 (Pre-Existing Intellectual Property) of this Agreement.

“Pricing Schedule” shall have the meaning set forth in Exhibit A-1 to Standard Terms and Conditions (Pricing) of this Agreement.

“Privacy Laws” shall have the meaning set forth in Section 12.3 (Privacy Laws) of this Agreement.

“Procedures Manual” shall have the meaning set forth in Section 2.14 (Procedures Manual) of this Agreement.

“Production” shall have the meaning set forth in Section 3.2.1 (Classification of FTE’s) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Provider” shall have the meaning set forth in the preamble of this Agreement.

“Provider Indemnitees” shall have the meaning set forth in Section 9.2.2 (T-Mobile’s Obligations) of this Agreement.

“Quality” shall have the meaning set forth in Section 14.4 (Call Quality) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Ramp” shall have the meaning set forth in Section 7 (Ramp) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Ramp Deliverable” shall have the meaning set forth in Section 3 (Ramp Plan) in Exhibit M (Ramp Plan Terms) of this Agreement.

“Ramp FTEs” shall have the meaning set forth in Section 8.3.2 (Calculation of Training Costs and Expenses) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Ramp Milestone” shall have the meaning set forth in Section 3 (Ramp Plan) in Exhibit M (Ramp Plan Terms) of this Agreement.

“Ramp Performance Failure” shall have the meaning set forth in Section 7 (Failure to Meet Ramp Milestones) in Exhibit M (Ramp Plan Terms) of this Agreement.

“Ramp Period” shall have the meaning set forth in Section 8.3.2 (Calculation of Training Costs and Expenses) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Ramp Plan” shall have the meaning set forth in Section 7 (Ramp) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Ramp Services” shall have the meaning set forth in Section 2 (Introduction) in Exhibit M (Ramp Plan Terms) of this Agreement.

“Recurring Monthly Charges” or “MRC” mean the rate plan or other service charges that recur on a T-Mobile customer’s bill each month.  Recurring Monthly Charges do not include overage, roaming, long distance, data usage (other than recurring monthly data charges), insurance, FlexPay charges, certain specified rate plans, taxes, tariffs, or other government or regulatory fees and charges, and such charges shall not be deemed to be rate plan or Feature MRCs.  Feature MRCs shall be the MRCs for Features listed by T-Mobile in Streamline (or successor tool) as Features for purposes of calculating Net Revenue.

“Renewal Term” shall have the meaning set forth in Section 7.1 (Term) of this Agreement.

“Report(s)” shall have the meaning set forth in Section 2.3 (Reports) of this Agreement.

“Reporting Tools” shall have the meaning set forth in Section 2.3 (Reports) of this Agreement.

“Required Internet Sites (URLs) shall have the meaning set forth in the paragraph entitled “Application Requirements” contained in Exhibit C (T-Mobile Customer Care System) of this Agreement.

“Resources” shall have the meaning set forth in Section 3 (Access to Resources) of Exhibit H (Transition Services) of this Agreement.

“Routers” shall have the meaning set forth in Section 26 (Training and Product Support Devices) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Safeguard(s)” shall have the meaning set forth in Section 4 (Information Security) of this Agreement.

“Security Breach” shall have the meaning set forth in Section 4.5 (Security Breach Notification) of this Agreement.

“Selected Holiday” shall have the meaning set forth in Section 17 (Holidays) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Service Change Procedures” shall have the meaning set forth in Section 2.7 (Change in Applicable Law) of this Agreement.

“Service Fees” shall have the meaning set forth in Section 6.3 (Pricing) of this Agreement.

“Service Levels” shall have the meaning set forth in Section 14.2 (Activations — Inbound Calls) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Services” shall have the meaning set forth in Section 2.1 (Services) of this Agreement.

“Services Transition Plan” shall have the meaning set forth in Section 2 (Services Transition Plan) of Exhibit H (Transition Services) of this Agreement.

“Site” shall have the meaning set forth in Section 2.4 (Directed Changes; Compliance with Policies) of this Agreement.

“SIMs” shall have the meaning set forth in Section 26 (Training and Product Support Devices) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Specifications” shall have the meaning set forth in Section 2.2 (Performance of Services) of this Agreement.

“SSH” stands for “Secure Shell, “ a specific security protocol for logging onto a remote server.

“Standard Terms” shall have the meaning set forth in Section 2.2 (Performance of Services) of this Agreement.

“Statement of Work” shall have the meaning set forth in Section 2.1 (Services) of this Agreement.

“Streamline Read Time” shall have the meaning set forth in Section 8.6 (Streamline Read Time) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Subscriber Information” shall have the meaning set forth in Section 14.16.1 (DOJ Agreement) of this Agreement.

“Supervisors” shall have the meaning set forth in Section 1 (Services) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“T-Mobile” shall have the meaning set forth in the preamble of this Agreement.

“T-Mobile Customer Care System” shall have the meaning set forth in the preamble of Exhibit C (T-Mobile Customer Care System) of this Agreement.

“T-Mobile Equipment” shall have the meaning set forth in Section 2.2.3 (T-Mobile Equipment) of this Agreement.

“T-Mobile Indemnitees” shall have the meaning set forth in Section 9.2.1 (Provider’s Obligations) of this Agreement.

“T-Mobile No-Contact List” shall have the meaning set forth in Section 1 (T-Mobile No-Contact List) of Exhibit L (Regulatory Requirements) of this Agreement.

“T-Mobile Representative” shall have the meaning set forth in Section 6.5 (Provider Invoicing Disputes and Request for Further Substantiation) of this Agreement.

“T-Mobile Resources” shall have the meaning set forth in Section 3 (System Compatibility) of this Agreement.

“TCC” shall have the meaning set forth in Section 3.2.3 (Classification of FTE’s) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Term” shall have the meaning set forth in Section 7.1 (Term) of this Agreement.

“Third Party Materials” shall have the meaning set forth in Section 10.6 (Approved Third Party Materials) of this Agreement.

“Trainer(s)” shall have the meaning set forth in Section 8.5.5 (Certification of Trainers and Facilitators) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Training” shall have the meaning set forth in Section 8.1 (Provider Training Obligation) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Training Devices” shall have the meaning set forth in Section 26 (Training and Production Devices) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Training Device Inventory” shall have the meaning set forth in Section 26 (Training and Production Devices) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Training Device License Agreement” refers to the terms and conditions set forth in Exhibit N (Training and Production Device License Agreement) of this Agreement.

“Training and Production Device Licenses” shall have the meaning set forth in Section 5 (License Term and Termination) of Exhibit N (Training and Production Device License Agreement) of this Agreement.

“Training Hours” shall have the meaning set forth in Section 8.3.2 (Calculation of Training Costs and Expenses) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Transition Services” refers to the orderly transfer of the services, functions, responsibilities, tasks and operations comprising the Services, to be provided by Provider pursuant to Exhibit H (Transition Services) of this Agreement.

“Voice of the Customer” shall have the meaning set forth in Section 14.9 (Voice of the Customer (myVOC)) of Exhibit A (Standard Terms and Conditions) of this Agreement.

“Volume” shall have the meaning set forth in Section 4.2 (Forecasting) of Exhibit A (Standard Terms and Conditions) of this Agreement.

EXHIBIT H

TRANSITION SERVICES

1.             Introduction.

Provider shall cooperate with T-Mobile and provide the Transition Services for up to [*] ([*]) months upon the termination of the Agreement or a Statement of Work.  The purpose of the Transition Services, and Provider’s goal in providing it, shall be (a) to enable T-Mobile to obtain from another provider, or to provide for itself, services to substitute for or replace those provided by Provider, and (b) to minimize any adverse effect of transferring the Services to T-Mobile or to a new provider(s) selected by T-Mobile.

2.             Services Transition Plan.

T-Mobile will designate either itself or a third party (the “Designee”) to assume primary responsibility for the Services, and Provider will support T-Mobile’s preparation and implementation of the Transition Services plan (“Services Transition Plan”) by providing the Designee with information regarding the Services that may be required in connection with the Services Transition Plan and preparing that portion of the Services Transition Plan detailing Provider’s responsibilities, including schedules and resource commitments.  The Charges for the Transition Services shall be calculated as provided herein or in accordance with the Pricing Schedule.

3.             Access to Resources.

In providing Transition Services, and subject to Provider’s ability to perform its obligations under the Statements of Work, including continuing to meet the KPIs during the Term, Provider shall provide to T-Mobile or its Designee, agents, contractors and consultants access to and use of any necessary equipment, software, systems, and other resources that Provider used to provide Services (collectively the “Resources”) for the sole purpose of providing Services to T-Mobile, unless otherwise agreed by the Parties.  Provider shall also provide T-Mobile or its Designee with reasonable information concerning such Resources.  Provider shall provide such access and information both prior to and for a period of at least [*] ([*]) months after the date of the termination or expiration of this Agreement or the applicable Statement of Work.

4.             Specific Termination Assistance.

If and to the extent that T-Mobile and/or a Designee assumes responsibility for some or all of the Services provided by Provider under a Statement of Work, Provider will provide the following specific Transition Services to T-Mobile and/or its Designee:

4.1          Knowledge Transfer.  Provider will provide for the transfer of knowledge regarding the Services, T-Mobile’s requirements, and related topics so as to facilitate the provision of the Services by T-Mobile or its Designee.  This shall include:

(a)            Providing T-Mobile and its Designee with all relevant information regarding the Services that is necessary to implement the Services Transition Plan, and providing such information regarding the Services as necessary for T-Mobile or its Designee to assume responsibility for the continued performance of the Services in an orderly manner so as to minimize disruption in the operations of T-Mobile, including (i) relevant documentation; (ii) schedules, work product and related information; (iii) agreements with third party suppliers of goods and services that are not subject to confidentiality provisions; (iv) contacts at companies licensing third party software used to provide the Services (and assistance in negotiating new licenses or sublicenses with such companies); and (v) key support contacts (names and phone numbers) of T-Mobile and third party personnel and of Provider personnel during the transfer;

(b)           Providing transfer of knowledge to the Designee’s and T-Mobile’s personnel in the performance of those Services that are to be transferred and in the management of third party suppliers of goods and services required for performance of the Services; and

(c)            Providing reasonable access (e.g., by telephone and email) to key personnel who were performing the Services for a period of at least [*] ([*]) months following the termination or expiration of the Agreement or the applicable Statement of Work.

4.2          Operational Transition.  Provider shall perform the activities required to effect the transition of operational responsibility for the Services.  This shall include:

(a)            Providing copies of all T-Mobile data and system files on electronic media (to the extent the T-Mobile data and files then reside on electronic media) as specified by T-Mobile or its Designee;

(b)           Providing pre-transition services, including:

(i)            Providing T-Mobile with a current asset listing;

(ii)           Providing documentation used by Provider to provide the Services, including technical documentation relevant to the Services in hard-copy or electronic media as indicated by T-Mobile;

(iii)          Providing T-Mobile with any problem logs that T-Mobile does not already have;

(iv)          Assisting T-Mobile or its Designee in the analysis of the space required for software and data file libraries;

(v)           Providing assistance to T-Mobile or its Designee in establishing or transferring non-proprietary naming conventions;

(vi)          Delivering to T-Mobile or its Designee the technical specifications and materials and user documentation for that software that Provider is obligated to provide to T-Mobile pursuant to this Agreement to the extent legally possible.

(vii)          Providing any documentation, data, diagrams and other technical information reasonably necessary for performance or provision of the Transition Services.

(viii)        Providing interim tapes of T-Mobile data, as reasonably requested and at T-Mobile’s expense.

(c)           Providing, after the transition, additional assistance as agreed upon by the Parties.  Following completion of the Transition Services, Provider shall return to T-Mobile, at T-Mobile’s request, any remaining property of T-Mobile in Provider’s possession or under Provider’s control.  This shall include any remaining reports, data, materials and other Confidential Information of T-Mobile and its business partners.  At T-Mobile’s request, and so long as Provider no longer requires the T-Mobile Confidential Information to provide the Services, Provider will erase, wipe clean or otherwise destroy any remaining copies of T-Mobile system or data files and all other T-Mobile Confidential Information; and

(d)           Providing other services during the transition, including:

(i)            At T-Mobile’s expense, copying and delivering to T-Mobile all requested data files and other T-Mobile Confidential Information;

(ii)           In conjunction with T-Mobile or its Designee, conducting rehearsals of the migration, in accordance with the Services Transition Plan, prior to cutover as scheduled by T-Mobile;

(iii)          Delivering content listings of all requested data files and printouts of control file information to T-Mobile or its Designee;

(iv)          Provide reasonable assistance to T-Mobile or its Designee in moving and up-loading applicable data files to the new environment.

(e)           With respect to any Equipment transferred to T-Mobile pursuant to this Agreement, Provider shall use commercially reasonable efforts to transfer any manufacturer or other third party warranties applicable to such equipment, software, or systems, as applicable, to T-Mobile or its Designee.

4.3          Organizational Transition.  Provider shall provide the assistance required to adequately transition the delivery processes developed during the Term to support the delivery of the Services.  This assistance shall include:

(a)           Providing agreements with third party contractors to the extent that the agreements are primarily related to the Services for T-Mobile and such disclosure is contractually permitted, as well as providing the relevant phone trees, contact lists, and procedures manuals and other standard operating procedures; and

(b)           Providing T-Mobile or its Designee with reasonable information regarding security controls, processes, and tools.

EXHIBIT I

BENCHMARKING

1.                                      Benchmarking.

1.1                               Benchmarking Process.

Subject to Section 1.4 (Timing of Benchmarking) of this Exhibit I (Benchmarking), at any time during the Term, T-Mobile shall have the right to engage in the benchmarking process set forth in this Exhibit I (Benchmarking) (“Benchmarking Process”) to determine whether T-Mobile is receiving competitive pricing and service levels with respect to the Services.  If the Benchmarking Process demonstrates that the pricing or service levels are not competitive, then such pricing or service levels shall be adjusted pursuant to Section 1.3(e) (Benchmarking Report Review Period and Adjustments) of this Exhibit I (Benchmarking).

1.2                               Benchmarking Firms.

Upon T-Mobile’s written notice to Provider electing to undertake a Benchmarking Process and specifying the scope of such Benchmarking Process (the “Benchmarking Notice”), the Benchmarking Process shall be performed by an independent, industry recognized benchmarking service provider (“Benchmarking Firm”) designated by T-Mobile from the following list:

(a)           Gartner Group/Gartner Measurement;

(b)           Booz Allen Hamilton;

(c)           Forrester;

(d)           The W Group;

(e)           Third Party International; and

(f)                                       any other Benchmarking Firms agreed upon by the Parties from time-to-time during the Term.

1.3                               Procedures and Methodologies.

(a)                                  Benchmarking Process Overview.

(i)          The Benchmarking Process shall be conducted by the Benchmarking Firm selected by T-Mobile, in its sole discretion, in accordance with the Benchmarking Plan.

(ii)           In the event the selected Benchmarking Firm is no longer providing the services required to conduct the Benchmarking Process for any reason, T-Mobile in its sole discretion determines that the Benchmarking Firm should be replaced, including, without limitation, situations when such replacement by another Benchmarking Firm is needed to take advantage of another system or methodology utilized by the other Benchmarking Firm, T-Mobile shall promptly designate a replacement Benchmarking Firm.

(b)                                  Benchmarking Process Scope.

T-Mobile may, in its discretion, benchmark either the entire scope of the Services or any selected Service or group of Services.

(c)                                  Benchmarking Plan.

Within ten (10) calendar days of T-Mobile’s designation of the Benchmarking Firm, the Parties shall, in consultation with such Benchmarking Firm, develop a plan (the “Benchmarking Plan”) for each Benchmarking Process.  The Benchmarking Plan shall include a schedule for commencing and completing the applicable Benchmarking Process (including interim dates on which certain of the Benchmarking Firm’s activities shall be completed) and the details of how the Benchmarking will be conducted, as further described in Section 1.3(d) (Benchmarking Process) of this Exhibit I (Benchmarking).  If the Parties are unable to reach an agreement on any aspect of the Benchmarking Plan, the Benchmarking Firm shall have the authority to finalize the Benchmarking Plan so that the Benchmarking can be conducted in a manner that accounts for the scope of Services.

(d)                                  Benchmarking Process.

(i)            As part of the Benchmarking Plan, the Benchmarking Firm, in consultation with T-Mobile and Provider, shall define and select the peer comparison group.  The peer comparison group shall include a representative sampling of Provider’s customers and customers of other service providers similar to Provider.  The peer comparison group shall contain at least eight but always an even number of companies.  In the event that the Parties are unable to agree upon the entities comprising the peer comparison group, T-Mobile shall select one half (1/2) of the entities comprising such peer comparison group, and Provider shall select the remaining one half (1/2) of such entities.

(ii)           The Benchmarking Plan shall also describe the elements of the Benchmarking Process, including the comparison methodology, normalization process, formats and choice of data elements.  The comparison methodology shall include identification of adjustment and normalization factors to normalize the data used to perform the Benchmarking to accommodate differences between volume of services, scope of services, service levels, financing or payment streams, costs and other relevant factors; any assumptions to be taken into consideration; and the evaluation/comparison method to be employed.

(iii)          Provider shall comply in a timely manner (including meeting any schedule requirements in the Benchmarking Plan) with all reasonable data collection and presentation requirements established by the Benchmarking Firm and T-Mobile that are required to complete the Benchmarking Process.

(e)                                  Benchmarking Report Review Period and Adjustments.

(i)            The Benchmarking Firm shall deliver its report (the “Benchmarking Report”) to T-Mobile and Provider no later than thirty (30) calendar days after the completion of the Benchmarking Process.

(ii)           No later than sixty (60) calendar days after receipt of the Benchmarking Report, Provider shall prepare and deliver to T-Mobile an analysis of the Benchmarking Report.  If the Benchmarking Report indicates that any aspects of the Service Fees or KPIs are noncompetitive, Provider shall include with the analysis an action plan to make those Service Fees or KPIs competitive.

(iii)          In the event that the Benchmarking Report indicates that the total Service Fees paid by T-Mobile for the Services are more than [*] percent ([*]%) higher than the average total charges paid by the peer comparison group, Provider shall, at T-Mobile’s request, make its principal decision makers available to meet with T-Mobile to discuss adjustments to the Service Fees to better reflect the average total charges paid by the peer comparison group on a going forward basis.  As part of such meeting and discussion, Provider agrees to act in good faith in considering the results of the Benchmarking Report and T-Mobile’s requests to adjust the total Service Fees to reflect the charges of the peer comparison group, including providing reasoned arguments for any refusal to implement such requested adjustments.  Implementation of such Service Adjustments shall be through written amendment to this Agreement by the Parties.

(iv)          In the event that the Benchmarking Report indicates that the KPIs provided by Provider are noncompetitive, the KPIs recommended in the Benchmarking Report shall be adopted subject to the Change Management process in Sections 2.4 and 2.5 above in this Agreement, to the extent applicable to such recommended changes.

(v)           Any disputes regarding the findings in the Benchmarking Report shall be handled in accordance with the dispute resolution process set forth in Section 5 (Dispute Resolution) of this Agreement.

1.4                               Timing of Benchmarking.

T-Mobile shall be limited to conducting no more than [*] ([*]) Benchmarking Process in any [*] ([*]) month period.

1.5                               Benchmarking Process Costs.

T-Mobile shall be responsible for the compensation of the Benchmarking Firm, unless the Benchmarking Report indicates that the Service Fees are more than [*] percent ([*]%) of the average charges of the peer comparison group for similar services, in which case Provider shall be responsible for compensating T-Mobile for the commercially reasonable expenses paid by T-Mobile to the Benchmarking Firm, which in no event shall exceed [*] dollars ($[*]).

EXHIBIT J

ADDITIONAL SAFEGUARDS

1.             Settings for Provider LAN / Desktop Environment

As of the Effective Date, Provider does not use a “diskless” environment, but, instead, manages compliance with the Safeguards by use of “Microsoft Windows Group Policy Objects” or “GPOs” and “Active Directory Controls.”  During the Term, Provider shall observe the following provisions with respect to such controls:

(a)           Provider shall at all times ensure that GPO settings are maintained in compliance with T-Mobile’s written policies, as provided by T-Mobile from time-to-time during the Term.

(b)           Provider will provide a GPO setting standard that fully addresses controls on the client desktops that meet diskless client station configurations.

(c)           Provider will not implement any changes to the GPO configurations for client desktops supporting T-Mobile’s Services without the prior written approval of T-Mobile.

2.             Physical Security

2.1          Provider Facilities.  With respect to Facilities, Provider and all approved subcontractors shall comply with T-Mobile’s security requirements (e.g., protecting both external and internal door access for protected areas such as computer rooms, DASD rooms, and UPS/HVAC rooms) in compliance with the Safeguards.  Provider shall establish security processes (1) that are no less rigorous than those in effect at T-Mobile facilities as of the Effective Date, and (2) that meet or exceed T-Mobile’s security requirements as-then practiced by T-Mobile.  Security policies in effect as of the Effective Date at T-Mobile facilities shall be provided separately in writing by T-Mobile from time-to-time. Provider and all approved subcontractors of the Provider shall institute and maintain adequate physical and logical security measures and safeguards at the Facilities, at no less a level than required by T-Mobile’s physical security requirements.  Without limiting the generality of the foregoing or Provider’s other obligations under the Agreement, Provider shall:

2.2.1       Ensure that security devices are kept in working order, procedures are developed with adequate controls, audit trails are maintained and responses are made to all security violations and breaches.

2.1.2       Manage and maintain the employee badge, security video, fire alarm systems and access control systems.

2.1.3       Grant access to approved T-Mobile personnel, subject to Provider’s normal security procedures.

2.2          Procedure for Access for Visitors to the Dedicated Sections.

2.2.1       All visitors / vendors will be issued a gate pass and must make an entry in the form at the security entrance gate of the office (except for the Kingston Site).

2.2.2       All visitors while on the Facilities will wear a visitor’s badge issued at the time of entry, which they have to hand over to the security guard at the entrance when they leave (except for the Kingston Site).

2.2.3                     No visitor / vendor will be allowed beyond reception unescorted.

2.2.4       All visitors/vendors will be checked physically.  Their brief cases/baggage will also be checked, and vehicles shall be checked as appropriate.

2.3.         Procedure for Access for Authorized Employees.

2.3.1       Authorized Employees are issued with photo ID cards which have to be displayed around the neck or on the shirt where it is visible.

2.3.2       Authorized Employees will swipe the photo card at access control points for entry and exit to the Dedicated Sections.  Palm and/or fingerprint based authorization shall also be required at all such access control points.

2.3.3       Loss of ID card is to be reported to the human resource personnel, administrative personnel, and to the security desk immediately.

2.4.         Material Movement.

2.4.1.                  No recordable media shall enter or leave the Facilities.

2.4.2       All outgoing material will have a material — gate pass noted in the materials register, specifying if the outgoing material is returnable or non-returnable.

2.4.3       All incoming material shall be entered into a materials inward register with an inward stamp by the security guard.

2.5        Access Control -Server Rooms / Operational Areas.

2.5.1                     The facilities and administration department of the Provider shall install the access control system.  Any data / verification access of the access control system is restricted only to three (3) named designated persons from the Provider’s facilities and administration teams.

2.5.2       All computer server rooms are entry restricted.  Only authorized personnel enter the server room.

2.5.3       A security guard shall be posted round the clock in certain sensitive areas of the Designated Sections as well as each floor.  Entry in the register is mandatory irrespective of the designation of the person concerned.

2.5.4       Once an employee is terminated / separated / resigned or otherwise re-assigned from this engagement, access to the Facilities shall be deactivated immediately for such employee, and T-Mobile shall be immediately notified of the change of status of the employee.

2.5.5       All PCs or servers running T-Mobile processes and accessing T-Mobile confidential data will be physically segregated from the rest of the Provider’s network environment.

2.6          Server Room and Data Centers.

2.6.1       Fire extinguishers of carbon dioxide type shall be placed in all server rooms, and sprinkler systems will be provided in conformance with best industry practices.

2.6.2       With the exception of the Kingston Site, standby UPS facility shall be available in the main server room with a battery back up able to sustain full load for at least fifteen (15) minutes.  All other data centers and floor PC shall be within the UPS circuit.  Emergency generators should provide backup power in less than ten (10) seconds, and must be sized to support the applicable Facility at maximum load, with sufficient fuel to sustain such load for at least twenty-four (24) hours.  Refueling must occur no later than such time when the tanks reach fifty (50%) capacity.

2.6.3       The electrical primary service shall be obtained from the local Utility Company. Electrical primary service shall consist of electrical primary service from two (2) substations (service from different transformers in the same substation may be acceptable) if available in the campus electrical service. Service to the site is preferred to be underground.  The utilization of an automatic transfer switch set at four (4) seconds shall be utilized to automatically transfer electrical primary services. The transfer switch shall serve pad-mounted switchgear that shall serve an underground loop feed service to switches serving service transformers. Underground electrical service from the pad-mounted switches to the service transformer shall be radial and shall not be more than twenty (20) feet in length.  The electrical service transformer shall be pad mounted. Future electrical loads shall be taken into consideration.

2.6.4       UPS will be required for the data center and shall be supplied from a solid-state static UPS system. The UPS will be located in a temperature controlled room separate from the data center raised floor area.  Provide fifty percent (50%) spare capacity for the UPS. Input voltage shall be four hundred eighty/two hundred seventy seven (480/277) volts three (3) phase and ground with an output voltage of four hundred eighty/two hundred seventy seven (480/277) volts three (3) phase and ground. The UPS output shall be rated at point nine (.9) power factor. The UPS shall have integral maintenance bypass switchgear. The battery system shall utilize C&D one thousand (1000) series sealed batteries. The battery strings shall have a fifteen (15) minute rating.  The battery strings shall be rack mounted and be located adjacent to the UPS on the raised floor area.  The UPS will require a connection to the Site Scan System. The UPS shall be complete with all controls, switchgear, UPS, batteries racks and any additional items as required. Provisions shall be made for UPS equipment based on the programmed expansion.

2.6.5       Grounding shall be in accordance with NEC article 250-81 (or local equivalent). The grounding electrode system resistance shall not exceed five (5) ohms. The data center shall have a bare grounding conductor installed below grade around the perimeter of the data center. The bare grounding conductor shall be bonded to the structural columns, pier reinforcement steel, and foundation reinforcement steel for structural items located within and around the data center. The bare grounding conductor shall be bonded to the building grounding electrode system.

2.6.6       Data center should be an isolated, secure room with controlled access.  It should not be located near any water hazards (restroom, water pipe, etc).  Drains should drain away from data center.  A pre-action dry pipe fire protection system should be installed.

2.6.7       Multiple cable entrances should be available to the building.

2.7          Personnel and Employee Safety.

2.7.1       All employees shall be trained on the evacuation process in case of fire / emergencies through regular mock drill sessions.

2.7.2       All emergency exits shall be access controlled, and designed so that they can only opened from inside.

2.7.3       Backup lighting to be available for at least fifteen percent (15%) of lights.

2.7.4      Except for the Kingston Site, each Provider Facility must include redundant HVAC to ensure that loss of an HVAC system will not jeopardize the environmental specifications of such Facility.  Facilities to maintain average environmental conditions of 72 degrees F/ 50% relative humidity.

EXHIBIT K

DISASTER RECOVERY PLAN

1.             DISASTER RECOVERY OBLIGATIONS

Provider has been providing Services to T-Mobile under the Prior Services Agreement which are similar to the Services to be provided by Provider hereunder.  Under the Prior Services Agreement, Provider has kept in place a comprehensive Disaster Recovery Plan applicable to the Services and all Sites and Facilities under each Statement of Work.  In lieu of setting forth each of the requirements and responsibilities for each such Disaster Recovery Plan herein this Exhibit K (Disaster Recovery) (the “Disaster Recovery Exhibit”), the parties have agreed that Provider shall attach its current Disaster Recovery Plan for each Facility, which have previously been reviewed and approved by T-Mobile, to this Disaster Recovery Plan Exhibit below.  Provider acknowledges, represents and warrants that it shall maintain and keep in place the below attached Disaster Recovery Plan for each Statement of Work hereunder, and for all applicable Facilities and Sites, at all times while this Agreement remains in effect.  A new copy of Provider’s Disaster Recovery Plan shall be provided to T-Mobile annually on or around the Effective Date.  In the event that Provider seeks to make any modifications to the below attached Disaster Recovery Plan, Provider must provide any such proposed modifications and the modified Disaster Recovery Plan to T-Mobile for review and approval, in T-Mobile’s sole discretion, prior to implementation of any such modifications.  In no event shall the protections, requirements or obligations of the attached Disaster Recovery Plan be reduced without the prior written consent of T-Mobile, in its sole discretion.  Additional details regarding the procedures to be undertaken to prepare for and/or respond to disasters may be provided in the Procedures Manual, as updated by the Parties from time-to-time during the Term.  For the avoidance of doubt, the provisions of this Disaster Recovery Exhibit and each Disaster Recovery Plan shall not be deemed to limit Provider’s obligations under any Statements of Work or otherwise under the Agreement.

2.             PROVIDER DISASTER RECOVERY PLAN

Provider’s following Disaster Recovery Plan(s) for the Makati and Kingston Sites are hereby attached to and incorporated within this Agreement and each applicable Statement of Work by this reference.  Additionally, Provider agrees that it shall provide T-Mobile with a Disaster Recovery Plan(s) for the Ortigas and Honduras Sites within ninety (90) days of the Effective Date of this Agreement, and that such additional Disaster Recovery Plan(s) shall be attached hereto and incorporated herein at such time.

K-1

EXHIBIT L

REGULATORY REQUIREMENTS

This Exhibit L (Regulatory Requirements) is attached to and incorporated into the Worldwide Call Center Services Agreement between T-Mobile USA, Inc. (“T-Mobile”) and StarTek, Inc. (“Provider”) dated as of July 1, 2011 (for the purposes of these Standard Terms, the “Services Agreement”).  Unless otherwise specified, terms defined in the body of the Services Agreement shall have the same meanings when used in these Standard Terms with initial letters capitalized.

Provider understands and agrees that T-Mobile is regulated by the United States Federal Communications Commission (“FCC”), the United States Federal Trade Commission (“FTC”), and other federal and state regulators, and that many regulations will also apply to Provider.  Provider will comply with the following requirements while performing its obligations under the Services Agreement when Provider is providing marketing Services pursuant to a Statement of Work, unless T-Mobile specifically agrees otherwise in a signed writing that references this Exhibit L (Regulatory Requirements).  For the avoidance of doubt, Provider’s obligations under this Exhibit L (Regulatory Requirements) are in furtherance of, but are not intended to limit, Provider’s obligations with respect to legal compliance as provided elsewhere in the Services Agreement or in the Specifications.

1.             T-Mobile No-Contact List.  T-Mobile is required by FCC regulations to maintain a no-contact list for its wireless customers (“T-Mobile No-Contact List”).  Provider will comply with regulations regarding T-Mobile’s No-Contact List.  In addition, Provider will comply with the following specific requirements:

(i)            Provider will not call any T-Mobile customer who is on the T-Mobile No-Contact List.  If Provider has been provided with a copy of T-Mobile’s No-Contact List, whether a complete copy or an abridged copy relevant to Provider’s call list, Provider will redact its call list to ensure that no person on Provider’s call list is also on the T-Mobile’s No-Contact List.

(ii)           Provider will provide notice to T-Mobile if any customer contacted by Provider indicates that he or she wishes to be added to the T-Mobile No-Contact List.  Provider will provide such notice to T-Mobile as soon as commercially practicable, but in no event later than [*] ([*]) hours from such request by customer.

(iii)          If Provider receives a no-contact request from a customer, Provider will ensure that Provider does not call that customer again.

2.             National Do-Not-Call List.  The FTC maintains a national list of customers who may not be called for marketing purposes (“National Do-Not-Call List”).  Provider is subject to the National Do-Not-Call List requirements, and will reconcile its call list against the National Do-Not-Call List at least as frequently as required by the then-current FTC regulations.  Provider will also comply with applicable state do-not-call list regulations, if any.

3.             No Telemarketing to Non-T-Mobile Customers.  T-Mobile has an agreement in effect with the FCC under which T-Mobile has agreed that neither T-Mobile nor its agents will telemarket to persons who are not current T-Mobile customers.  PROVIDER WILL NOT CONTACT ANY PERSON ON T-MOBILE’S BEHALF UNLESS THAT PERSON IS ON A LIST PROVIDED BY T-MOBILE.  In

addition, if Provider has reason to believe that a person is not a T-Mobile customer, Provider will not call that person on T-Mobile’s behalf.  Provider will notify T-Mobile of such persons and of its reasons for its belief that such persons are not current T-Mobile customers.

4.             Pick-Up Time.  If, when contacting T-Mobile customers on T-Mobile’s behalf, Provider uses live operators in conjunction with an automatic dialing system, Provider will comply with all applicable regulations regarding the time period between the time at which customer answers his or her phone (as measured from the point at which the customer completes his or her greeting) and the time at which Provider’s operator is connected to customer.  By way of example but not limitation, as of the Effective Date, Provider will ensure that at least [*] percent ([*]%) of all calls within any day will be connected to a live operator within [*] ([*]) seconds from when the customer answers the phone.  In addition, Provider will (a) allow the telephone to ring for at least [*] ([*]) seconds or [*] ([*]) rings before disconnecting an unanswered call and (b) in every instance in which an operator is not connected within [*] ([*]) seconds of the customer’s answer, Provider will play a recorded message that states the name and telephone number of T-Mobile.

5.             Free Calls for Wireless Phones.  T-Mobile and Provider are subject to FCC and FTC regulations that prohibit certain activities (including the use of automatic dialing systems) in connection with calls to users of wireless phones unless such calls are free to the user.  T-Mobile complies with these requirements using a list of specific phone numbers from which T-Mobile and its agents contact T-Mobile customers (such phone numbers, the “Contact Numbers”).  T-Mobile removes all charges from a customer’s bill that are received from a Contact Number.  Provider will notify T-Mobile of all phone numbers from which Provider will make calls to T-Mobile customers so that T-Mobile can add such phone numbers to the Contact Numbers list.  Provider will ensure that T-Mobile has, at all times during the Term, a complete and current list of Contact Numbers used by Provider.  If T-Mobile later implements a different compliance system to ensure that calls are free, Provider will comply with the requirements of that subsequent system.

6.             Call Script.  If Provider uses live operators or leaves recorded messages for customers, Provider will strictly comply with the call script provided by T-Mobile.  Notwithstanding the foregoing, if the following information is not included in the call script, Provider will ensure that the following information is disclosed truthfully, promptly, and in a clear and conspicuous manner:  (a) that the call is made on behalf of T-Mobile, (b) that the purpose of the call is to sell goods or services, and (c) the nature of such goods or services.

7.             Recording.  If calls made by Provider will be recorded by Provider, Provider must give proper notice to customers that such recording will occur.

8.             Time of Day of Calls.  Provider will comply with all state and federal regulations regarding the time of day during which calls may be made.  By way of example but not limitation, as of the Effective Date, Provider will not place calls at any time other than between [*] a.m. and [*] p.m. local time at the called person’s location.

9.             Records.  Provider will retain records sufficient to establish compliance with the regulatory requirements under this Exhibit L (Regulatory Requirements).

10.          Caller Identification.  Provider will transmit Provider’s telephone number and Provider’s name to any caller identification service in use by a recipient of a telemarketing call.

11.          Other Regulatory Requirements.  Provider is in the business of making marketing, billing, and other phone calls for business purposes, and is thus expected to conduct a rigorous regulatory compliance regime that includes maintaining current information regarding laws and regulations that apply to this business. Provider will independently research all applicable laws and regulations, will ensure that its information regarding laws and regulations applicable to calls made on behalf of T-Mobile is current, and will not rely on T-Mobile to provide Provider with current regulatory requirement information.

EXHIBIT M

RAMP PLAN TERMS

1.             DEFINITIONS.

Capitalized terms not defined in this Exhibit M (Ramp Plan Terms) shall have the meanings accorded elsewhere in the Agreement.

2.             INTRODUCTION.

During the term, Provider shall provide the services described in a mutually agreed upon Ramp Plan (“Ramp Services”) in accordance with the terms set forth in this Exhibit M (Ramp Plan Terms).  If any services, functions or responsibilities not specifically described in the Ramp Plan (“Ramp Plan”) are an inherent, necessary or customary part of the Ramp Services or are required for proper performance of the Ramp Services in accordance with this Agreement, they shall be deemed to be included within the scope of the Ramp Services as if such services, functions or responsibilities were specifically described in the Ramp Plan.  Unless otherwise agreed, T-Mobile shall not incur any charges, fees or expenses payable to Provider or any third party in connection with the Ramp Services, other than those charges, fees and expenses specified in the Pricing Schedule or the Statement of Work to which the applicable Ramp Plan is attached.

3.             RAMP PLAN.

Each Ramp Plan shall include:  (a) the term of the Ramp Period; (b) the Ramp Services to be performed by Provider; (c) a schedule setting forth the completion dates for each Ramp Service; (d) the deliverables to be completed by Provider during such Ramp Plan (each, a “Ramp Deliverable”); (e) the specifications for each Ramp Service and each Ramp Deliverable; (f) the schedules/milestones by which each Ramp Service and each Ramp Deliverable are to be completed (each, a “Ramp Milestone”); (g) the acceptance criteria and, if appropriate, testing, to be applied by T-Mobile in the evaluation of the Ramp Deliverables and the Ramp Services; (h) the number of FTEs associated with the performance of the Ramp Services and completion of the Ramp Deliverables; (i) T-Mobile’s responsibilities with respect to the Ramp Plan; (j) the contingency or risk mitigation strategies to be employed by Provider in the event of disruption or delay; and (k) any other material responsibilities to be performed or resources to be provided by Provider to complete the Ramp Services and Ramp Deliverables.

4.             PERFORMANCE.

Provider shall perform the Ramp Services described in each Ramp Plan in accordance with the schedules set forth therein.  Provider shall provide all cooperation and assistance reasonably required or requested by T-Mobile in connection with T-Mobile’s evaluation or testing of the Ramp Deliverables.  Provider shall perform the Ramp Services so as to avoid or minimize to the extent possible: (i) any disruption to or adverse impact on the on-going business or operations of T-Mobile; and (ii) any disruption or interference with the ability of T-Mobile to obtain the full benefit of the Services.  Prior to performing any Ramp Service, Provider shall discuss with T-Mobile all known T-Mobile-specific material risks and shall not proceed with such activity until T-Mobile is reasonably satisfied with the Ramp Plan and confirms the

M-1

same in writing.  Provider shall identify and resolve any foreseeable problems that may impede or delay the timely completion of each Ramp Service and each Ramp Deliverable as captured in the Ramp Plan.

5.                                      REPORTS.

Provider shall meet at least weekly with T-Mobile to report on its progress in performing its responsibilities and meeting the schedule set forth in the Ramp Plan.  Provider also shall provide written reports to T-Mobile at least weekly regarding such matters, and shall provide oral reports more frequently if reasonably requested by T-Mobile.  Provider will undertake its best efforts to avoid, work around, or otherwise mitigate any potential delays in the performance of the Ramp Services or achievements of the Ramp Milestones.  Further, Provider shall: (i) immediately notify T-Mobile, in writing, of any potential delays in the achievement of the Ramp Milestones that arise during the Ramp Period immediately upon its receipt of any information indicating that Provider may not perform its responsibilities or meet the schedule set forth in the Ramp Plan; and (ii) take best efforts to develop and identify, for T-Mobile’s consideration and approval, specific measures to minimize or alleviate each such delay and mitigate the risks associated therewith.

6.             REPRESENTATIONS, WARRANTIES AND COVENANTS.

In addition to the representations, warranties and covenants set forth in Section 8 (Representations, Warranties and Covenants) of the Agreement, Provider hereby represents, warrants, and covenants that Provider: (a) has the experience and skills necessary to perform and provide the Ramp Services required under each Ramp Plan; (b) shall perform all Ramp Services in a professional manner and with professional diligence and skill, commensurate with that which is customary in the industry; and (c) has developed the Ramp Plan in view of its expertise in related services as well as foreseeable risks, and that the Ramp Plan is reasonable and achievable with a high degree of certainty.

7.             FAILURE TO MEET RAMP MILESTONES.

The Parties agree and acknowledge that T-Mobile must make critical decisions regarding its business operations in reliance upon the Ramp Milestones.  Accordingly, any delays in the achievement of any Ramp Milestones or any failure by Provider to perform the Ramp Services or deliver Ramp Deliverables in accordance with their applicable specifications is likely to cause irreversible harm to T-Mobile’s business operations.  In view of the foregoing, the Parties agree and acknowledge that: (a) Provider shall undertake its best efforts to avoid, work around, or otherwise redress any potential delays or disruptions in the performance of the Ramp Services or achievements of the Ramp Milestones, whatever the cause of such potential delays or disruptions; and (b) if Provider fails to meet a Ramp Milestone (each a “Breached Milestone”) or if Provider fails to perform the Ramp Services in conformance with Best Practices (a “Ramp Performance Failure”), then, to the extent that such Ramp Performance Failure or Breached Milestone results from acts or omissions of Provider (including, without limitation, a failure by Provider to exert its best efforts to mitigate delays or disruptions under the preceding clause), then, Provider shall reimburse T-Mobile for any direct damages incurred by T-Mobile due to such failure.

8.             TERMINATION FOR CAUSE.

In addition to the terms set forth in Section 7.2 (T-Mobile Termination) of this Agreement and notwithstanding Section 7 (Failure to Meet Ramp Milestones) of this Exhibit M (Ramp Plan Terms), T-Mobile may terminate this Agreement for cause upon the occurrence of any of the following: (a) if Provider’s breach of its obligations with respect to the provision of the Ramp Services or Ramp

M-1

Deliverables causes or will cause a material disruption to or otherwise has or will have a material adverse impact on the operations or businesses of T-Mobile; or (ii) if Provider’s breach of its obligations with respect to the provision of Ramp Services or Ramp Deliverables, which breach is either uncurable or otherwise remains uncured for more than [*] ([*]) calendar days after Provider’s receipt of notice of such breach.  In addition, without limitation to T-Mobiles rights under the foregoing, if Provider fails to meet a Ramp Milestone by more than [*] ([*]) calendar days (for reasons not principally attributable to T-Mobile), T-Mobile may terminate this Agreement for cause without requirement of notice or opportunity to cure.

M-1

EXHIBIT N

T-MOBILE USA, INC.

TRAINING AND PRODUCTION DEVICE LICENSE AGREEMENT

1.             Definitions.  Capitalized terms not defined in this Exhibit N (Training and Production Device License Agreement) shall have the meanings accorded elsewhere in this Agreement.

2.             Training and Production Devices Licenses.  T-Mobile hereby grants to Provider a revocable, non-exclusive, non-transferable, royalty-free, limited use license to use the Training Devices solely for use in training or in support of the Services set forth in this Agreement.  Notwithstanding anything to the contrary contained herein, the license grant under this Section 2 will automatically terminate upon any termination or expiration of the Agreement.

3.                                      Training and Production Device Inventory.  At least once quarterly T-Mobile will electronically submit a clean Training Device Inventory to Provider for auditing purposes, including, without limitation, the purpose of verifying all Training Devices that currently are in Provider’s possession. The Training Devices Inventory will need to be populated with make and model, serial numbers, IMEI numbers, SIM/MSISDN numbers, and all other information as outlined in the Training Device Inventory, which may be updated from time-to-time by T-Mobile. Provider assumes all responsibility for the Training Devices and for the accuracy of the Training Devices Inventory. Provider will fully and accurately complete the Training Devices Inventory and promptly submit it electronically to T-Mobile within [*] ([*]) weeks after receipt or earlier if requested by T-Mobile. Any and all exceptions will be submitted to Provider for reconciliation and verification to be resolved within [*] ([*]) weeks of receipt of exceptions report or earlier if requested by T-Mobile.  Provider will be charged any and all cost, fees, taxes and damages for all unaccounted Training Devices.  T-Mobile, in its sole discretion, reserves the right to disable any Training Devices for any or no reason.

4.             Offshore Wireless Router and Internet Requirements:  If applicable and upon T-Mobile’s approval, Routers may be required for the sole use of meeting training curriculum requirements in certain locations. The Routers must be placed outside of Provider’s perimeter protection devices, such as a firewall.  Internal systems must not be allowed to connect to the Router’s Wi-Fi network.  Provider will not transmit through the Router device any information of a sensitive nature to include, but not limited to, all T-Mobile or third-party Confidential Information, Personal Information, or other sensitive information which requires a measurable degree of protection. Upon written approval by T-Mobile Provider may purchase, for a purchase price of up to [*] dollars ($[*] USD), a Router for each training classroom or as mutually agreed upon and will submit the invoices to T-Mobile for reimbursement.  Each Router must be itemized in the Training Device Inventory as it becomes T-Mobile’s property after reimbursement.  At Provider’s expense, a broadband connection obtained through an ISP is required to fulfill certain training curriculum in offshore locations.  In accordance with T-Mobile policies and T-Mobile’s instructions, Provider will set up all Internet connections to ensure the absolute security of the T-Mobile network.

5.             License Term and Termination.  The licenses granted under this Exhibit N (Training and Production Device License Agreement) (“Training and Production Device Licenses”) will be effective on the date that T-Mobile provides the applicable Training Device to Provider and will terminate on the earlier of the (i) Provider’s breach of any term set forth in this Exhibit N (Training and Production Device License Agreement), (ii) any termination or expiration of the Agreement, or (iii) termination of any specific license under this Agreement by T-Mobile upon twenty-four (24) hours notice.

6.             Return and Certification.  Upon any termination of the Training and Production Device License pursuant to Section 5 (License Term and Termination) hereof, Provider shall immediately (i) return all T-Mobile designated Training Devices, along with a Training Devices Inventory reconciliation list to T-Mobile via certified shipping, as pre-approved by T-Mobile or T-Mobile’s authorized representative, and (ii) certify to T-Mobile in writing that such Training Devices have been returned in an acceptable condition, excluding normal wear and tear.

7.             Confidential Information; Personal Data.  The Parties have entered into certain mutual nondisclosure and confidentiality provisions, as set forth in the Agreement, to protect each Party’s Confidential Information and proprietary information from unauthorized disclosure by the other Party. Without limitation to the foregoing or the mutual nondisclosure and confidentiality provisions contained in the Agreement, Provider acknowledges and agrees that the Training Devices, including, without limitation, any and all information related to the Training Devices, will be treated as T-Mobile Confidential Information. Except as may be provided in the scripts necessary for the provision of the Services, Provider will not disclose any Confidential Information or proprietary information relating to the Training Devices to any third party without the express prior written consent of T-Mobile.

8.             Warranty Disclaimer.  NOTWITHSTANDING ANYTHING IN THE AGREEMENT OR IN THIS EXHIBIT N (TRAINING AND PRODUCTION DEVICE LICENSE AGREEMENT), AND EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW, T-MOBILE MAKES NO REPRESENTATIONS, WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE TRAINING DEVICES, WHETHER ALLEGED TO ARISE BY OPERATION OF LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, BY COURSE OF DEALING OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS AS TO (I) NON-INFRINGEMENT, (II) MERCHANTABILITY, OR (III) FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE OR USE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, T-MOBILE DOES NOT REPRESENT, WARRANT OR CONDITION THAT THE OPERATION OF THE TRAINING DEVICES WILL BE UNINTERRUPTED, BUG FREE OR ERROR FREE. EXCEPT FOR THE WARRANTIES PROVIDED BY THE APPLICABLE MANUFACTURER(S) OF THE TRAINING DEVICES, THE TRAINING DEVICES ARE PROVIDED “AS IS.”  PROVIDER ACKNOWLEDGES THAT IT RELIES ON NO REPRESENTATIONS, WARRANTIES OR CONDITIONS, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN OR IN THE SERVICES AGREEMENT. TO THE EXTENT AN IMPLIED WARRANTY CANNOT BE EXCLUDED, SUCH WARRANTY IS LIMITED IN DURATION TO THE TERM OF LICENSE(S) GRANTED UNDER THIS EXHIBIT N (TRAINING AND PRODUCTION DEVICE LICENSE AGREEMENT).

TO THE EXTENT PERMITTED BY APPLICABLE LAW, (A) IN NO EVENT WILL T-MOBILE BE LIABLE FOR COST OF COVER OR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES HEREUNDER (INCLUDING WITHOUT LIMITATION ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRAINING DEVICES PROVIDED HEREUNDER, EVEN IF T-MOBILE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF SUCH DAMAGES ARE REASONABLY FORESEEABLE.

9.             Ownership of Deliverables.  All Training Devices identified herein and all right, title and interest therein (including, but not limited to, associated copyright, trademark, patent and other intellectual property rights), are and will remain, as between the Parties, the sole and exclusive property of T-Mobile.

10.          Reimbursable Training Account Usage.  As defined by the training curriculum posted in Knowledge Connection, and upon completion of each graduating training class, Provider may be permitted to invoice T-Mobile up to the allowable training usage per graduating FTE, as found in each course, listed in Knowledge Connection under the following sections:

•                        New Hire and Conversion Training Classes; and

•                        Continuing Education Training Classes.

Provider will submit an electronic statement of Provider’s rate plan invoice covering the dates of such training class, course name, agent name and number, the number of graduating agents, the maximum and actual usage as indicated on monthly invoices, as appropriate.  Summary of the rate plan below reflects usage and charges and is subject to change and/or termination by T-Mobile, in its sole discretion, at any time.

11.          Rate Plan Highlights:  The following chart defines the individual rate plan for Service Partner Management training accounts in select Provider locations.  The specific feature codes and optional features, including Service Order Codes (“SOCs”) are located in Streamline: Offline > SAC > Rate Plans > Service Partner Training.

Recurring Charge* $[*] per month Rate Plan SOC SRVPARTRP

Included Buckets*

Unlimited MyFaves minutes

[*] nationwide minutes

Unlimited T-Mobile to T-Mobile

Unlimited text messages

[*] conditional call forwarding minutes

Unlimited WAP access (t-zones)

[*] picture messages

Additional Charges* $[*]/minute voice overage $[*] each picture messaging overage $[*]/minute call forwarding overage

*Subject to reasonable change and/or termination by T-Mobile, in its sole discretion, at any time.

12.          Risk of Loss or Damage.  Provider shall be solely responsible for all risk of loss and damage to the Training Devices, including, without limitation, for any loss, destruction, theft and/or damage, up and to the replacement value incurred by T-Mobile, including any and all shipping fees.  Provider shall be liable to T-Mobile for all fees, penalties and/or other monies owed, in T-Mobile’s sole discretion, as a result of any loss, destruction, theft, misappropriation, fraud, and/or damage to the Training Devices.  Without limitation to the foregoing or anything contained in this Agreement, Provider shall be solely responsible for any and all acts, omissions and/or willful misconduct of Provider’s employees, subcontractors, agents and/or independent contractors.